Exhibit 4.1
EXECUTION COPY

EQUITYHOLDERS’ AGREEMENT
by and among
CLEARWIRE CORPORATION,
SPRINT HOLDCO, LLC,
EAGLE RIVER HOLDINGS, LLC,
INTEL CAPITAL WIRELESS INVESTMENT CORPORATION 2008A,
INTEL CAPITAL WIRELESS INVESTMENT CORPORATION 2008B,
INTEL CAPITAL WIRELESS INVESTMENT CORPORATION 2008C,
INTEL CAPITAL CORPORATION,
INTEL CAPITAL (CAYMAN) CORPORATION,
MIDDLEFIELD VENTURES, INC.,
COMCAST WIRELESS INVESTMENT I, INC.,
COMCAST WIRELESS INVESTMENT II, INC.,
COMCAST WIRELESS INVESTMENT III, INC.,
COMCAST WIRELESS INVESTMENT IV, INC.,
COMCAST WIRELESS INVESTMENT V, INC.,
GOOGLE INC.,
TWC WIRELESS HOLDINGS I LLC,
TWC WIRELESS HOLDINGS II LLC,
TWC WIRELESS HOLDINGS III LLC,
and
BHN SPECTRUM INVESTMENTS, LLC
Dated as of November 28, 2008

EXECUTION COPY

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Exhibit A – Definitions
Exhibit B – Initial Directors and Officers of the Company
Exhibit C – Terms of D&O Insurance
Exhibit D – Form of Compliance Certificate
Exhibit E – Antitrust Compliance Guidelines
Exhibit F – Independence Standards
Exhibit G – Form of Non-Equityholder Transferee Agreement
Exhibit H – Assignment and Assumption Agreement
Exhibit I – Form of Parent Agreement

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EXECUTION COPY
     THIS EQUITYHOLDERS’ AGREEMENT (this “Agreement”) is entered into as of November 28, 2008 (the “Effective Date”), by and among CLEARWIRE CORPORATION, a Delaware corporation formerly known as New Clearwire Corporation (the “Company”), SPRINT HOLDCO, LLC, a Delaware limited liability company (“Sprint”), EAGLE RIVER HOLDINGS, LLC, a Washington limited liability company (“Eagle River”), INTEL CAPITAL WIRELESS INVESTMENT CORPORATION 2008A, a Delaware corporation (“Intel A”), INTEL CAPITAL WIRELESS INVESTMENT CORPORATION 2008B, a Delaware corporation (“Intel B”), INTEL CAPITAL WIRELESS INVESTMENT CORPORATION 2008C, a Delaware corporation (“Intel C”), INTEL CAPITAL CORPORATION, a Delaware corporation (“Intel Capital”), INTEL CAPITAL (CAYMAN) CORPORATION, a Cayman Islands corporation (“Intel Cayman”), MIDDLEFIELD VENTURES, INC., a Delaware corporation (“Middlefield”, and together with Intel A, Intel B, Intel C, Intel Capital and Intel Cayman, “Intel”), COMCAST WIRELESS INVESTMENT I, INC., a Delaware corporation (“Comcast I”), COMCAST WIRELESS INVESTMENT II, INC., a Delaware corporation (“Comcast II”), COMCAST WIRELESS INVESTMENT III, INC., a Delaware corporation (“Comcast III”), COMCAST WIRELESS INVESTMENT IV, INC., a Delaware corporation (“Comcast IV”), COMCAST WIRELESS INVESTMENT V, INC., a Delaware corporation (“Comcast V” and, together with Comcast I, Comcast II, Comcast III and Comcast IV, “Comcast”), GOOGLE INC., a Delaware corporation (“Google”), TWC WIRELESS HOLDINGS I LLC, a Delaware limited liability company (“TWC I”), TWC WIRELESS HOLDINGS II LLC, a Delaware limited liability company (“TWC II”), TWC WIRELESS HOLDINGS III LLC, a Delaware limited liability company (“TWC III” and, together with TWC I and TWC II, “TWC”), BHN SPECTRUM INVESTMENTS, LLC, a Delaware limited liability company (“BHN”; and, together with Comcast, Google and TWC, the “Strategic Investors”), and for the limited purpose of Sections 2.13, 2.14 and 2.15 and Article 4, SPRINT NEXTEL CORPORATION, a Kansas corporation (“Sprint Nextel”). Each of Sprint, Eagle River, Intel and each Strategic Investor, together with each of their respective Permitted Transferees and Permitted Designees (each as hereinafter defined) that becomes a party to this Agreement in accordance with Article 3, is individually referred to as an “Equityholder”, and collectively as the “Equityholders.”
RECITALS:
     A. The parties desire to (i) foster the development of a nationwide wireless broadband network (the “Wireless Broadband Network”); (ii) expedite the commercial availability of wireless broadband services over the Wireless Broadband Network; (iii) enable the offering of a greater depth and breadth of wireless broadband services; and (iv) promote wireless broadband development.
     B. In order to satisfy the foregoing objectives, Sprint Nextel, Intel Corporation, Comcast Corporation, Time Warner Cable Inc., Google, Bright House Networks, LLC and Clearwire Corporation (“Old Clearwire”) have entered into the Transaction Agreement and Plan of Merger (as amended from time to time, the “Transaction Agreement”), under which
     (i) Old Clearwire formed the Company;
     (ii) the Company formed Clearwire Communications LLC (the “LLC”), which was until the Closing treated as a disregarded entity for U.S. federal income tax purposes;

     (iii) the LLC in turn formed a wholly-owned limited liability company subsidiary, Clearwire Sub LLC (“Clearwire Sub LLC”) that is and has at all times since its formation been treated as a disregarded entity for U.S. federal income tax purposes;
     (iv) the outstanding shares of Class B common stock of Old Clearwire were converted into an equal number of shares of the Class A common stock of Old Clearwire in a transaction intended to qualify as a reorganization within the meaning of Code Section 368(a)(1)(E) and governed by Code Section 1036;
     (v) Old Clearwire merged with and into Clearwire Sub LLC in a transaction intended to qualify as a reorganization under Code Section 368(a)(1)(F) (the “Merger”) and, in the Merger, the stockholders of Old Clearwire exchanged their Class A common stock of Old Clearwire for an equal number of shares of Class A Common Stock;
     (vi) in connection with the Merger, the Company was issued Voting Units and Class A Common Units (both as defined in the Operating Agreement) in accordance with the terms of the Original Operating Agreement (as defined in the Operating Agreement);
     (vii) Sprint Nextel formed Sprint, which has at all times been treated as a partnership for U.S. federal income tax purposes and which in turn formed a wholly-owned Delaware limited liability company (“Sprint Sub LLC”), which is and all times since its formation has been treated as a disregarded entity for U.S. federal income tax purposes;
     (viii) Sprint Nextel caused one or more wholly-owned companies (the “Transfer Entities”) to hold the Sprint WiMAX Business (as defined in the Transaction Agreement) and caused all of the Transfer Entities to be limited liability companies treated as disregarded entities for U.S. federal income tax purposes immediately prior to and as of the Closing (and the Transfer Entities continue to be treated as disregarded entities for U.S. federal income tax purposes following the Closing);
     (ix) Sprint Nextel and its Subsidiaries contributed all of the limited liability company interests in each of the Transfer Entities to Sprint, which in turn contributed those interests to Sprint Sub LLC, and Sprint Sub LLC assumed the Sprint Pre-Closing Financing (as defined in the Transaction Agreement) in accordance with the terms of the Transaction Agreement;

     (x) following the Merger and the contribution of the Transfer Entities to Sprint Sub LLC, Sprint Nextel caused Sprint to contribute all of the limited liability company interests of Sprint Sub LLC to the LLC (the “Sprint Contribution”) in exchange for Class B Common Units (as defined in the Operating Agreement) and purchased an equal number of shares of Class B Common Stock for cash;
     (xi) the Company thereafter contributed the cash it received from Sprint described in clause (x) above to the LLC in exchange for additional Voting Units;
     (xii) following the Merger and the Sprint Contribution, Intel contributed $1,000,000,000 in cash to the LLC in exchange for Voting Units and Class B Common Units;
     (xiii) Intel thereafter contributed its Voting Units to the Company in exchange for an equal number of shares of Class B Common Stock;
     (xiv) following the Merger and the Sprint Contribution, Comcast, TWC and BHN contributed $1,050,000,000, $550,000,000 and $100,000,000, respectively, in cash to the LLC in exchange for Voting Units and Class B Common Units;
     (xv) each of Comcast, TWC and BHN thereafter contributed their respective Voting Units to the Company in exchange for an equal number of shares of Class B Common Stock;
     (xvi) following the Merger and the Sprint Contribution, Google contributed $500,000,000 to the Company in exchange for shares of Class A Common Stock;
     (xvii) the Company thereafter contributed the cash it received from Google to the LLC in exchange for Voting Units and Class A Common Units; and
     (xviii) as a result of the contributions to the LLC by Sprint, Intel, Comcast, TWC and BHN described in clauses (x), (xii) and (xiv) above, the LLC was converted into a partnership for U.S. federal income tax purposes, to which partnership the Company, Sprint Nextel, Intel, Comcast, TWC and BHN were treated as contributing assets.
     C. The LLC and Intel have agreed to enter into the Intel Agreement at the Closing to, among other things, accelerate and facilitate the development of a nationwide mobile wireless broadband network and devices using WiMAX.
     D. The parties desire to enter into this Agreement to provide for certain rights and obligations of the Equityholders, and for the management and operation of the Company.

ARTICLE 1
DEFINITIONS
     Capitalized terms used in this Agreement and not otherwise defined in this Agreement have the meanings specified in Exhibit A.
ARTICLE 2
CORPORATE GOVERNANCE
     2.1 Board Representation.
     (a) The Board will be comprised of 13 Directors, who will be nominated as follows:
     (i) seven Directors may be nominated by Sprint (the “Sprint Designees”), except that
     (A) for as long as there are not more than two Independent Designees, at least one of the Sprint Designees must
     (I) qualify as an Independent Director, and
     (II) qualify to serve on the Audit Committee, and be willing to serve on the Audit Committee during his or her tenure as a Director;
     (B) if, at any time after the Effective Date, Sprint ceases to have a Percentage Interest equal to at least 50% of its Percentage Interest as of the Effective Date (as may be adjusted on the Adjustment Date), then the right of Sprint to nominate Directors will be reduced to a number equal to the product obtained by multiplying the Percentage Interest then held by Sprint by 13, rounded to the nearest whole number (and, for the avoidance of doubt, will be subject to further adjustment pursuant to this clause (B) as a result of subsequent changes in Sprint’s Percentage Interest);
     (C) upon and at all times following the occurrence of a Sprint Adverse Change of Control, then

     (I) the right of Sprint to nominate Directors will be reduced (if applicable) to a number equal to the lesser of (x) the product obtained by multiplying the Percentage Interest then held by Sprint by 13, rounded to the nearest whole number and (y) six; and
     (II) the right of Sprint to nominate Directors will be subject to further adjustment in accordance with Section 2.1(a)(i)(B), Section 2.1(a)(vii) and Section 3.8(e)(i); provided that in no event shall the number of Directors that Sprint is entitled to nominate upon and after the occurrence of a Sprint Adverse Change of Control exceed six; and
     (D) subject to clause (C)(II) above, the number of Directors that Sprint is entitled to nominate may be further adjusted in accordance with
     (I) clause (vii) of this Section 2.1(a), and
     (II) Section 3.8(e)(i); and
     (ii) one Director may be nominated by Eagle River (the “Eagle River Designee”), except that
     (A) if, at any time after the Effective Date, Eagle River ceases to own at least 50% of the Eagle River Original Shares, then Eagle River will cease to have the right to nominate any Directors; and
     (B) for as long as Eagle River has the right to nominate a Director, Eagle River will also have the right to designate one individual (the “Eagle River Observer”) that will have Observer Rights subject to the Observer Restrictions; and
     (iii) one Director may be nominated by Intel (the “Intel Designee”), except that
     (A) if, at any time after the Effective Date, Intel ceases to have a Percentage Interest equal to at least 50% of its Percentage Interest as of the Effective Date (as may be adjusted on the Adjustment Date), then the right of Intel to nominate Directors will be reduced to a number equal to the product obtained by multiplying the Percentage Interest then held by Intel by 13, rounded to the nearest whole number (and, for the avoidance of doubt, will be subject to further adjustment pursuant to this clause (A) as a result of subsequent changes in Intel’s Percentage Interest);

     (B) the number of Directors that Intel is entitled to nominate may be further adjusted in accordance with
     (I) clause (vii) of this Section 2.1(a), and
     (II) Section 3.8(e)(i); and
     (C) for as long as Intel has the right to nominate a Director, Intel will also have the right to designate one individual (the “Intel Observer”) that will have Observer Rights subject to the Observer Restrictions; and
     (iv) two Directors may be nominated by the Strategic Investor Group (the “Strategic Investor Designees”), except that
     (A) if, at any time after the Effective Date, the Strategic Investor Group collectively ceases to have a Percentage Interest equal to at least 50% of its aggregate Percentage Interest as of the Effective Date (as may be adjusted on the Adjustment Date), then the right of the Strategic Investor Group to nominate Directors will be reduced to a number equal to the product obtained by multiplying the Percentage Interest then held by the Strategic Investor Group, in the aggregate, by 13, rounded to the nearest whole number (and, for the avoidance of doubt, will be subject to further adjustment pursuant to this clause (A) as a result of subsequent changes in the Strategic Investor Group’s Percentage Interest);
     (B) the number of Directors that the Strategic Investor Group is entitled to nominate may be further adjusted in accordance with
     (I) clause (vii) of this Section 2.1(a), and
     (II) Section 3.8(e)(i); and
     (C) for as long as BHN owns a number of shares of Common Stock equal to at least 50% of the BHN Original Shares, BHN will have the right to designate one individual that will have Observer Rights subject to the Observer Restrictions (the “BHN Observer”) and

     (D) for as long as the Strategic Investor Group owns a number of shares of Common Stock equal to at least 50% of the Strategic Investor Group’s Original Shares, then the Strategic Investor Group will have the right to designate one individual that will have Observer Rights subject to the Observer Restrictions (a “Strategic Investor Observer”, and collectively with the Eagle River Observer, the Intel Observer, the BHN Observer and any individual that has Observer Rights subject to the Observer Restrictions pursuant to Section 2.1(a)(x)(A), the “Observers”, and each an “Observer”); provided that, subject to Section 2.1(a)(x)(A), there will not be, at any given time, more than one Strategic Investor Observer;
     (v) one Director may be nominated by the unanimous agreement of Intel and the Strategic Investor Group (“Investor Independent Designee”), except that
     (A) if, at any time after the Effective Date, the Strategic Investor Group collectively ceases to have a Percentage Interest equal to at least 50% of its aggregate Percentage Interest as of the Effective Date (as may be adjusted on the Adjustment Date), then the Investor Independent Designee may be nominated by Intel, and if Intel ceases to have a Percentage Interest equal to at least 50% of its Percentage Interest as of the Effective Date (as may be adjusted on the Adjustment Date), the Investor Independent Designee may be nominated by the Strategic Investor Group, and if both the Strategic Investor Group and Intel cease to have a Percentage Interest equal to at least 50% of their respective Percentage Interests as of the Effective Date (as may be adjusted on the Adjustment Date), then neither of the Strategic Investor Group nor Intel may nominate an Investor Independent Designee, and the Director seat will be filled by an Independent Designee nominated by the Nominating Committee in accordance with clause (viii) below, and
     (B) the Investor Independent Designee must
     (I) qualify as an Independent Director, and

     (II) qualify to serve on the Audit Committee, and be willing to serve on the Audit Committee during his or her tenure as a Director;
     (vi) in addition to any Directors to be nominated by the Nominating Committee as provided in clause (viii) of this Section 2.1(a), one Director will be nominated by the Nominating Committee (the “Initial Independent Designee”), except that the Initial Independent Designee must
     (A) qualify as an Independent Director, and
     (B) qualify to serve on the Audit Committee as its chairperson and be willing to serve on and to be the chairperson of the Audit Committee during his or her tenure as a Director; and
     (vii) if Sprint Transfers to any other Equityholder(s) (the “25% Transferee(s)”) a number of shares of Common Stock or Units, as applicable, equal in the aggregate to at least 25% of Sprint’s Original Shares or 25% of the Units acquired by Sprint on the Effective Date (as adjusted for Recapitalization Events) (whether under Section 3.3 of this Agreement or otherwise), then, if requested by any of the applicable 25% Transferees (it being understood and agreed that the Strategic Investor Group as a whole shall be deemed to be a single 25% Transferee for purposes of this Section 2.1(a)(vii)), the following adjustments will be made as among Sprint and such 25% Transferee(s) only, without affecting the Board nomination rights of any other Equityholder:
     (A) the right of Sprint to nominate Directors will be reduced if the number equal to the product obtained by multiplying the Percentage Interest then held by Sprint by 13, rounded to the nearest whole number, is less than the number of Directors that Sprint had the right to nominate immediately prior to such Transfer, in which case, Sprint will then have the right to nominate such lesser number of Directors,
     (B) subject to Section 2.1(a)(x), the right of each such 25% Transferee to nominate Directors will be increased if the number equal to the product obtained by multiplying the Percentage Interest then held by such 25% Transferee by 13, rounded to the nearest whole number, is greater than the number of Directors that such 25% Transferee had the right to nominate immediately prior to such Transfer, in which case, such 25% Transferee will then have the right to nominate such greater number of Directors, and

     (C) from and after the time of such Transfer, the provisions of Section 2.1(a)(i)(B), Section 2.1(a)(iii)(A) and Section 2.1(a)(iv)(A), as applicable, relating to the proportionate adjustment of the right to nominate Directors shall apply to Sprint and the applicable 25% Transferee(s) regardless of whether the 50% threshold referred to in those Sections has been met.
     (viii) Except as provided in this clause (viii) and in clauses (vii) above and (x) below, if an Equityholder loses or elects not to exercise (in whole or in part) the right to nominate all or any portion of its Equityholder Designees for any reason, the Director seats that the Equityholder has lost or elects not to exercise the right to nominate will become additional Independent Directors nominated by the Nominating Committee (the Initial Independent Designee and each such additional Independent Director nominated by the Nominating Committee being referred to herein as an “Independent Designee”); provided that any election by an Equityholder not to exercise (in whole or in part) the right to nominate all or any portion of its Equityholder Designees shall not constitute a permanent waiver or relinquishment of such right; and provided, further, that if an Equityholder elects not to exercise its right to nominate an Equityholder Designee, and the seat held by such Equityholder Designee is filled by an Independent Designee in accordance with the foregoing, the Equityholder will be entitled to re-exercise its right to nominate a Director in place of such Independent Designee only upon a vacancy of one of the seats held by an Independent Designee or at a regularly scheduled meeting of stockholders at which Directors are elected in accordance with Section 2.1(b), if applicable.
     (ix) The Initial Independent Designee, one of the Sprint Designees (for as long as Sprint is required to nominate an Independent Director) and the Investor Independent Designee (for as long as there is an Investor Independent Designee) must qualify to serve on the Audit Committee (and be willing to serve on the Audit Committee during their respective tenures as a Director) and at least one of the Independent Designees must have the requisite experience and qualifications to serve as an “audit committee financial expert” within the meaning of the Exchange Act. If, however, either Sprint is no longer required to nominate an Independent Director or there is no longer an Investor Independent Designee, then at least two of the Independent Designees and either the Investor Independent

Designee or the Sprint Designee that qualifies as an Independent Director (as applicable) must qualify to serve on the Audit Committee (and will agree to do so at the time the Independent Designees are appointed). If, however, Sprint is no longer required to nominate an Independent Director and there is no longer an Investor Independent Designee, then at least three of the Independent Designees must qualify to serve on the Audit Committee (and will agree to do so at the time the Independent Designees are appointed).
     (x) If at any time, as a result of any adjustment pursuant to this Section 2.1(a) or Section 3.8(e)(i), any Equityholder has the right to nominate a number of Directors that is greater than the number of Available Seats, the Company and the Equityholders will cooperate to take such actions as are necessary to reduce (at the next annual or special meeting of the stockholders of the Company at which Directors are elected) the number of Independent Designees in order to permit such Equityholder to exercise its rights under this Section 2.1(a) or Section 3.8(e)(i); provided that there will be at least three Independent Directors for so long as the Company is required by Law or the rules of any applicable national securities exchange to have three Independent Directors. If, following the elimination of the Independent Designees in accordance with the immediately preceding sentence, as a result of any adjustment pursuant to this Section 2.1(a) or Section 3.8(e)(i), an Equityholder (for purposes of this Section 2.1(a)(x), a “Nominating Equityholder”) has the right to nominate a number of Directors that is greater than the number of Available Seats (such excess number of seats, “Unfilled Director Seats”), then,
     (A) until (i) the Nominating Equityholder nominates a number of Equityholder Designees pursuant to Section 2.1(a)(x)(B) equal to the number of such Nominating Equityholder’s Unfilled Director Seats and (ii) each such Equityholder Designee that has been so nominated has been elected or appointed to the Board, the Nominating Equityholder will have the right, in respect of each of such Nominating Equityholder’s Unfilled Director Seats, to designate one individual that will have Observer Rights subject to the Observer Restrictions, and

     (B) when another Equityholder loses the right to nominate one or more of its Equityholder Designees under circumstances where the Board seat would otherwise be filled by an Independent Designee in accordance with clause (viii) above, in lieu of filling such Board seat in accordance with clause (viii) above, the Nominating Equityholder will be entitled to nominate additional Equityholder Designee(s) to fill each such vacated seat (up to the number of Unfilled Director Seats of such Nominating Equityholder); provided that if the Equityholder Designee who is being replaced was required to qualify as an Independent Director and serve on the Audit Committee in accordance with this Section 2.1(a), then the replacement Equityholder Designee nominated by the Nominating Equityholder will be required to qualify as an Independent Director and be willing and qualified to serve on the Audit Committee until such time as there are at least three other Independent Directors, for so long as the Company is required by Law or the rules of any applicable national securities exchange to have three Independent Directors.
     (xi) The adjustments to Board nomination rights set forth in this Section 2.1(a) shall be implemented from time to time after the date hereof based on the relevant circumstances at the time (i.e., adjustments in nomination rights triggered by one event or circumstance may be further adjusted based on subsequent events or circumstances). For example, upon and after the initial adjustment (if any) pursuant to Section 2.1(a)(vii), the Board nomination rights set forth in this Section 2.1(a) shall be subject to further adjustment pursuant to Section 2.1(a)(vii) based on any subsequent change in the Percentage Interests of Sprint and the applicable 25% Transferee(s).
     (xii) For so long as an Equityholder has the right under this Agreement to designate an Observer, the Observer will be permitted to (A) attend and observe, but not otherwise participate in, all meetings of the Board (but not any committees of the Board), and (B) receive (on a concurrent basis) all notices and other information provided to Directors in their capacity as Directors by the Company (“Observer Rights”), except that (x) as a condition to allowing the Observer to attend meetings of the Board or to receive any information, the Company may require that the Observer execute a confidentiality agreement, reasonably satisfactory to the Company, with respect to the information to be provided or the matters to be discussed at any meeting of the Board; provided, however, that if the Observer is an employee, agent or independent contractor of the Equityholder appointing that Observer then in lieu of a separate confidentiality, non-use or non-disclosure agreement between the Observer and the Company, the Equityholder agrees to cause the Observer to comply with Section 4.7 and to be responsible for any breach of such Section by the Observer, and (y)

the Company may exclude the Observer from any meeting of the Board, or portions thereof, or deny access to any information or portions thereof provided to Directors, if the Company reasonably determines that the participation of the Observer, or access to the applicable information, could (1) result in a waiver of the attorney-client privilege (based on the advice of Company counsel) with respect to any matters to be discussed or any matters included in the information to be distributed; (2) expose to an Observer (who represents or is affiliated with a competitor to the Company, a customer, supplier or other business partner of the Company or a competitor to the Company’s customers, suppliers or other business partners) (A) if a contract or understanding with any Person or Affiliate of such Person represented by the Observer is being described, discussed or voted upon, any information related to such contract or understanding and/or (B) the Company’s business operations, objectives, opportunities, competitive positioning and/or prospects related to any such Person or any matter in which such Person may be reasonably deemed to have an interest that is adverse to the Company; (3) cause the Company to violate obligations with respect to confidential or proprietary information of third parties, provided that an Observer shall not be so excluded unless all other Persons whose participation in such meeting of the Board, or portions thereof, or receipt of such information, or portions thereof, would result in a violation of such third party obligations are also excluded; or (4) pose an actual or potential conflict of interest for the Equityholder designating the Observer, any of its Affiliates or the Observer (subsections (x) and (y) collectively “Observer Restrictions”). In addition, if an Observer designated by an Equityholder is an observer, employee, officer, director, partner or member at another company that competes with the Company or is primarily engaged in a business in a substantially related industry, a majority of those Directors that are not appointed by the Equityholder appointing the Observer would be permitted to exclude the Observer from any meeting of the Board, or portions thereof, or deny access to any information provided to Directors, if such Directors reasonably determine, in a closed session, to exclude such Observer to protect the proprietary nature of the information included in the matters to be discussed and/or distributed.
     (xiii) The Company acknowledges that an Equityholder appointing an Observer and/or an Observer may likely have, from time to time, information that may be of interest to the Company (but which excludes any information that the Observer receives or learns in its position as an Observer) (“Observer Information”) including, by way of example only, technologies, plans, services of the applicable Equityholder, strategies relating thereto, developments with respect to the technologies, products and services, and plans and strategies relating thereto, of other companies, including actual or potential competitors of the Company. The Observer Information may or may not be actually known by the Observer. The Company agrees that an Equityholder designating an Observer to the Board, merely by exercising that right of appointing the Observer, and the Observer does not have any additional duty to disclose any Observer Information to the Company or offer to the Company the right to participate in projects or investments based on the Observer Information or otherwise take advantage of any opportunity that may be of interest to the Company if it were aware of the Observer Information, and waives, to the extent permitted by law, any claim based on the corporate opportunity. The Company will not, to the extent permitted by law, take action to limit the Equityholder’s ability to pursue opportunities based on the Observer Information or require the Equityholder or Observer to disclose the Observer Information to the Company solely based on the Equityholder’s exercise of its right to appoint the Observer.
     (b) The initial Directors and the Observers will be as set forth on Exhibit B. Sprint, Eagle River, Intel and the Strategic Investor Representative (on behalf of the Strategic Investor Group) will provide the other Equityholders and the Company with written notice of any changes to their respective Equityholder Designees in connection with an annual meeting of the stockholders of the Company at least 90 days before the annual meeting of the stockholders of the Company at which elections of Directors will be held. Notwithstanding the foregoing and Section 2.1(a)(viii), the Company and the Equityholders acknowledge and agree that (A) Intel may elect not to nominate the Intel Designee to begin serving on the Board as of the Effective Date, (B) Intel shall have until the 180th day following the Effective Date to nominate the Intel Designee, (C) during such 180-day period, there will be a vacancy on the Board until such time as Intel nominates the Intel Designee and (D) if Intel does not nominate the Intel Designee during such 180-day period, then Intel will be deemed to have waived its rights to nominate a Director until there is a vacancy of one of the seats held by an Independent Designee or until a regularly scheduled meeting of stockholders at which Directors are elected in accordance with Section 2.1(b), if applicable, and the Director seat will be filled in accordance with Section 2.1(a)(viii). Until such time as the Intel Designee is appointed, the Board may appoint an Independent Designee to any of the committees on which the Intel Designee was entitled to be a member under this Agreement.
     (c) The Company and the Equityholders will take whatever actions may be required under Law to cause the Board to consist of the number of Directors specified in this Section 2.1.

     (d) At each annual or special meeting of the stockholders of the Company at which Directors are to be elected, the Company will include in the slate of nominees recommended by the Board and in the Company’s proxy statement or notice of such meeting all of the Equityholder Designees and each Independent Designee and will use its Reasonable Best Efforts to cause the election of each of those designees to the Board, including nominating those individuals to be elected as Directors as provided in this Agreement.
     (e) If a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any Director who is an Equityholder Designee or Independent Designee, the Company and each Equityholder will take all actions necessary to cause the vacancy to be filled as soon as practicable by a new Equityholder Designee or Independent Designee, as the case may be, who is nominated in the manner specified in this Section 2.1. If the vacancy was created by the death, retirement, disability, resignation or removal of an Equityholder Designee, and if the applicable Equityholder does not nominate a replacement Director to fill such vacancy within 90 days following the date of the vacancy (or such later time as may be required to complete the process contemplated by Section 2.16(b)), such Equityholder will be deemed to have waived its rights to nominate a replacement Director until there is a vacancy of one of the seats held by an Independent Designee or until a regularly scheduled meeting of stockholders at which Directors are elected in accordance with Section 2.1(b), if applicable, and the Director seat will be filled in accordance with Section 2.1(a)(viii). If the remaining Directors have not, within 30 days following the earlier of (x) in the case of an Equityholder Designee, the date on which the replacement Director has been nominated or (y) 90 days after the date of such vacancy, caused (by written consent or otherwise) the vacancy to be filled by a new Equityholder Designee or Independent Designee, as applicable, in the manner specified in Section 2.1, then the Company and each Equityholder will take all actions necessary to fill the vacancy as provided in this Section 2.1(e).
     (f) Each of the Equityholders will
     (i) vote any Voting Securities owned by it or over which it has the power to vote (or direct the voting of) and cause its Controlled Affiliates to vote any Voting Securities, at each annual or special meeting of stockholders of the Company at which Directors are to be elected, or execute (or cause to be executed) proxies or written consents with respect to such Voting Securities, as the case may be, in favor of the election of the Equityholder Designees and the Independent Designees nominated to the Board as provided in this Section 2.1, and

     (ii) use its Reasonable Best Efforts to cause the election of the Equityholder Designees and Independent Designees to the Board, including nominating those individuals to be elected as members of the Board.
     (g) On the written request of the Equityholder entitled to nominate the relevant Director, but only upon such written request, each other Equityholder will vote any Voting Securities owned by it or over which it has the power to vote (or direct the voting) and will cause its Controlled Affiliates to vote any Voting Securities, and, together with the Company, take or cause to be taken all actions necessary, to remove any Director nominated by the requesting Equityholder, and to elect any replacement Director nominated by that Equityholder (provided that such replacement Director otherwise meets all of the applicable requirements under Section 2.1(a)). Subject to Section 2.1(h) and the penultimate sentence of this Section 2.1(g), unless the Equityholder entitled to nominate the relevant Director otherwise requests in writing, no Equityholder will take any action to cause the removal of any Directors nominated by any other Equityholder. Notwithstanding anything to the contrary in this Agreement, any Director may be removed for “cause” by a majority vote of the other Directors. For purposes of this Section 2.1(g), “cause” shall mean the conviction of the Director of, or the entry of a pleading of guilty or nolo contendere by the Director to, any crime involving moral turpitude or any felony.
     (h) If an Equityholder ceases to have the right to nominate one or more Directors in accordance with this Section 2.1, then, if requested in writing by any Equityholder holding, or group of Equityholders collectively holding, at least 25% of the outstanding Voting Securities, that first Equityholder will use Reasonable Best Efforts to cause the removal or resignation of its applicable Equityholder Designee(s) at the earliest possible time. If no request is made in accordance with the preceding sentence, the applicable designee(s) of that Equityholder will serve the remaining portion of their then-current term and the replacement Director(s) will be nominated in accordance with this Section 2.1 at the next meeting of the stockholders at which Directors are elected.
     (i) The Company will compensate each Equityholder Designee who is not an employee of the Company or any of its Subsidiaries in the same manner and to the same extent as it compensates its other non-employee Directors and will reimburse each Equityholder Designee for reasonable out-of-pocket expenses incurred by such Equityholder Designee for the purpose of attending meetings of the Board or its committees. If an Equityholder Designee is an employee of an Equityholder or its Affiliates, the Company will pay the applicable compensation or reimbursement on behalf of such Equityholder Designee to the applicable Equityholder.

     (j) The Company will obtain and maintain directors’ and officers’ insurance that meets at least the terms and conditions set forth on Exhibit C. Prior to the occurrence of a Change of Control (disregarding, for purposes of this Section 2.1(j), the second parenthetical in clause (ii) of the definition of “Change of Control”) or any merger, consolidation or similar transaction in which the Company is not the surviving entity, the Company will require that any successor (whether by merger, operation of law or otherwise) to the Company assume the Company’s obligations under this Section 2.1(j) for a period of at least six years, except that in no event will the successor to the Company be required to expend for that insurance more than an amount per year equal to 200% of the annual premiums paid by the Company as of the date of the Change of Control transaction. If, but for the immediately preceding sentence, the successor to the Company would be required to expend more than 200% of then-current annual premiums, the successor to the Company would be required to obtain the maximum amount of that insurance obtainable by payment of annual premiums equal to 200% of the then-current annual premiums.
     (k) The rights of the Equityholders under this Section 2.1 are not Transferable and may not be exercised by any Transferee, except by a Permitted Transferee or Permitted Designee of such Equityholder.
     (l) The Chief Executive Officer of the Company will be entitled to attend all meetings of the Board regardless of whether or not he or she is a Director, except that the Chief Executive Officer may be excluded from meetings of the Board when the Board is in executive session.
     2.2 Officers; Chairman of the Board. The initial Chairman of the Board, Chief Executive Officer, President (if applicable), Chief Financial Officer, Chief Technology Officer, Chief Operating Officer, Chief Information Officer, Chief Strategy Officer and General Counsel of the Company will be as set forth on Exhibit B. Subject to the provisions of Section 2.6(b)(i), changes to any of the foregoing positions will be determined by the Board in accordance with the Bylaws.
     2.3 Committees.
     (a) The Company will establish an audit committee (the “Audit Committee”) to perform the duties usually reserved for an audit committee, and certain other duties, including reviewing and recommending to the full Board (with related party Directors abstaining from the applicable Board vote) all Related Party Transactions. The initial members of the Audit Committee will be three or more Independent Directors, including the Sprint Designee that qualifies as an Independent Director (for as long as Sprint is required to nominate that Director), and the Investor Independent Designee (for as long as there is an Investor Independent Designee). At least one of the Independent Designees on the Audit Committee will qualify as an “audit committee financial expert” within the meaning of the Exchange Act, and will chair the Audit Committee. The approval of a majority of the Audit Committee will be required for the approval of any matter that comes before the Audit Committee.

     (b) The Company will establish a nominating committee (the “Nominating Committee”) to perform the functions usually reserved for a nominating committee, including nominating Independent Designees. The Nominating Committee will consist of five members, two of whom will be Sprint Designees, one of whom will be the Eagle River Designee, one of whom will be a Strategic Investor Designee, and one of whom will be an Intel Designee; provided that (i) no Equityholder or the Strategic Investor Group, as the case may be, will have any right to designate any member of the Nominating Committee unless it is also entitled to nominate at least one Director pursuant to Section 2.1(a) and (ii) on the first date that Sprint’s right to nominate Directors is actually adjusted downward pursuant Section 2.1(a)(i)(B),2.1(a)(i)(C),2.1(a)(vii), or 3.8(e)(i), Sprint will thereafter have the right to designate only one Sprint Designee as a member of the Nominating Committee. In the event that an Equityholder or the Strategic Investor Group, as the case may be, loses the right to nominate a member of the Nominating Committee, the open seat(s) on the Nominating Committee will be filled by one or more Independent Designees. The approval of four of the five members of the Nominating Committee will be required to nominate any Independent Designee.
     (c) The Company will establish a compensation committee (the “Compensation Committee”) to perform the functions usually reserved for a compensation committee, including
     (i) reviewing and determining salary, bonus and other compensation for the Chief Executive Officer of the Company and the LLC, and for all executive officers of the Company and the LLC who report directly to the Chief Executive Officer (including but not limited to the Chief Operating Officer, the Chief Financial Officer, the Chief Technology Officer and any officer determined to be a chief operating decision maker under GAAP), and
     (ii) such other tasks as the Board may from time to time authorize.

The Compensation Committee will consist of four members, one of whom will be a Sprint Designee, one of whom will be a Strategic Investor Designee, one of whom will be an Eagle River Designee and one of whom will be the Investor Independent Designee. If any Equityholder or the Strategic Investor Group, as the case may be, loses the right to designate any of its designees to the Compensation Committee (which right will be lost with respect to any designee by virtue of an Equityholder or the Strategic Investor Group losing its right to nominate at least one Director pursuant to Section 2.1(a)), then the seat on the Compensation Committee will be filled by one of the Independent Designees. The approval of two-thirds of the Compensation Committee will be required to approve the matters described in clauses (i) and (ii) above, and no other approval of the Board (or any other Committee) will be required with respect to those matters.
     (d) The Company will establish a special committee (the “Transactions Committee”) consisting of all Directors other than Sprint Designees who (i) are employees or directors of Sprint or any of its Controlled Affiliates or (ii) would not be Independent Directors if they were to sit on the board of directors of Sprint or any of its Controlled Affiliates (i.e. who are not independent vis-à-vis Sprint). The Transactions Committee will have the authority to take all actions and make the determinations referred to in Section 2.13 and Section 2.15.
     (e) Other than the Audit Committee, the Transactions Committee, the Nominating Committee, the Compensation Committee and, if the Equityholders agree in accordance with this Agreement and the Bylaws, an executive committee, the Company will establish no other committees of the Board, other than those special committees the Board may create from time to time, as permitted by the Charter and the Bylaws, in order to carry out its fiduciary duties (it being agreed that to the extent that the Board delegates any authority to a committee (including an executive committee), then each of Sprint, Intel, Eagle River and the Strategic Investor Group will be entitled (but not obligated) to designate at least one designee to any such committee for so long as it has the right to nominate at least one Director, unless, in each case, such designation would, in the good faith determination of a majority of the Independent Directors (based on the advice of counsel) be inappropriate as a result of an actual or perceived conflict of interest on the part of such designee, the Equityholder (or group of Equityholders) designating such designee or any of their respective Affiliates). Any such designation by Sprint, Intel, Eagle River or the Strategic Investor Group must be initially made within a reasonable period of time following receipt of written notification of the formation of such committee.

     2.4 Available Financial Information.
     (a) The Company will deliver, or will cause to be delivered, the following information to (x) each Strategic Investor for so long as (1) the Strategic Investor Group has the right to nominate at least one Director under Section 2.1 and (2) such Strategic Investor has a Percentage Interest equal to at least 2%, or in the case of BHN, has a Percentage Interest equal to at least 50% of its Percentage Interest as of the Effective Date (as may be adjusted on the Adjustment Date), and (y) each other Equityholder for so long as such Equityholder has the right to nominate at least one Director under Section 2.1:
     (i) as soon as available (and in any event within 90 days) after the end of each fiscal year of the Company (or the earlier date by which the information is required to be filed under the Exchange Act),
     (A) (1) the annual financial statements required to be filed by the Company under the Exchange Act and a reasonably detailed comparison to the Company’s business plan for that fiscal year as approved by the Board and certified by the principal financial or accounting officer of the Company, or (2) if the financial statements described in (1) are not required to be filed under the Exchange Act, an audited consolidated balance sheet of the Company and its Subsidiaries, in each case as of the end of the fiscal year, and audited consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for that year, in each case prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by the opinion of independent public accountants of recognized national standing selected by the Company, and a reasonably detailed comparison to the Company’s business plan for that year as approved by the Board and certified by the principal financial or accounting officer of the Company; and
     (B) with respect to the LLC, an audited consolidated balance sheet of the LLC and its Subsidiaries, in each case as of the end of the fiscal year, and audited consolidated statements of income, retained earnings and cash flows of the LLC and its Subsidiaries for that year, in each case prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by the opinion of independent public accountants of recognized national standing selected by the LLC;
     (ii) as soon as available after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company and in any event within 45 days (or the earlier date by which the information is required to be filed under the Exchange Act),

     (A) (1) the quarterly financial statements required to be filed by the Company under the Exchange Act and a reasonably detailed comparison to the Company’s business plan for the current fiscal year to date as approved by the Board and certified by the principal financial or accounting officer of the Company, or (2) if the financial statements described in (1) are not required to be filed under the Exchange Act, a consolidated balance sheet of the Company and its Subsidiaries, in each case as of the end of each quarterly period, and consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries, in each case for that period and for the current fiscal year to date, in each case prepared in accordance with GAAP (subject to normal year-end audit adjustments) and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year and a reasonably detailed comparison to the Company’s business plan then in effect as approved by the Board and certified by the principal financial or accounting officer of the Company in reasonable detail and certified by the principal financial or accounting officer of the Company; and
     (B) with respect to LLC, a consolidated balance sheet of LLC and its Subsidiaries, in each case as of the end of each quarterly period, and consolidated statements of income, retained earnings and cash flows of LLC and its Subsidiaries, in each case for that period and for the current fiscal year to date, in each case prepared in accordance with GAAP (subject to normal year-end audit adjustments) and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year certified by the principal financial or accounting officer of LLC;
     (iii) as soon as available and in any event within 45 days after the end of each fiscal quarter,
     (A) a consolidated balance sheet and income statement with budget variances,
     (B) consolidated “key metrics” with budget variances, including gross adds, net adds, churn, ARPU, CPGA and sites on air, and
     (C) a summary of capital expenditures with budget variances, provided, however, that the Company may exclude market-specific information from any such reports; and

     (iv) as soon as available, an annual operating budget (with variance analysis) and strategic plan of the Company and the LLC for the following fiscal year as approved by the Board.
     (b) The Company covenants and agrees to deliver to (x) a Strategic Investor for so long as (1) the Strategic Investor Group has the right to nominate at least one Director under Section 2.1 and (2) such Strategic Investor has a Percentage Interest equal to at least 2%, or in the case of BHN, has a Percentage Interest equal to at least 50% of its Percentage Interest as of the Effective Date (as may be adjusted on the Adjustment Date), and (y) each other Equityholder for as long as such Equityholder has the right to nominate at least one Director under Section 2.1, in each case with reasonable promptness, any other information, including data and reports made available to any lender of the Company or any of its Subsidiaries under any credit agreement or otherwise, as from time to time may be reasonably requested by such Strategic Investor or other Equityholder.
     (c) The officers, employees, auditors and contract employees of any Equityholder receiving or having access to information of the Company under Sections 2.4(a) and (b) will be limited to those officers, employees, auditors and contract employees of the Equityholder with a need to know such information for the purpose of evaluating the Equityholder’s equity investment in the Company and the LLC, but, insofar as such information relates, in each case, to the Company’s retail business, may not include any officer or employee that is directly responsible for the day-to-day operations of such Equityholder that are competitive with the business of the Company and the LLC.
     2.5 Access.
     (a) The Company will, and will cause its Subsidiaries, officers, directors and employees to, until an Equityholder no longer has the right to nominate at least one Director under Section 2.1 (or, in the case of an Equityholder that is a Strategic Investor, until (x) the Strategic Investor Group no longer has the right to nominate at least one Director under Section 2.1 and (y) such Strategic Investor has a Percentage Interest equal to at least 2%, or in the case of BHN, has a Percentage Interest equal to at least 50% of its Percentage Interest as of the Effective Date (as may be adjusted on the Adjustment Date)),
     (i) afford the officers, employees, auditors and contract employees of that Equityholder and its Controlled Affiliates, during normal business hours and on reasonable notice, reasonable access to the Company’s and its Subsidiaries’ officers, employees, properties, offices, plants and other facilities and to all books and records, and

     (ii) afford that Equityholder the opportunity to discuss the Company’s and its Subsidiaries’ affairs, finances and accounts with the Company’s and its Subsidiaries’ officers from time to time as the Equityholder may reasonably request, in each event, only to the extent necessary or reasonably appropriate to accomplish the reasonable purpose of the proposed inspection. If following such discussion the Equityholder determines that it needs further financial information of the Company and its Subsidiaries, then the Equityholder will provide a written request of the same to the chief financial officer of the Company including a description of the type of information needed from the auditors. The chief financial officer of the Company will promptly make the request of the Company’s auditors to discuss the requested issues with the requesting Equityholder.
     (b) The officers, employees, auditors and contract employees of any Equityholder or its Controlled Affiliates having access rights under Section 2.5(a) will be limited to those officers, employees, auditors and contract employees of the Equityholder and its Controlled Affiliates with a need to have the above-described access rights for the purpose of evaluating the Equityholder’s equity investment in the Company and the LLC, but, insofar as such access rights provide access to information that relates, in each case, to the Company’s retail business, may not include any officer or employee that is directly responsible for the day-to-day operations of such Equityholder that are competitive with the business of the Company and the LLC.
     2.6 Requirements for Board Action.
     (a) In addition to any other actions or approvals required under this Agreement, Law, the Operating Agreement, the Charter or the Bylaws, the following actions (including the entry into any agreement, contract or commitment to take any such action) will require the prior approval of a Simple Majority of the disinterested Directors:
     (i) any Related Party Transaction, and
     (ii) any Transfer of Equity Securities by the Principal Equityholder, whether as part of a single transaction or a series of related transactions, that constitutes a Change of Control of the Company or any of its material Subsidiaries, except that for purposes of this clause (ii), any failure of the disinterested Directors to vote against the proposed Transfer within 30 days following the receipt by the Company of written notice of the Transfer will be deemed to be an approval of the Transfer.

     (b) In addition to any other actions or approvals required under this Agreement, the Operating Agreement, Law, the Charter or the Bylaws, the following actions (including the entry into any agreement, contract or commitment to take any such action) by the Company or any of its Subsidiaries will require the prior approval of at least 10 Directors (or, if there are fewer than 10 Directors, all of such Directors):
     (i) the appointment or removal of the Chief Executive Officer of the Company and the LLC, and the appointment or removal of all executive officers of the Company and the LLC who report directly to the Chief Executive Officer (including but not limited to the Chief Operating Officer, the Chief Financial Officer, the Chief Technology Officer and any officer determined to be a chief operating decision maker under GAAP); provided that the foregoing approval rights with respect to the removal of executive officers of the Company and the LLC who report directly to the Chief Executive Officer will not apply if Sprint owns less than 50% of the outstanding Voting Securities and has the right to nominate less than a majority of the Directors;
     (ii) the Company or any Subsidiary of the Company engaging in:
     (A) a joint venture with any Person that involves a contribution by the Company or any Subsidiary of the Company to the joint venture entity of assets with a book value in excess of 20% of the book value of the consolidated assets of the Company and its Subsidiaries, as reflected in the most recent audited financial statements of the Company and its Subsidiaries;
     (B) an acquisition of any assets (including stock or other equity interests) in a transaction or series of related transactions that have an aggregate purchase price in excess of 20% of the book value of the consolidated assets of the Company and its Subsidiaries, as reflected in the most recent audited financial statements of the Company and its Subsidiaries; or
     (C) a disposition of any assets of the Company or any Subsidiary of the Company (including stock or other equity interests) in a transaction or series of related transactions that have an aggregate purchase price in excess of 20% of the book value of the consolidated assets of the Company and its Subsidiaries, as reflected in the most recent audited financial statements of the Company and its Subsidiaries;

except that the approval required under this Section 2.6(b)(ii) will not be required for any transaction that qualifies as a Related Party Transaction (it being understood that Related Party Transactions are to be addressed as set forth in Section 2.6(a));
     (iii) engaging in or undertaking any business activities approved by the Board under clause (iv) of the definition of the Business Purpose of the Company;
     (iv) funding any of the following:
     (A) any business activities outside the United States other than funding as and to the extent necessary to maintain the Company’s existing operations and assets located outside of the United States; or
     (B) any acquisition of spectrum (whether by purchase, lease or license) outside the United States; or
     (C) any expansion of the Business Purpose of the Company under clause (iv) of the definition thereof that is not conducted through the LLC or its Subsidiaries; and
     (v) any Change of Control of the Company or any of its Subsidiaries (other than in connection with a transaction that constitutes a Related Party Transaction) (it being understood that Related Party Transactions are to be addressed as set forth in Section 2.6(a)).
     (c) In addition to any other actions or approvals required under this Agreement, the Operating Agreement, Law, the Charter or the Bylaws, any amendment to the Operating Agreement will require the prior approval of a majority of the Directors who are Independent Designee(s) and Independent Directors nominated by one or more Equityholders other than those Independent Directors that are current or former directors, officers or employees of a nominating Equityholder.
     (d) Notwithstanding anything to the contrary in this Agreement,

     (i) a Simple Majority of the Board (excluding the interested Directors) shall have the right to direct, enforce and control on behalf of any NewCo Indemnified Person (as such term is defined in the Transaction Agreement) the prosecution of any action in respect of which indemnity may be sought against any Equityholder or any of its Affiliates under Article 13 of the Transaction Agreement (including the determination as to whether to assert any claim, commence any action or settle, dismiss or continue the prosecution of any such action); and
     (ii) For purposes of Section 1.2(c) of the Transaction Agreement, (A) all action taken by the Company or the LLC shall be determined and directed by the senior management of the Company unless such action requires approval from the Board, in which case such action shall be determined and directed by the members of the Board other than the Sprint Designees and (B) the Sprint Designees will recuse themselves from all consideration of these matters.
     2.7 Supermajority Voting Requirements.
     (a) In addition to any other actions or approvals required under this Agreement, Law, the Operating Agreement, the Charter or the Bylaws, the following actions (including the entry into any agreement, contract or commitment to take any such action) by the Company or any of its Subsidiaries will require the approval of each of Sprint, Intel, and the Strategic Investor Representative on behalf of the Strategic Investor Group so long as Sprint, Intel or the Strategic Investor Group, respectively, has a Percentage Interest of at least 5%.
     (i) any amendment to the Bylaws (other than amendments that are ministerial in nature and do not directly or indirectly adversely affect the rights of the Equityholders), the Charter or the Operating Agreement;
     (ii) changing the size of the Board from the size contemplated by Section 2.1(a);
     (iii) any Bankruptcy of the Company or any material Subsidiary of the Company;
     (iv) any material capital restructuring or reorganization of the Company or any material Subsidiary of the Company, except that the foregoing will not include any financing transaction of the Company or its Subsidiaries in the ordinary course of business (including a public or private issuance of any debt or equity securities in the ordinary course of business);

     (v) the liquidation, dissolution or winding up of the Company or the LLC;
     (vi) any conversion, election or other action of or affecting the LLC or any material Subsidiary of the LLC that would cause any such entity to be taxed as a corporation for U.S. federal income tax purposes; and
     (vii) any issuance, or entry into any agreement to issue or otherwise obligate the Company or the LLC to issue, after the Effective Date of this Agreement, shares of Class B Common Stock or Class B Common Units, other than (A) in connection with a Recapitalization Event or as required under the Transaction Agreement or (B) shares of Class B Common Stock issued to Sprint under Section 2.13(e) or (f).
     (b) The actions described in clauses (i) and (ii) of Section 2.7(a) will also require the approval of Eagle River if
     (i) Eagle River and its Permitted Transferees own at least 50% of the Eagle River Original Shares, and
     (ii) the action in question would uniquely or disproportionately adversely affect Eagle River or the public stockholders of the Company, or the Company as a Member of the LLC, in any material respect as compared to the impact of the action on Sprint, Intel and the Strategic Investors as stockholders of the Company and members of the LLC.
     (c) In addition to any other action or approval required under this Agreement, the Operating Agreement, Law, the Charter or the Bylaws, the written approval of the applicable Consenting Equityholder(s) (as defined below) will be required for the following actions (including the entry into any agreement, contract or commitment to take any such action):
     (i) any transaction (or series of related transactions) that would result in the sale or other transfer of more than the Specified Percentage of the consolidated assets of the Company and its Subsidiaries, as reflected in the most recent audited financial statements of the Company and its Subsidiaries, to any Restricted Entity of the applicable Consenting Equityholder(s), or
     (ii) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction or issuance of capital stock of the Company or any of its Subsidiaries with or to a Restricted Entity of the applicable Consenting Equityholder(s) that constitutes a Change of Control of the Company or any of its Subsidiaries.

For purposes of this Section 2.7(c) and Section 3.6, a “Consenting Equityholder” means, at any time, each of Sprint, Intel and the Strategic Investor Group if, at the applicable time, such Equityholder (or the Strategic Investor Group, as the case may be):
     (x) owns a number of shares of Common Stock equal, in the aggregate, to at least 50% of its Original Shares, and
     (y) holds an aggregate Percentage Interest of at least 5%.
     (d) The approval of the holders of at least 75% of the outstanding Voting Securities of the Company will be required to approve (i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction involving the Company or the LLC, (ii) any issuance of capital stock of the Company or the LLC, in either case that constitutes a Change of Control of the Company or the LLC or (iii) any sale or other disposition of all or substantially all of the assets of the Company or of the LLC.
     (e) If the Board proposes that the Company or any of its Subsidiaries take any action that requires the approval of Sprint, Intel, Eagle River, or the Strategic Investor Group (or any combination of those Equityholders) under Section 2.7, the Company will send a written notice to the Equityholders (including to the Strategic Investor Representative on behalf of the Strategic Investor Group) whose approval or waiver would be required (the “Approval Equityholders”), which notice will include a reasonably detailed description of the action proposed. If none of the Approval Equityholders delivers to the Company a written notice of objection to the taking of such action within 30 days of the notice date, then such action will be deemed approved. If any of the Approval Equityholders timely delivers a written notice of objection, then, as soon as reasonably practicable after delivery of such notice (and in any event within 30 days thereafter), the chief executive officers of the Approval Equityholders (which, at the election of the Strategic Investor Group, may include the chief executive officer of each of the Strategic Investors or the chief executive officer of the Strategic Investor Representative) and the Company will meet to discuss the proposed action (either in person or, if agreed by all the Approval Equityholders, by teleconference), and whether the action should be approved. If the chief executive officers of the Approval Equityholders and the Company unanimously determine in writing that the action should be taken, the matter will be deemed to have been approved by the Equityholders as required under Section 2.7.

     2.8 Employee Option Pool. The Company will take all necessary action to reserve up to 80,000,000 shares of Class A Common Stock (as adjusted for Recapitalization Events) for issuance of Equity Securities and options to purchase Equity Securities to officers, directors, consultants and employees of the Company or any of its Subsidiaries under an initial Incentive Plan (including options that have been issued as of the date hereof) as soon as reasonably practicable after the consummation of the transactions contemplated by the Transaction Agreement (it being understood that any issuance of Equity Securities or options to purchase Equity Securities to officers, directors, consultants or employees of the Company or any of its Subsidiaries will require the approval of the Board or the Compensation Committee). Each Equityholder will vote all of its Equity Securities in favor of any Incentive Plan pursuant to which the Company has reserved or will reserve shares of Class A Common Stock that is submitted to a vote of the stockholders of the Company if such Incentive Plan does not provide for possible issuances of Class A Common Stock, together with possible issuances of Class A Common Stock under all other Incentive Plans then in place (excluding any Incentive Plans in effect prior to the Effective Date and assumed by the Company as part of the Merger) (in each case, as adjusted for Recapitalization Events), in excess of the amounts described in the first sentence of this Section 2.8. The Company may, from time to time thereafter, reserve additional shares of Class A Common Stock under subsequent Incentive Plans.
     2.9 Controlled Company.
     (a) The Equityholders agree and acknowledge that,
     (i) by virtue of this Agreement, they are acting as a “group” within the meaning of the NASDAQ rules, and
     (ii) by virtue of the combined Percentage Interest of the Equityholders of more than 50%, the Company qualifies as a “controlled company” within the meaning of the NASDAQ rules.
     (b) For so long as the Company qualifies as a controlled company for purposes of NASDAQ, the Company will elect to be a controlled company for purposes of NASDAQ, and will disclose in its annual meeting proxy statement that it is a controlled company and the basis for that determination. If the Company ceases to qualify as a controlled company for purposes of NASDAQ, the Equityholders and the Company will take whatever action may be reasonably necessary, if any, to cause the Company to comply with the NASDAQ rules as then in effect.

     (c) If an Equityholder ceases to have the right to (i) nominate one or more Directors in accordance with Section 2.1, (ii) approve certain actions by the Company and its Subsidiaries pursuant to Section 2.7, (iii) participate as a Non-Selling Equityholder in the right of first offer pursuant to Section 3.3, (iv) preemptive rights pursuant to Section 3.5 and (v) qualify as a Consenting Equityholder pursuant to Section 2.7(c) (a “Non-Qualifying Equityholder”), the Company and the remaining Equityholders agree to use Reasonable Best Efforts to take whatever action may be reasonably necessary, including any filings under the Exchange Act, to cause such Non-Qualifying Equityholder to no longer constitute part of the “group” referred to in Section 2.9(a) above. For purposes of this Section 2.9(c), if the Non-Qualifying Equityholder is a Strategic Investor, the Strategic Investor Representative will promptly notify the Company and the remaining Equityholders if and when any Strategic Investor becomes a Non-Qualifying Equityholder.
     2.10 Certain Undertakings.
     (a) The Equityholders and the Company agree that the initial three-year business plan of the Company and the LLC will not contemplate the formation of an enterprise sales force. During the three-year period following the Effective Date, the Company and its Subsidiaries will promptly refer to Sprint any opportunities that they become aware of for the sale of Wireless Broadband Products and Services to the most recently published Fortune 1000 companies (the “Fortune 1000 Companies”); provided, that if a Fortune 1000 Company directly approaches the Company or the LLC to obtain services of the Wireless Broadband Network or other services sold by the Company or the LLC, then nothing in this Section 2.10(a) will preclude the Company or the LLC from making such sales directly so long as it also makes the referral to Sprint. Sprint and the Company will, from time to time, meet with respect to certain Fortune 1000 Companies and discuss in good faith opportunities where it may make sense for the Company or the LLC to service a particular account (e.g. regional headquarters). The Company and Sprint will each designate a contact point and use a mutually agreeable form and process for handling referrals. Sprint will appoint at least one representative to be responsible for handling the Sprint sales effort to the Fortune 1000 Companies. Sprint’s right to continue to be the primary enterprise sales force selling services on the Wireless Broadband Network to the Fortune 1000 Companies after the initial three-year period shall be subject to the mutual agreement of the Company and Sprint. Nothing in this Section 2.10(a) will preclude or affect the ability of any Person that is a party to a wholesale or MVNO agreement with the Company from marketing, promoting or selling the services of the Wireless Broadband Network to the Fortune 1000 Companies as long as such agreement is on customary, arms length terms and neither the Company nor any of its Subsidiaries owns any equity in such Person or is entitled to any revenue share or profit share on such sales, provided that no action taken by any Strategic Investor, Intel or any of their respective Affiliates shall be deemed to violate this Section 2.10(a).

     (b) The Company will include in each of its annual Forms 10-K filed under the Exchange Act a reasonably detailed description of the provisions of the Charter and the Operating Agreement relating to limitations on fiduciary duties (including the allocation of corporate opportunities between the Founding Stockholders (as such term is defined in the Charter) and Members (as such term is defined in the Operating Agreement), on the one hand, and the Company and the LLC, on the other hand), together with a separate risk factor describing the material risks posed to the Company’s stockholders relating to such limitation on fiduciary duties, in each case, for so long as such provisions are in effect.
     (c) Determinations by the Company to take or initiate actions to enforce this Agreement against any Equityholder, as well as determinations regarding the manner in which any such actions are taken, will be made:
     (i) if there are fewer than three Independent Designees on the Board at the time any such determination is made, by the approval of a majority of the Independent Directors, including the approval of at least one of the Independent Designees; or
     (ii) if there are at least three Independent Designees on the Board at the time a decision is made, by the approval of a majority of the Independent Designees.
     2.11 Subsidiary Governance. Subject to Section 2.15, if any Person other than an officer or employee of the Company or any of its Subsidiaries is a member of the board of directors (or equivalent governing body) of any Subsidiary of the Company, then, upon the request of any Equityholder that is then entitled to nominate at least one Director (or upon the request of the Strategic Investor Representative if the Strategic Investor Group is entitled to nominate at least one Director), the board of directors (or equivalent governing body) of any or all of the Subsidiaries of the Company will be comprised of the individuals who are serving as Directors on the Board in accordance with Section 2.1 (or designees of such Directors), in which event the provisions of Section 2.1 and Section 2.3 will apply mutatis mutandis to each Subsidiary of the Company; provided that, in the case of any non-wholly-owned Subsidiaries of the Company, upon any such request, the Company will use its commercially reasonable efforts to replicate, to the extent practicable, the governance arrangements set forth in Section 2.1 and Section 2.3 with respect to any actions or decisions to be taken or made by the Company with respect to such Subsidiary.
     2.12 No Imputed Conflicts. For the avoidance of doubt, (a) the fact that any Strategic Investor is “interested” with respect to any particular transaction or other matter will not, without more, render (i) any Strategic Investor Designee that was nominated by any other Strategic Investor or (ii) any other Strategic Investor or the Strategic Investor Group as a whole “interested” with respect to such transaction or other matter and will not, without more, cause such other Strategic Investor Designee or any other Strategic Investor or the Strategic Investor Group as a whole to be a “related party” of the interested Strategic Investor, (b) the fact that any Equityholder is “interested” with respect to any particular transaction or other matter will not, without more, render the Independent Director, if any, nominated by such Equityholder (or the Strategic Investor Group) “interested” or a “related party” with respect to such transaction or other matter or a “related party” of the interested Equityholder and (c) the fact that any Equityholder has rights as a Non-Initiating Equityholder under Section 3.8, or exercises such rights, will not, without more, render (i) the Equityholder Designees of such Equityholder (or the Strategic Investor Group) or (ii) such Equityholder (in its capacity as a stockholder of the Company) “interested” with respect to the consideration of any proposal for a Qualifying Purchase. Notwithstanding the above, the Board may, in the exercise of its fiduciary duties and taking into account such factors as it may deem appropriate, determine that a Director that is an affiliate or employee of a Strategic Investor or Equityholder is “interested” with respect to a particular transaction or other matter in which such Strategic Investor or Equityholder is a party.
     2.13 Sprint Nextel Compliance Certificate.
     (a) If the Company or any of its Subsidiaries proposes to incur any Indebtedness or take any other action which may be subject to restriction (whether directly or indirectly, including as a result of a cross-default or cross-acceleration provision) under any Sprint Senior Debt Agreement, the Chief Executive Officer or Chief Financial Officer of the Company will notify Sprint Nextel in writing (the “Compliance Notice”). The Compliance Notice will include a brief description of the proposed Indebtedness or other action, including, as applicable, the amount of Indebtedness that will be incurred or other action taken, a description of any security being given, the proposed closing date or date such other action will be taken and any other material terms and conditions of the proposed Indebtedness or other action that are known at the time the notice is given. Except as provided in the remainder of this subsection (a), the notice will be given no later than completion of a term sheet, letter of intent, or similar pre-definitive document summary of material terms of such Indebtedness or other action. If the Company proposes to enter into a revolving line of credit (a “Revolver”), the Company will deliver a Compliance Notice with respect to the Revolver and will deliver a written notice (a “Revolver Quarterly Notice”) not more than 90 days nor less than 60 days prior to the commencement of each calendar quarter during which amounts are available to be borrowed under a Revolver indicating the Company’s good faith estimate of the total amount of draws that the Company intends to make on each outstanding Revolver during such calendar quarter. The Company will provide Sprint Nextel with drafts of definitive agreements of the Company’s proposed Indebtedness or other action as the drafts are prepared. Nothing in the immediately preceding sentence will be deemed to limit (i) the Company’s obligation to deliver a Modification Notice (as defined below) if and when appropriate or (ii) Sprint Nextel’s obligation to deliver a Compliance Certificate (as defined below) to the Company.

     (b) Within ten days following its receipt of the Compliance Notice or a Revolver Quarterly Notice, Sprint Nextel will notify the Company in writing as to whether Sprint Nextel will be able to deliver a compliance certificate substantially in the form attached as Exhibit D (the “Compliance Certificate”) from its Chief Executive Officer or Chief Financial Officer (together with the legal opinion contemplated by Section 2.13(h)) at the closing of the funding of the proposed Indebtedness or the date such other action described in the Compliance Notice will be taken or with respect to the anticipated borrowing under the Revolver as specified in the Revolver Quarterly Notice. If Sprint Nextel notifies the Company that it will be able to deliver a Compliance Certificate (together with the legal opinion contemplated by Section 2.13(h)), the decision to proceed on the proposed Indebtedness or other action will be subject to the approval of a Simple Majority of the Board (except as otherwise provided in this Agreement and the LLC Operating Agreement). If the Company elects to proceed with the proposed Indebtedness or other action on the terms set forth in the Compliance Notice, Sprint Nextel will deliver a Compliance Certificate (together with the legal opinion contemplated by Section 2.13(h)) at the closing of the funding of the proposed Indebtedness or the date such other action is taken and on the first Business Day of any calendar quarter as to which a Revolver Quarterly Notice is given. If, notwithstanding the foregoing, Sprint Nextel determines due to changed circumstances (other than a Modification Notice) prior to the date on which such documents are required to be delivered that it will not be able to deliver the Compliance Certificate (or the legal opinion contemplated by Section 2.13(h)) without taking further action as contemplated by Section 2.13(d) below, Sprint Nextel will promptly notify the Company in writing; provided that delivery of that notice will not affect Sprint Nextel’s obligation to deliver the Compliance Certificate with the legal opinion contemplated by Section 2.13(h) in accordance with this Section 2.13(b). If Sprint Nextel fails to deliver a Compliance Certificate or the legal opinion contemplated by Section 2.13(h) on the date on which such documents are required to be delivered, then the Company, by majority vote of the Transactions Committee, may elect to cause Sprint and its Permitted Designees and Permitted Transferees to take any of the actions specified in Section 2.13(d) below to the extent determined by the Transactions Committee in good faith to be reasonably necessary to permit (x) the applicable proposed Indebtedness or other action to be consummated without violating, conflicting with, causing a default or event of default under or resulting in the imposition of a lien on the assets or property of the Company under, any of the covenants under the Sprint Senior Debt Agreements and (y) the delivery by Sprint Nextel of a Compliance Certificate and the rendering of the legal opinion contemplated by

Section 2.13(h). If the Company makes such an election then Sprint promptly will take any action so directed by the Company, and the Company will use Reasonable Best Efforts to take whatever action is necessary to implement the action(s) taken by Sprint, and, if an amendment to this Agreement is reasonably requested by Sprint to implement such action(s), the Company and the remaining Equityholders will so amend this Agreement as long as they are not adversely affected by the amendment.
     (c) If, in response to the Compliance Notice or Revolver Quarterly Notice, Sprint Nextel notifies the Company that Sprint Nextel is not then able to commit to deliver a Compliance Certificate or the legal opinion contemplated by Section 2.13(h) on the date on which such documents are required to be delivered or Sprint Nextel notifies the Company that due to changed circumstances (other than a Modification Notice) prior to the date on which such documents are required to be delivered that it will not be able to deliver the Compliance Certificate and the legal opinion contemplated by Section 2.13(h) without taking further action as contemplated by Section 2.13(d) below (each as described in Section 2.13(b) above), then
     (i) the determination of the Company whether to proceed with the proposed Indebtedness or other action will be made by Company management and the Transactions Committee,
     (ii) if the Transactions Committee determines that the Company should proceed with the proposed Indebtedness or other action (and any other approvals required under this Agreement and the LLC Operating Agreement have been obtained), then notwithstanding the proposed closing date or date such other action is to be taken as set forth in the Compliance Notice, the Company may proceed with the proposed Indebtedness or other action, but will not close on the proposed Indebtedness or take such other action for at least 90 days following the date of the Compliance Notice,
     (iii) the Company will notify Sprint Nextel in writing of the new proposed closing date or date such other action is to be taken (if such date will be other than what is set forth in the Compliance Notice), and
     (iv) Sprint Nextel will take all steps necessary to be able to deliver, and subject to its rights under Section 2.13(d) will deliver, a Compliance Certificate (together with the legal opinion contemplated by Section 2.13(h)) at the closing of the funding of the proposed Indebtedness or other action. If Sprint Nextel fails to deliver a Compliance Certificate (or legal opinion contemplated by Section 2.13(h)) on the proposed closing date of the funding of the proposed Indebtedness or on the date such other action is taken or on the first

Business Day of any calendar quarter as to which a Revolver Quarterly Notice is given, then the Company, by majority vote of the Transactions Committee, may elect to cause Sprint and its Permitted Designees and Permitted Transferees to take any of the actions specified in Section 2.13(d) below to the extent determined by the Transactions Committee in good faith to be reasonably necessary to permit (x) the applicable proposed Indebtedness or other action to be consummated without violating, conflicting with, causing a default or event of default under or resulting in the imposition of a lien on the assets or property of the Company under, any of the covenants under the Sprint Senior Debt Agreements and (y) the delivery by Sprint Nextel of a Compliance Certificate and the rendering of the legal opinion contemplated by Section 2.13(h). If the Company makes such an election then Sprint and its Permitted Designees and Permitted Transferees promptly will take any action so directed by the Company and the Company will use Reasonable Best Efforts to take whatever action is necessary to implement the action(s) taken by Sprint, and, if an amendment to this Agreement is reasonably requested by Sprint to implement such action(s), the Company and the remaining Equityholders will so amend this Agreement as long as they are not adversely affected by the amendment.
     (d) In connection with its obligations under Sections 2.13(b) and (c) above, Sprint may elect to take, and cause the Company to take, or as permitted by Section 2.13(b) or (c) above, the Company may cause Sprint to take, one or more of the following actions, immediately on the written request of Sprint to the Company and the remaining Equityholders (or the Company to Sprint, if the Company is requiring the actions to be taken), and the Company will take all steps necessary to cause any of the following actions to occur (and, if an amendment to this Agreement is reasonably requested by Sprint to implement such action(s), the Company and the remaining Equityholders will so amend this Agreement as long as they are not adversely affected by the amendment) as soon as is reasonably practicable (but in any event no later than the closing of the funding of the proposed Indebtedness or other action or the first Business Day of any calendar quarter as to which a Revolver Quarterly Notice is given):
     (i) surrender to the Company, for cash consideration equal to the Par Value of the Class B Common Stock to be surrendered, any number of shares of the Class B Common Stock then held by Sprint and its Permitted Designees and Permitted Transferees, without surrender or termination of its corresponding Units,

     (ii) surrender, for no additional consideration, any governance rights then held by Sprint, including the right to nominate one or more of the Sprint Designees and the right to nominate all or any portion of the members of any of the committees of the Company, except that
     (A) if Sprint surrenders any governance rights under this clause (ii), the written notice of Sprint (or the Company, if the Company requires the surrender) will identify the positions that will be surrendered and, if applicable, the individuals that will resign, and, in the case of an election by Sprint, the notice will be accompanied by the necessary letters of resignation,
     (B) any vacancies on the Board created by this clause (ii) will be filled by Independent Designees, and
     (C) if Sprint surrenders one or more of the Sprint Designees, and at the time of the surrender Sprint is required to nominate an Independent Director, Sprint may remove its Independent Director and Sprint will no longer be required to nominate an Independent Director, and
     (iii) surrender any other rights, or take any other actions, reasonably necessary to permit (x) the applicable proposed Indebtedness to be funded or other action to be consummated without violating, conflicting with, causing a default or event of default under or resulting in the imposition of a lien on the assets or property of the Company under, any of the covenants under the Sprint Senior Debt Agreements and (y) the delivery by Sprint Nextel of a Compliance Certificate and the rendering of the legal opinion contemplated by Section 2.13(h).
     (e) If Sprint surrenders any shares of Class B Common Stock or any of its governance rights under Section 2.13(d) above (whether in connection with a Sprint election or as required by the Company), then at any time after that election is made or requirement is imposed, Sprint may revoke its election (if applicable), and restore whatever was surrendered by Sprint, if
     (i) Sprint identifies in writing to the Company and the remaining Equityholders the right(s) it intends to have restored,
     (ii) Sprint Nextel refinances, amends, terminates or otherwise modifies the Sprint Senior Debt Agreements such that

     (A) the Indebtedness then in place (or then proposed to be put in place) or other actions taken or to be taken would no longer violate, conflict with, cause a default or event of default under or result in the imposition of a lien on the assets or property of the Company or its Subsidiaries under, any of the covenants under the Sprint Senior Debt Agreements as then in effect, and
     (B) Sprint Nextel would be able to deliver a Compliance Certificate (together with the legal opinion contemplated by Section 2.13(h)) with respect to the Indebtedness then in place (or then proposed to be put in place) or other actions taken or to be taken, in each case, regardless of whether Sprint holds the additional Class B Common Stock or retains whatever other right that was surrendered and is proposed by Sprint to be restored, and
     (iii) the Chief Executive Officer or Chief Financial Officer of Sprint Nextel certifies in writing to the Company and the remaining Equityholders in form and substance reasonably acceptable to the Company and the remaining Equityholders to the facts described in clause (ii).
If Sprint and Sprint Nextel comply with their respective obligations under this Section 2.13(e), the Company will take all steps necessary to reissue the requested Class B Common Stock to Sprint (in exchange for payment by Sprint to the Company of an amount in cash equal to the aggregate Par Value for the Class B Common Stock being reissued), if applicable, and to restore whatever other rights are requested to be restored, in each case, as soon as is reasonably practicable, and, if an amendment to this Agreement is reasonably requested by Sprint to so restore any such rights, the Company and the remaining Equityholders will so amend this Agreement as long as they are not adversely affected by the amendment (beyond the restoration of such rights to Sprint). If Sprint is entitled to reinstate a Sprint Designee to the Board, Sprint may do so only upon a vacancy of one of the seats held by an Independent Designee or at a regularly scheduled meeting of stockholders at which Directors are elected. If Sprint would then be obligated to appoint an Independent Director in accordance with Section 2.1(a)(i)(A), and Sprint removed its Independent Director under subsection (d) above, any replacement Director appointed by Sprint will qualify as an Independent Director. Any election by Sprint under this Section 2.13(e) will not affect any rights or obligations of Sprint under Section 2.1(a)(i)(B), 2.1(a)(vii) or 3.8(e)(i).

     (f) In addition to Sprint’s right to restore its rights under Section 2.13(e), if Sprint surrenders any shares of Class B Common Stock under subsection 2.13(d) above, then at any time after that election is made or the requirement is imposed, Sprint may revoke its election, if applicable, and cause the Company to re-issue to Sprint a specified number of shares of the Class B Common Stock surrendered by Sprint (which may be all or less than all of the shares surrendered, but may not exceed the number of shares surrendered), in exchange for payment by Sprint to the Company of an amount in cash equal to the aggregate Par Value of the shares to be re-issued, on written notice to the Company and the remaining Equityholders, under the following circumstances:
     (i) If the Company issues additional Voting Securities that result in a decrease in Sprint’s Percentage Interest as in effect immediately prior to the issuance of the Voting Securities, then Sprint may cause the Company re-issue to it a number of shares of Class B Common Stock (up to the number of shares surrendered by Sprint) necessary to maintain Sprint’s Percentage Interest as in effect immediately prior to the issuance of the Voting Securities.
     (ii) If Sprint proposes to sell or otherwise transfer any of its Class B Common Units, Sprint may cause the Company to re-issue a number of shares of Class B Common Stock (up to a number of shares surrendered by Sprint) equal to the number of Class B Common Units being sold or otherwise transferred by Sprint, effective as of the closing of the sale or other transfer, as long as the Class B Common Stock is Transferred by Sprint in connection with the sale or transfer of Class B Common Units.
On receipt of the written request of Sprint to restore a specified number of shares of Class B Common Stock in accordance with clause (i) or (ii) above, the Company will take all steps necessary to reissue the requested Class B Common Stock to Sprint as soon as is reasonably practicable.
     (g) If at any time prior to the closing of the funding of any proposed Indebtedness or the taking of such other action, the principal amount of the proposed Indebtedness (or other commitment) increases in any material respect, or the security package changes in any material respect, in each case from what is set forth in the applicable Compliance Notice, the Company will promptly notify Sprint in writing, including a reasonably detailed description of any such increase or change (a “Modification Notice”). Regardless of whether Sprint Nextel has agreed to provide a Compliance Certificate (together with the legal opinion contemplated by Section 2.13(h)) with respect to the proposed Indebtedness or other action as originally described in the Compliance Notice, Sprint Nextel will have ten days from the date of the Modification Notice to indicate whether it will be able to provide a Compliance Certificate (together with the legal opinion contemplated by Section 2.13(h)) on the closing of the funding of the proposed Indebtedness or the date on which such other action as modified will be taken. If Sprint Nextel had previously indicated that it could deliver the Compliance Certificate (together with the legal opinion contemplated by Section 2.13(h)), but is no longer able to deliver the Compliance Certificate (or the legal opinion contemplated by Section 2.13(h)) as a result of the modification described in the Modification Notice, the process described in Sections 2.13(b) through (e) will be reinitiated, except that the closing of the funding of the proposed Indebtedness or other action will not occur until at least 90 days following the date of the Modification Notice. If Sprint Nextel had originally indicated that it was not able to provide the Compliance Certificate (together with the legal opinion contemplated by Section 2.13(h)), then the closing of the funding of the proposed Indebtedness or date such other action will be taken will be no earlier than 90 days after the date of the Compliance Notice or Revolver Quarterly Notice as provided in Section 2.13(c) above.
     (h) Upon each delivery of a Compliance Certificate or a certification described in Section 2.13(e)(iii), Sprint Nextel will also cause to be delivered to the Company a legal opinion of King & Spalding LLP or another law firm of nationally recognized standing to the effect that the Indebtedness or other actions that are the subject of the Compliance Certificate or certification described in Section 2.13(e)(iii) will not violate, cause a default or event of default under or cause the imposition of a lien on the assets or property of the Company or its Subsidiaries under any of the Sprint Senior Debt Agreements, which opinion shall (A) be subject to reasonable and customary assumptions, (B) be based upon reasonable and customary certificates from the Company and Sprint Nextel, (C) be in form and substance reasonably satisfactory to the Company and (D) provide that the Company and the proposed lender shall also be entitled to rely thereon. Sprint Nextel shall cause drafts of any legal opinions to be delivered pursuant to this Section 2.13(h) to be circulated to the Company within a reasonable time prior to the closing of the funding of the relevant Indebtedness or date such other actions will be taken.
     (i) If any credit agreement, indenture, guarantee or similar instrument (or series of related instruments) evidencing or governing indebtedness for money borrowed or guaranteed by Sprint Nextel or any of its Subsidiaries that does not constitute a Sprint Senior Debt Agreement (an “Other Sprint Debt Agreement”) impairs the ability of the Company or any of its Subsidiaries to incur Indebtedness or take any other action, or is alleged to do so, upon written notice of such occurrence from the Company, Sprint and Sprint Nextel will comply with the requirements of this Section 2.13 with respect to such Other Sprint Debt Agreement to the fullest extent as if such Other Sprint Debt Agreement were a Sprint Senior Debt Agreement.

     2.14 Sprint Future Credit Agreements.
     (a) Neither Sprint Nextel nor any of its Affiliates will enter into any agreement that purports to restrict the ability of the Company and its Subsidiaries to incur Indebtedness or take any other action, except that with respect to any amendment or refinancing on or prior to December 31, 2010 of the Credit Agreement dated as of December 19, 2005, as amended, among Sprint Nextel Corporation, Nextel Communications, Inc., Sprint Capital Corporation, the banks and other financial institutions and lenders that are parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, or the Credit Agreement dated as of March 23, 2007 between Sprint Nextel Corporation and Export Development Canada, (i) Sprint Nextel will use its Reasonable Best Efforts to cause such amendment or refinanced facility to not restrict the ability of the Company or its Subsidiaries to incur Indebtedness or take any other action and (ii) in no event will Sprint Nextel enter into any agreement in connection with any such amendment or refinancing that contains restrictions (x) that are more restrictive than those contained in the Indenture dated as of October 1, 1998 among Sprint Capital Corporation, Sprint Corporation and Bank One, NA, as trustee, together with all supplements thereto or (y) that apply to the Company to a greater extent than those contained in such Indenture.
     (b) Notwithstanding the foregoing, on or prior to January 1, 2011,
     (i) Sprint Nextel will take whatever actions are necessary to permit the Company and its Subsidiaries (from and at all times on and after January 1, 2011) to incur Indebtedness and take any other action without violating any of the Sprint Senior Debt Agreements or other Sprint Nextel indebtedness for borrowed money, and
     (ii) Sprint Nextel will deliver a certification to the Company executed by Sprint’s Chief Executive Officer or Chief Financial Officer stating that neither Sprint Nextel nor any of its Affiliates are then subject to (x) any agreement that restricts or may in the future restrict the ability of the Company and its Subsidiaries to incur Indebtedness or take any other action or (y) any Sprint Senior Debt Agreement that takes the Company or any of its Subsidiaries into account in determining compliance with any financial covenants or similar requirements contained in such agreements.
     (c) Sprint Nextel will not, and will cause its Affiliates not to, enter into on or after January 1, 2011, any agreement that (x) restricts or may in the future restrict the ability of the Company and its Subsidiaries to incur Indebtedness or take any other action or (y) takes the Company or any of its Subsidiaries into account in determining compliance with any financial covenants or similar requirements contained in such agreements.

The provisions of Sections 2.13(d) through (f) (including the right of the Company to obligate Sprint to take any of the actions described in Section 2.13(d)) will apply, mutatis mutandis, with respect to Sprint’s and Sprint Nextel’s obligations under this Section 2.14.
     2.15 Indemnified Litigation.
     (a) At such time as is reasonably determined by the Company (such determination to be made by the Transactions Committee and management of the Company) to be necessary to avoid any possible restriction or limitation on the operations of the Company and its Subsidiaries arising out of the Indemnified Litigation (as defined in the Transaction Agreement), Sprint and the Company will take, permit and authorize such actions with respect to the Company and its Subsidiaries as are reasonably requested by the Company (such determination to be made by the Transactions Committee and management of the Company) to avoid any such restriction or limitation, which may include transferring certain operations and assets of the Company and its Subsidiaries into special purpose entities with special governance provisions in accordance with Exhibit M to the Transaction Agreement, without regard to the provisions of Section 2.11. For these purposes (i) the reasonableness of any requested actions other than the actions described on Exhibit M to the Transaction Agreement will be determined taking into account the projected operations of the Company and its Subsidiaries during the three-year period following such request and (ii) any such requested actions other than actions described on Exhibit M to the Transaction Agreement will not be disproportionate in relation to the then-current and projected operations of the Company and its Subsidiaries in the territory affected by Indemnified Litigation.
     (b) Sprint Nextel will not amend any Sprint Affiliate Management Agreement, enter into any new Sprint Affiliate Management Agreement or take any other action, in each case, to extend an exclusivity provision under a Sprint Affiliate Management Agreement to (i) WiMAX products and services in any manner that could restrict the Company or (ii) the Company.
     2.16 Antitrust Matters; Compliance with Laws.
     (a) No Equityholder will nominate (or in the case of the Strategic Investor Group, direct the Strategic Investor Representative on behalf of the Strategic Investor Group to nominate) a Person as its Equityholder Designee if the participation of that Person on the Board would violate any Law, including any antitrust Law; provided that this provision will not serve as a basis for contractual damages against the breaching Equityholder so long as the breaching Equityholder acted in good faith in its nomination of such Equityholder Designee. Without limiting the generality of the foregoing, all Equityholders and the Company will comply with the Antitrust Guidelines attached hereto as Exhibit E (as amended, modified or supplemented from time to time, the “Antitrust Guidelines”), as and when applicable to such Equityholder.
     (b) If the nomination by an Equityholder (or in the case of the Strategic Investor Group, by the Strategic Investor Group at the direction of an Equityholder having the right to direct such nomination pursuant to the Strategic Investor Agreement) (each such Equityholder, a “Subject Equityholder”) of an officer, director or employee of the Subject Equityholder or any of its Affiliates as an Equityholder Designee would, in such Subject Equityholder’s reasonable judgment, create a substantial risk of a violation of Law (including antitrust Laws) or the Antitrust Guidelines, then, the Subject Equityholder may take (or, if applicable, direct the Strategic Investor Representative on behalf of the Strategic Investor Group to take) one or more of the following actions (in addition to all other actions that the Subject Equityholder may take hereunder or under the Strategic Investor Agreement) with respect to each Board seat which the Subject Equityholder then has the right to (or, if applicable, direct the Strategic Investor Representative on behalf of the Strategic Investor Group to) designate pursuant to Section 2.1 hereof and, to the extent applicable, the Strategic Investor Agreement:
     (i) The Subject Equityholder may (or may direct the Strategic Investor Representative on behalf of the Strategic Investor Group to) submit to the Nominating Committee for its approval (not to be unreasonably withheld, conditioned or delayed) the name of one person (a “Proposed Equityholder Designee”) who satisfies (1) the independence standards attached as Exhibit F hereto (the “Independence Standards”) and (2) the criteria described in the Antitrust Guidelines to (x) fill a vacancy created by the removal or resignation of an existing Equityholder Designee of the Subject Equityholder or the Strategic Investor Group, as applicable, pursuant to this Section 2.16 and in accordance with Section 2.1(e) hereof and Section 2.1(g) hereof or (y) stand for election at the next annual meeting of the stockholders of the Company as an Equityholder Designee of the Subject Equityholder or the Strategic Investor Group, as applicable, in each case in lieu of its existing Equityholder Designee. During the 30-day period following the submission of the Proposed Equityholder Designee’s name to the Nominating Committee, the Nominating Committee shall be afforded an opportunity to conduct a reasonable inquiry of the Proposed Equityholder Designee. Unless the Nominating Committee declines to approve (which approval shall not be unreasonably withheld, conditioned or delayed) the Proposed Equityholder Designee by delivering a written notice thereof to the Subject Equityholder or, in the case of a nomination submitted by the Strategic Investor Representative, to the Strategic Investor Representative, within such 30-day period, (A) the Proposed Equityholder Designee shall be deemed approved by the Nominating Committee and (B) the Subject Equityholder or the Strategic Investor Representative on behalf of the Strategic Investor Group, as applicable, shall have the right to submit such person for election at the next annual meeting of the stockholders as its Equityholder Designee in accordance with Section 2.1(b) or to the other Equityholders to fill a vacancy on the Board in accordance with Section 2.1(e). If the Nominating Committee, however, delivers the written notice declining to approve (which approval shall not be unreasonably withheld, conditioned or delayed) the Proposed Equityholder Designee within such 30-day period, the Subject Equityholder or the Strategic Investor Representative on behalf of the Strategic Investor Group, as the case may be, shall be permitted (but not obligated) to, and in any event within 30 days, submit the name of a new Proposed Equityholder Designee that meets the criteria set forth in the Independence Standards and the Antitrust Guidelines, and the process described in this Section 2.16(b)(i) will continue until a Proposed Equityholder Designee has been approved by the Nominating Committee.
     (ii) The Subject Equityholder may (or, in the case of the Strategic Investor Group, the Subject Equityholder may direct the Strategic Investor Representative on behalf of the Strategic Investor Group to) designate, either (1) in lieu of filling a Board seat with an Equityholder Designee or (2) in addition to filling a Board seat with an Equityholder Designee approved and designated to the Board in accordance with Section 2.16(b)(i) hereof, one person who is an officer of the Parent of the Subject Equityholder or any of such Parent’s principal Subsidiaries with a title of Senior Vice President (or equivalent) or higher that will have Observer Rights subject to the Observer Restrictions.
     (c) If the Subject Equityholder elects to exercise (or, if applicable, direct the Strategic Investor Group to exercise) its rights under Section 2.16(b) hereof (it being understood that a Subject Equityholder will not be obligated to exercise its rights under Section 2.16(b) hereof):
     (i) the Subject Equityholder will (or, if applicable, direct the Strategic Investor Representative on behalf of the Strategic Investor Group to) notify the Company and the remaining Equityholders in writing that the Subject Equityholder intends to exercise (or, if applicable, direct the Strategic Investor Group to exercise) its rights under this Section 2.16; and

     (ii) the Subject Equityholder (or the Strategic Investor Representative on behalf of the Strategic Investor Group, if applicable) and all remaining Equityholders will take whatever steps are necessary to remove the name of the applicable proposed Equityholder Designee that has been previously submitted for nomination, or, if the applicable Equityholder Designee is then a Director, cause the removal of the applicable Director in accordance with Section 2.1(g) within the time period required by Law.
     (d) An Equityholder Designee selected by a Subject Equityholder (or by the Strategic Investor Group at the direction of a Subject Equityholder) and approved by the Nominating Committee in accordance with Section 2.16(b) hereof will not be treated as an Independent Designee for purposes of this Agreement and instead will be treated as an Equityholder Designee of the Subject Equityholder or the Strategic Investor Group, as applicable.
     (e)
     (i) Notwithstanding the other provisions of this Section 2.16, if and for so long as a Subject Equityholder is prohibited by Law from nominating any Equityholder Designees (including any Equityholder Designee that meets the Independence Standards and otherwise qualifies under the provisions of this Section 2.16),
     (A) such Subject Equityholder will no longer be required to comply with the provisions of Section 2.1(f) with respect to the approval of a number of Independent Designees determined from time to time equal to the number of Equityholder Designees that such Subject Equityholder would have been entitled, at the time of the record date for the applicable stockholders’ meeting, to nominate under this Agreement (or in the case of the Strategic Investor Group, direct the Strategic Investor Representative on behalf of the Strategic Investor Group to nominate) had there been no such legal prohibition as of such date (such number of Equityholder Designees, the “Prohibited Designees”), and

     (B) without limiting the rights to appoint Observers that such Subject Equityholder may otherwise have under this Agreement, such Subject Equityholder may (or, in the case of the Strategic Investor Group, the Subject Equityholder may direct the Strategic Investor Representative on behalf of the Strategic Investor Group to) designate one person who will have Observer Rights subject to the Observer Restrictions with respect to Nominating Committee meetings; provided, however, that after such Observer has had a reasonable opportunity to observe the discussions of the Nominating Committee, as reasonably determined by a majority of the members of the Nominating Committee, the Nominating Committee may exclude such Observer and meet and act in executive session.
     (ii) Each party hereto agrees that a Subject Equityholder granted the right to withhold votes for Prohibited Designees under Section 2.16(e)(i)(A) shall not, and shall cause its Controlled Affiliates not to (x) make or in any way participate, directly or indirectly, in any “solicitation” of “proxies” (as such terms are used in the rules of the Securities and Exchange Commission) to vote any Voting Securities for or against any Directors or initiate any shareholder proposal for the election of any Directors, (y) form, join or in any way participate in a “group” (as that term is defined for purposes of Sections 13 and 14 of the Exchange Act of any successor provisions) with respect to the election of Directors or (z) advise, assist, encourage or direct any person to do, or to advise, assist, encourage or direct any other person to do, any of the foregoing, except, in each case, to the extent permitted by Section 2.1.
ARTICLE 3
TRANSFERS
     3.1 General Limitations on Transfer.
     (a) If any Equityholder or Non-Equityholder Transferee (as defined below) Transfers a share of Class B Common Stock (to the extent otherwise permitted by this Agreement and the Charter) without Transferring a corresponding Unit in accordance with the terms of the Operating Agreement, the share of Class B Common Stock will be immediately redeemed by the Company for its Par Value per share in accordance with the terms of this Agreement and the Charter.

     (b) If any Equityholder or Non-Equityholder Transferee Transfers any Units (to the extent permitted by the Operating Agreement) without Transferring a corresponding number of shares of Class B Common Stock, a number of shares of Class B Common Stock held by such Equityholder corresponding to the number of Units so Transferred will be immediately redeemed by the Company for their Par Value per share in accordance with the terms of this Agreement and the Charter.
     (c) An Equityholder may Transfer all or any portion of its shares of Class B Common Stock (together with the corresponding Units), and may permit its Transferees to Transfer all or any portion of the Class B Common Stock Transferred to them (together with the corresponding Units), as long as (and in addition to any other requirements of the Equityholder under this Agreement with respect to such Transfer):
     (i) at least ten days prior to consummating a Transfer (whether by the Equityholder or by its Transferee), the Equityholder (or the applicable Transferee) notifies the Company in writing,
     (ii) as a condition to consummating the Transfer, any Transferee that is not an Equityholder or a Permitted Designee or Permitted Transferee (a “Non-Equityholder Transferee”) executes and delivers to the Company and the Equityholders a Non-Equityholder Transferee Agreement in the form attached as Exhibit G, and
     (iii) the Transfer (whether by the Equityholder or by its Transferee) of Units corresponding to the Original Shares is made in accordance with the terms of the Operating Agreement.
     (d) Except as specifically provided in the Non-Equityholder Transferee Agreement, a Non-Equityholder Transferee will not be a party to this Agreement or have any rights or obligations hereunder (and in determining whether a matter under this Agreement that requires the approval of the holders of Class B Common Stock, voting as a separate class, has been approved, the Class B Common Stock held by a Non-Equityholder Transferee will be disregarded).
     (e) If any shares of Class B Common Stock (together with the corresponding Units) are Transferred in a Transfer that is not permitted under Section 3.1(c) above, such Transfer will be void ab initio.

     (f) None of Sprint, the Strategic Investors, Intel or any of their respective Affiliates will Transfer (other than (x) to a Permitted Transferee pursuant to Section 3.2 or (y) in the case of Intel only, in a Transfer of Existing Intel Shares), whether directly or indirectly, all or any portion of its Equity Securities (or the Units that correspond to its Equity Securities) to a single person or group (as those terms are defined below) in a transaction or a series of related transactions that would result in the Transferee person or group (other than any of Sprint, the Strategic Investors or Intel or their respective Permitted Transferees or Permitted Designees) together with its or their Permitted Transferees or Permitted Designees having a Percentage Interest immediately after the proposed Transfer equal to or greater than the Specified Percentage, unless the following occurs:
     (i) The provisions of Sections 3.3 and 3.6 have been complied with in full.
     (ii) As a condition to consummating the Transfer,
     (A) the Transferee makes (or causes another Person to make) a tender offer to the holders of Class A Common Stock to purchase all shares of Class A Common Stock at a price per share equal to or greater than the price per share that the Transferee proposes to pay for the Equity Securities (including the corresponding Units) proposed to be Transferred, and
     (B) all shares of Class A Common Stock that are properly tendered and not withdrawn are purchased by the Transferee.
     (iii) If the consideration proposed to be paid for the Equity Securities (including the corresponding Units) is other than cash, then the same form of consideration is offered to the holders of Class A Common Stock.
     (iv) The tender offer described in subsection (ii) above is conducted in compliance with Law, including the rules and regulations under the Exchange Act, and is not subject to any conditions other than those contained in the agreement governing the proposed Transfer.
     (v) The agreement governing the proposed Transfer sets forth the obligation described in this Section 3.1(f) and states that the holders of Class A Common Stock are intended third party beneficiaries of the provision setting forth such obligation.
For purposes of this Section 3.1(f), “person” and “group” have the meanings given to them for purposes of Sections 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision.

     3.2 Certain Permitted Transfers.
     (a) Subject to Section 3.1, an Equityholder may Transfer all or any portion of its Equity Securities, together with the corresponding Units, if any, to a Permitted Transferee; provided, in each case, that such Equityholder gives written notice to the Company of its intention to make a Transfer to such Transferee, stating the name and address of the Permitted Transferee, the Equityholder’s relationship to the Permitted Transferee and the type and amount of Equity Securities (and Units, if any) to be Transferred. The Company will give prompt notice of the Transfer to each other Equityholder. As a condition to such Transfer, the Equityholder will cause the Permitted Transferee to execute and deliver to the Company and each other Equityholder an Assignment and Assumption Agreement in the form attached as Exhibit H, and upon consummation of such Transfer, such Permitted Transferee will be an Equityholder and will be subject to all rights and obligations of the Transferor Equityholder under this Agreement.
     (b) Except as provided in Section 3.12, before any Permitted Transferee ceases to qualify as a Permitted Transferee of the relevant Equityholder, such Permitted Transferee will Transfer full legal and beneficial ownership of its Equity Securities (and Units, if any) to the applicable Parent or, subject to this Article 3, another Permitted Transferee of the relevant Parent. If a Transfer is not made in accordance with the immediately preceding sentence, then, in addition to all other remedies available at law or in equity, each share of Class B Common Stock held by such non-qualifying Permitted Transferee will be immediately redeemed by the Company for its Par Value per share in accordance with the terms of this Agreement and the Charter.
     (c) Except as provided in Section 3.12, before any Equityholder (if not a Parent), or any Subsidiary of a Parent that Controls such Equityholder, ceases to be a direct or indirect wholly-owned Subsidiary of its Parent, or, in the case of BHN, less than 100% of the economic and voting interests in BHN cease to be Controlled by BHN’s Parent, such Equityholder will Transfer full legal and beneficial ownership of its Equity Securities (and Units, if any) to its Parent or, subject to this Article 3, another Permitted Transferee of the relevant Parent. In the event of a breach of the immediately preceding sentence, then, in addition to all other remedies available at law or in equity, each share of Class B Common Stock held by such Equityholder, will be immediately redeemed by the Company for its Par Value per share in accordance with the terms of this Agreement and the Charter.

     3.3 Right of First Offer.
     (a) Subject to Section 3.1, 3.11 and the remaining provisions of this Section 3.3, if an Equityholder (for purposes of this Section 3.3, a “Selling Equityholder”) desires to Transfer (other than as part of an Excluded Transfer) all or any portion of its Equity Securities (the Equity Securities proposed to be Transferred by the Selling Equityholder, the “Subject Stock”), the Selling Equityholder will notify each of the remaining Equityholders that then owns (together with the particular Equityholder’s Permitted Transferees and Permitted Designees) a number of shares of Common Stock equal to at least 50% of its Original Shares (for purposes of this Section 3.3, the “Non-Selling Equityholders”) in writing prior to entering into any agreement with respect to the proposed Transfer of the Subject Stock. That notice (the “Interest Notice”) will set forth the number of shares of Subject Stock that the Selling Equityholder desires to Transfer, the material terms of a transaction in which the Selling Equityholder is willing to engage, including a proposed Transfer price payable in cash and, if applicable, whether the Transfer is to be an Open Market Transfer.
     (b) Within 30 days of its receipt of the Interest Notice, or five Business Days in respect of a proposed Open Market Transfer, each of the Non-Selling Equityholders may notify the Selling Equityholder in writing as to whether it intends to purchase all or any portion of the Subject Stock on the terms and conditions set forth in the Interest Notice and, in respect of an Open Market Transfer, subject to Section 3.3(h) (the “Response Notice”). Any Response Notice from a Non-Selling Equityholder who wishes to exercise its right to purchase more than the number of shares of Subject Stock set forth in subsection (i) below assuming all Non-Selling Equityholders exercise their rights in full under this Section 3.3 will state the maximum number of shares of Subject Stock that it wishes to purchase. A Response Notice shall constitute a binding and irrevocable election by the Non-Selling Equityholder delivering such Response Notice to purchase the portion of the Subject Stock specified therein.
     (i) If the Response Notices of the Non-Selling Equityholders present an offer, collectively, for all but not less than all of the Subject Stock, the parties will consummate the sale of the Subject Stock at the time and in the manner set forth in Section 3.3(e) and Section 3.3(f). Unless otherwise agreed by the Non-Selling Equityholders, the right to purchase the Subject Stock will be allocated among the Non-Selling Equityholders pro rata based on their relative Percentage Interests as of the date of the Interest Notice (or, if fewer than all of the Non-Selling Equityholders elect to purchase, based on the relative Percentage Interests (as of the date of the Interest Notice) of the Non-Selling Equityholders that elect to purchase the Subject Stock in accordance with this Section 3.3).

If there are two or more Non-Selling Equityholders that exercise their option to purchase more than their pro rata share of Subject Stock for a total number of shares of excess Subject Stock in excess of the number of available shares of Subject Stock, such excess Subject Stock shall be allocated among such Non-Selling Equityholders on a pro rata basis based on their respective Percentage Interests as of the date of the Interest Notice. All calculations under this subsection (i) will be made on an as-converted to Class A Common Stock basis (i.e., each share of Class B Common Stock, plus one Unit, will equal one share of Class A Common Stock in such calculations).
     (ii) If none of the Non-Selling Equityholders delivers a Response Notice or if the Response Notices of the Non-Selling Equityholders, collectively, present an offer for less than all of the Subject Stock, the Non-Selling Equityholders will be deemed to have declined to exercise their rights under this Section 3.3 and, subject to Section 3.1, Sections 3.3(c), 3.3(d) and 3.3(h), and Section 3.4 (if the Selling Equityholder is the Principal Equityholder), the Selling Equityholder may proceed with the proposed Transfer of such Subject Stock to the proposed Transferee based on the terms and conditions set forth in the Interest Notice.
     (c) A Selling Equityholder may Transfer Subject Stock pursuant to Section 3.3(b)(ii) to a proposed Transferee (other than a Non-Selling Equityholder) or in an Open Market Transfer only if:
     (i) the proposed Transferee is not an Affiliate of the Selling Equityholder,
     (ii) (A) in the case of any Transfer other than an Open Market Transfer, the Transfer is consummated on arm’s-length terms at a price not lower, and on other terms and conditions no less favorable, in the aggregate, to the Selling Equityholder than those set forth in the most recent Interest Notice, or (B) in the case of an Open Market Transfer, at a price greater than or equal to 95% of the price specified in the Interest Notice, and
     (iii) except in the case of an Open Market Transfer, the Selling Equityholder enters into a definitive agreement to Transfer all of the Subject Stock within 90 days of obtaining the right to do so in accordance with Section 3.3(b)(i) or (ii), as applicable, and consummates the Transfer within 180 days after entering into the definitive agreement (which 180-day period will be extended if the Transfer is subject to regulatory approval until the expiration of five Business Days after all such approvals have been received, but in no event later than 270 days after entering into the definitive agreement).

If the proposed Transfer does not comply with clauses (i) or (ii) above, or if the Selling Equityholder fails to enter into a definitive agreement within the 90-day period, or fails to consummate the Transfer within the 180-day period (as may be extended pursuant to clause (iii) above), the Selling Equityholder’s right to Transfer the Subject Stock under those clauses will terminate, and the Selling Equityholder will be required to initiate the process set forth in this Section 3.3 before Transferring all or any portion of its Equity Securities (other than in an Excluded Transfer).
     (d) If a Selling Equityholder Transfers Subject Stock to a proposed Transferee (other than a Non-Selling Equityholder), or in an Open Market Transfer, in accordance with this Section 3.3, the Transfer by the Selling Equityholder will be subject to the other terms and restrictions of this Agreement.
     (e) The closing of the purchase of any Subject Stock by the Non-Selling Equityholders will take place at the offices of the Company, or at another location mutually agreed by the parties to the sale, on a date mutually agreed by the parties to the sale that is no later than the latest of
     (i) the date specified in the Interest Notice as the intended date of the proposed Transfer, and
     (ii) 45 days after delivery of the applicable Response Notice or if approvals of any Governmental Authority are required, then five Business Days following the expiration of whatever period is required to obtain any necessary regulatory approvals in connection with the sale, but in no event more than 180 days after delivery of the applicable Response Notice.
     (f) At the closing of the purchase of any Subject Stock by the Non-Selling Equityholders, the Selling Equityholder will deliver
     (i) if the Subject Stock is certificated, a certificate or certificates for the Subject Stock to be sold, in each case accompanied by stock powers with signatures guaranteed and all necessary stock transfer Taxes paid and stamps affixed, if necessary, or
     (ii) if the Subject Stock is uncertificated, proper transfer instructions from the Selling Equityholder or the Selling Equityholder’s lawfully constituted attorney-in-fact, accompanied by evidence that all necessary stock transfer Taxes have been paid and evidence of compliance with appropriate procedures for transferring shares in uncertificated form,

     (iii) in either case against receipt of the purchase price therefor by certified or official bank check or by wire transfer of immediately available funds.
     (g) Notwithstanding the foregoing, the provisions of this Section 3.3 will not apply to (an “Excluded Transfer”):
     (i) in the case of Eagle River, any Open Market Transfer,
     (ii) in the case of Intel, any Transfer or series of Transfers of the Existing Intel Shares,
     (iii) any Transfer of Equity Securities that is part of a merger, consolidation, share exchange, recapitalization, business combination or other similar transaction involving the Company, in each case, that constitutes a Change of Control of the Company and that has been approved by the Board and the stockholders of the Company as required by this Agreement and Law,
     (iv) a Spin-Off Transaction; provided, however, that following a Spin-Off Transaction, the Spin-Off Entity will be subject to each of the obligations and enjoy each of the rights of the Spinning Entity for all purposes under this Agreement,
     (v) a Transfer to a Permitted Transferee,
     (vi) any Exchange Transaction (as defined in the Operating Agreement), or
     (vii) any Transfer by a Tag-Along Equityholder pursuant to Section 3.4.
     (h) In addition to the other provisions of this Agreement, a Selling Equityholder (other than Eagle River or, with respect to Existing Intel Shares only, Intel) may Transfer Subject Stock in an Open Market Transfer only if
     (i) in the case of an Open Market Transfer that is Registered, the Transfer is made within 90 days of the delivery of the latest of the applicable Response Notices (unless, during the 90-day period, the Company has postponed the filing or effectiveness of the registration statement with respect to the Registered Open Market Transfer, in which case the 90-day period will be tolled for as long as the postponement is in effect), or

     (ii) in the case of an Open Market Transfer that is not Registered, the Transfer is made within 30 days of the delivery of the latest of the applicable Response Notices.
     (i) The Strategic Investors, acting through the Strategic Investor Representative, will exercise their rights pursuant to this Section 3.3 as a group, and the Strategic Investor Group will be deemed to be a single “Non-Selling Equityholder” for purposes of calculating the number of shares of Subject Stock which the Strategic Investor Group is entitled to purchase under Section 3.3(b)(i). Unless the Strategic Investors otherwise agree (as notified by the Strategic Investor Representative to the Company and the remaining Equityholders), Subject Stock to be Transferred by or to the Strategic Investor Group (whether as a Selling Equityholder or a Non-Selling Equityholder) will be allocated among the Strategic Investors based on their relative Percentage Interests within the Strategic Investor Group.
     3.4 Tag-Along Rights.
     (a) Subject to Sections 3.1, 3.3, 3.11 and the remaining provisions of this Section 3.4, if the Principal Equityholder proposes to Transfer (other than as part of (x) an Excluded Transfer described in clauses (ii), (iv), (v), (vi) or (vii) of Section 3.3(g), or (y) an Open Market Transfer), in one transaction or a series of related transactions, directly or indirectly, all or any portion of its Equity Securities, and such transaction or series of related transactions would result in the proposed Transferee and its Affiliates (collectively referred to as the “Proposed Transferee”) having a Percentage Interest immediately after the proposed Transfer equal to or greater than the Specified Percentage, the Principal Equityholder will promptly notify the other Equityholders (for purposes of this Section 3.4, the “Tag-Along Equityholders”) in writing at least 30 days before the closing of the proposed Transfer (a “Tag-Along Notice”) setting forth the number of shares of Equity Securities proposed to be Transferred (for purposes of this Section 3.4, the “Sale Securities”), the nature of the proposed Transfer, the aggregate consideration to be paid for the Sale Securities (including the type of consideration to be paid), the name and address of each Proposed Transferee, the proposed closing date of the Transfer and any other material information regarding the terms of the proposed Transfer and the Proposed Transferee.

     (b) With respect to Sale Securities, each of the Tag-Along Equityholders will have the right, exercisable on delivery of written notice to the Principal Equityholder within 30 days after receipt of the Tag-Along Notice, to irrevocably elect to sell a portion of its Equity Securities (without regard to whether such Equity Securities are the same class as the Sale Securities), on the same terms and conditions as set forth in the Tag-Along Notice, in lieu of shares of Sale Securities. The number of Equity Securities to be substituted by each electing Tag-Along Shareholder will equal the product of the number of shares of Sale Securities, multiplied by a fraction, the numerator of which is the number of Equity Securities owned by such Tag-Along Equityholder and the denominator of which is the total number of Equity Securities owned by the Equityholders at the time the Tag-Along Notice is delivered.
All calculations under this subsection (b) will be made on an as-converted to Class A Common Stock basis (i.e., each share of Class B Common Stock, plus one Unit, will equal one share of Class A Common Stock in such calculations).
     (c) If none of the Tag-Along Equityholders makes a timely election to exercise its tag-along rights under Section 3.4(b), the Principal Equityholder may sell all, but not less than all, of the Sale Securities to the Proposed Transferee provided that such Transfer is consummated on arm’s-length terms at a price not higher and on other terms and conditions no more favorable, in the aggregate, to the Principal Equityholder than the terms and conditions set forth in the Tag-Along Notice. In addition,
     (i) any material change in the terms and conditions contained in the Tag-Along Notice (that is more favorable to the Principal Equityholder) will constitute a new proposal to Transfer for purposes of this Section 3.4; and
     (ii) definitive documents for the sale by the Principal Equityholder must be executed on or prior to the 90th day following the expiration of the Tag-Along Equityholders’ tag-along rights under this Section 3.4 and consummated within 180 days following the expiration of such tag-along rights (which 180-day period will be extended if the Transfer is subject to regulatory approval until the expiration of five Business Days after all such approvals have been received, but in no event later than 270 days following the expiration of such tag-along rights), and if the sale is not executed within the 90-day period and consummated within the 180-day period (as may be extended for the receipt of applicable regulatory approvals), the Sale Securities will again become subject to the rights of the Tag-Along Equityholders under this Section 3.4.

     (d) If any of the Tag-Along Equityholders elects to exercise its tag-along rights under Section 3.4(b), the number of shares of Sale Securities to be Transferred by the Principal Equityholder to the Proposed Transferee will be reduced by the applicable number of Equity Securities to be included in the Transfer by the applicable Tag-Along Equityholders, and the Transfer to the Proposed Transferee will otherwise proceed in accordance with the terms of this Section 3.4 and the Tag-Along Notice.
     (e) The closing of the sale of any Sale Securities elected to be sold by the Tag-Along Equityholders pursuant to this Section 3.4 will take place at the offices of the Company, or at another location mutually agreed by the parties to the sale, and on a date mutually agreed by the parties to the sale that is no later than the latest of
     (i) the date specified in the Tag-Along Notice as the intended date of the proposed Transfer to the Proposed Transferee,
     (ii) 90 days after delivery of the applicable Tag-Along Notice, and
     (iii) five Business Days following the expiration of whatever period is required to obtain any necessary regulatory approvals in connection with the sale.
     (f) The following will apply to any Transfer of Sale Securities (whether by the Principal Equityholder or by the Tag-Along Equityholders):
     (i) the Transfer by the Principal Equityholder (and any Tag-Along Equityholders, if applicable) will be subject to the other terms and restrictions of this Agreement, and
     (ii) any future proposed Transfer of Equity Securities other than the Sale Securities by the Principal Equityholder (and any Tag-Along Equityholders, if applicable) will remain subject to the terms and conditions of this Agreement, including this Article 3.
     (g) The Strategic Investors, acting through the Strategic Investor Representative, will exercise their rights pursuant to this Section 3.4 as a group, and the Strategic Investor Group will be deemed to be a single “Tag-Along Equityholder” for purposes of calculating the number of Voting Securities which the Strategic Investor Group is entitled to sell as a Tag-Along Equityholder. Unless the Strategic Investors otherwise agree (as notified by the Strategic Investor Representative to the Company and the remaining Equityholders), Sale Securities to be Transferred by the Strategic Investor Group (whether as a Principal Equityholder or as a Tag-Along Equityholder) will be allocated among the Strategic Investors based on their relative Percentage Interests within the Strategic Investor Group.

     3.5 Preemptive Rights.
     (a) Each Equityholder will have the right to purchase its Preemptive Right Pro Rata Share (as defined below) of New Securities (as defined in Section 3.5(f)) that the Company may from time to time propose to issue. An Equityholder’s “Preemptive Right Pro Rata Share” will be, at any given time, that proportion, calculated before any proposed issuance of New Securities, that the voting power represented by the Voting Securities owned by an Equityholder at that time bears to the total voting power represented by the Voting Securities issued and outstanding at that time.
     (b) Subject to Section 3.5(d)(i), if the Company proposes to issue New Securities, it will give the Equityholders a written notice (the “Notice of Issuance”) of its intention to sell New Securities, setting forth the price, the identity of the proposed purchaser(s) (if known) and the principal terms on which the Company proposes to issue the New Securities. Subject to Section 3.5(c), each Equityholder will have 30 days from the date of receipt of any Notice of Issuance (“New Securities Notice Period”) to elect to purchase a number of New Securities up to its Preemptive Right Pro Rata Share of New Securities (in each case calculated before the issuance and rounded to the nearest whole share), for the price and on the terms specified in the Notice of Issuance, by giving written notice to the Company stating the number of New Securities to be purchased.
     (c) Each holder of Class B Common Stock will have, at its option, the right to purchase the following in lieu of New Securities:
     (i) from the Company, Voting Securities that have voting rights that are the same as the voting rights in the New Securities (“Alternative Voting Securities”), and
     (ii) from the LLC, additional Units that have the economic and other rights (other than voting rights) that are the same as the economic and other rights (other than voting rights) of the New Securities (“Alternative Units”; and, together with the Alternative Voting Securities, “Alternative New Securities”),
in each case, so that the holders of Class B Common Stock are able to maintain the allocation of economic and other non-voting rights, if any, included as part of the New Securities, and voting rights, if any, included as part of the New Securities, in the same manner that economic, voting and other non-voting rights are allocated between the Class B Common Stock and the corresponding Units. The aggregate price payable for the new Voting Securities and new Units by the applicable Equityholders will be the price for the New Securities that is set forth in the Notice of Issuance, allocated between the Company and the LLC based on the relative value of the new Voting Securities and the new Units purchased under this Section 3.5.
     (d) If the Company proposes to issue New Securities in a Public Offering, the following will apply:
     (i) In lieu of sending a Notice of Issuance as provided in Section 3.5(b), at least ten Business Days prior to the printing of the “red herring” prospectus for the Public Offering, the Company will give written notice to the Equityholders (a “Public Offering Notice”) setting forth
     (A) the Company’s then-current estimate of the number of shares of Common Stock the Company intends to offer,
     (B) the anticipated per share range for the offering price,
     (C) any other material terms on which the Company proposes to issue the New Securities, and
     (D) the date on which the “red herring” prospectus is expected to be printed.
     (ii) At least five Business Days prior to the date referred to in Section 3.5(d)(i)(D), each Equityholder will deliver a binding notice to the Company stating whether and as to how many shares the Equityholder will elect to purchase (up to its Preemptive Right Pro Rata Share rounded to the nearest whole share). If an Equityholder fails to notify the Company by the required time, the Equityholder will be deemed to have declined to exercise its rights under this Section 3.5 with respect to that Public Offering.
     (iii) The actual purchase price for an Equityholder’s Preemptive Right Pro Rata Share of New Securities will be a per share purchase price equal to the purchase price paid for the securities issued in the Public Offering that gave rise to the rights under this Section 3.5, net of any underwriting discounts in connection with that Public Offering. In the case of a holder of Class B Common Stock, the purchase price will be allocated between the new Voting Security and the new Unit based on the relative value of the new Voting Securities and the new Units purchased under Section 3.5(c).

     (e) The Company will have 180 days after the date of the Notice of Issuance or Public Offering Notice, as applicable, to consummate the sale of any New Securities with respect to which the Equityholders’ preemptive rights were not exercised, at or above the price and on terms not more favorable, in the aggregate, to the purchasers of the New Securities than the terms specified in the initial Notice of Issuance or Public Offering Notice, as applicable, given in connection with that sale, except that the preceding restrictions on the price and terms and conditions of any sale will not apply to sales based on the prevailing market price of Voting Securities on NASDAQ or any other public trading medium at the time that the sale of New Securities is effected.
     (f) For purposes of this Agreement, “New Securities” means any capital stock (including Common Stock) of the Company issued (or to be issued) after the Effective Date, whether now or hereafter authorized, and any rights, options, warrants or other rights to purchase or acquire capital stock, and securities of any type whatsoever that are, or may become, exchangeable or exercisable for or convertible into capital stock. The term “New Securities” does not include, and the preemptive rights described in this Section 3.5 will not be exercisable with respect to, any of the following:
     (i) securities issued to holders of Class B Common Stock in connection with the right of those holders, under the terms of the Charter and the Operating Agreement, to convert their shares of Class B Common Stock, together with the corresponding Units, into shares of Class A Common Stock;
     (ii) securities issued to officers, employees or directors of the Company in connection with a person’s employment or director arrangements with the Company under any employee benefit plan of the Company adopted by the Board, including but not limited to any Incentive Plan;
     (iii) securities issued in connection with any Recapitalization Event of the Company approved by the Board;
     (iv) securities issued in connection with the acquisition of another business entity or business segment of another entity by the Company or any Subsidiary of the Company, or in connection with the acquisition of 2.5 GHz Spectrum by the Company or any Subsidiary of the Company;

     (v) securities issued in connection with the exercise of any right, option or warrant to acquire any security or the conversion of any security, in any case that (x) were outstanding prior to the Effective Date or (y) were issued after the Effective Date and were treated as New Securities in respect of which preemptive rights were offered pursuant to this Section 3.5;
     (vi) securities issued under Section 4.3 of the Transaction Agreement;
     (vii) securities issuable or issued to consultants, vendors, lessors or others with whom the Company conducts business (other than the Equityholders and their respective Affiliates), as long as
     (A) the securities are issued directly in a transaction approved by the Board, and
     (B) the issuance of securities is not for financing purposes;
     (viii) securities issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financing or similar transactions, as long as the securities are issued directly in a transaction approved by the Board; and
     (ix) securities issued (other than to any Equityholder or any of its Affiliates) in transactions involving technology licensing, research or development activities, the use or acquisition of strategic assets, properties or rights, or the distribution, manufacture or marketing of the Company’s products, as long as
     (A) the securities are issued directly in a transaction approved by the Board, and
     (B) the issuance of securities is not for financing purposes.
     (g) The closing of the purchases of an Equityholder’s Preemptive Right Pro Rata Share of New Securities (and Alternative New Securities, if any) under this Section 3.5 will take place at the offices of the Company:
     (i) in the case of an issuance of New Securities other than in connection with a Public Offering, on a date specified by the exercising Equityholders, which will be within 30 days after the exercise of such Equityholder’s rights under this Section 3.5, or (if later) within 10 days after the receipt of all required regulatory approvals, and

     (ii) in the case of an issuance of New Securities in connection with a Public Offering, on the date of the Public Offering.
At the closing, the Company and the LLC will deliver, or cause to be delivered, to the purchasing Equityholder, certificates (if applicable) representing the shares of New Securities (and Alternative New Securities, if any) to be purchased by the purchasing Equityholder, in the name of the purchasing Equityholder (and Unit holder, as applicable), against payment of the purchase price therefor, as provided below; and the purchasing Equityholder will deliver to the Company and to the LLC an amount in cash by wire transfer in immediately available funds equal to the product of the applicable price per share determined
     (x) in the Notice of Issuance, in the case of an issuance of New Securities other than in connection with a Public Offering, and
     (y) under Section 3.5(d)(iii), in the case of an issuance of New Securities issued in connection with a Public Offering, in each case, multiplied by the number of shares of New Securities or Alternative New Securities, as applicable, to be acquired by the purchasing Equityholder.
     (h) After giving a Notice of Issuance, the Company may close (prior to the expiration of the New Securities Notice Period) the sale of any portion of the New Securities that is not subject to preemptive rights under this Section 3.5, or as to which any Equityholder has affirmatively waived its rights under this Section 3.5.
     (i) The rights under this Section 3.5 will terminate with respect to an Equityholder if and when such Equityholder and its Permitted Transferees and Permitted Designees cease to own, in the aggregate, a number of shares equal to at least 50% of the Original Shares of such Equityholder.
     (j) The Strategic Investors, acting through the Strategic Investor Representative, will exercise their rights pursuant to this Section 3.5 as a group, and the Strategic Investor Group will be deemed to be a single “Equityholder” for purposes of calculating its Preemptive Right Pro Rata Share under Section 3.5(a). Unless the Strategic Investors otherwise agree (as notified by the Strategic Investor Representative to the Company and the remaining Equityholders), New Securities (or Alternative New Securities) acquired by the Strategic Investor Group will be allocated among the Strategic Investors based on their relative Percentage Interests within the Strategic Investor Group.

     3.6 Transfers to a Restricted Entity.
The Principal Equityholder and its Permitted Transferees and Permitted Designees will not Transfer any of their Equity Securities to:
     (a) any Strategic Investor Restricted Entity without the prior written consent of the Strategic Investor Representative (acting on behalf of the Strategic Investors), if the Strategic Investor Group is then a Consenting Equityholder,
     (b) any Intel Restricted Entity without Intel’s prior written consent, if Intel is then a Consenting Equityholder, or
     (c) any Sprint Restricted Entity without Sprint’s prior written consent, if Sprint is then a Consenting Equityholder;
in each case, if:
     (x) such Transfer would constitute a Change of Control of the Company or any of its Subsidiaries, or
     (y) after giving effect to such Transfer, the applicable Restricted Entity would have a Percentage Interest in excess of the Specified Percentage, or would have the contractual right to acquire Equity Securities (or Units) that would give the Restricted Entity, in the aggregate, a Percentage Interest in excess of the Specified Percentage immediately after the acquisition of those Equity Securities or Units, as applicable.
     3.7 Standstill Agreement.
     (a) Notwithstanding any other provision of this Agreement, but subject to Section 3.11, at any time before the end of the Standstill Period, none of the Standstill Equityholders will in any manner, directly or indirectly (whether through an agent, representative or otherwise),
     (i) effect (whether publicly or otherwise), participate in, provide or guarantee financing for any third parties in
     (A) any direct or indirect acquisition of any Common Stock (or beneficial ownership of Common Stock) or any option or other right to acquire any Common Stock except (w) by Sprint in accordance with Section 2.13(e) or 2.13(f) or by any Standstill Equityholder in accordance with Section 4.3 of the Transaction Agreement, (x) by means of a conversion of Units as provided in the Operating Agreement and the Charter; (y) in a transaction expressly permitted under, and executed in accordance with, Article 3 of this Agreement; or (z) pursuant to a Recapitalization Event; or

     (B) any direct or indirect acquisition of any of the assets of the Company, other than acquisitions of assets
     (I) in the ordinary course of business, or
     (II) with a value of no more than $10 million in the aggregate, or of any businesses of the Company, or any option or other right to acquire any of the foregoing (including from a third party), or
     (C) any tender or exchange offer, merger or other business combination involving the Company or any Subsidiary of the Company;
     (ii) form, join or in any way participate in a “group” (as that term is defined for purposes of Sections 13 and 14 of the Exchange Act or any successor provisions) with respect to any of the actions referred to in clause (i) above; or
     (iii) solicit, negotiate with or enter into any agreement with any third party with respect to any of the foregoing or make any public announcement of its intention or desire to do so.
     (b) The provisions of Section 3.7(a) will not apply to an acquisition of Common Stock by a Standstill Equityholder
     (i) if that Standstill Equityholder acquires (x) a Parent or (y) any other Person that holds Common Stock as part of the acquisition of an operating business, so long as in the case of clause (y) the Standstill Equityholder causes the Person to divest itself of the Common Stock within 180 days following the consummation of such acquisition transaction,
     (ii) subject to Section 3.8, if that Standstill Equityholder has offered to purchase 100% of the outstanding Common Stock not owned by such Equityholder, and the offer

     (A) has been approved by a Simple Majority of the Board (excluding the Equityholder Designees of the applicable Standstill Equityholder) and
     (B) is subsequently accepted or approved by a majority of the voting power represented by the Voting Securities of the Company (excluding the Voting Securities of the Standstill Equityholder and its Permitted Transferees and Permitted Designees), either by the tendering of Voting Securities or by an affirmative vote at a meeting of the stockholders called to approve the transaction (a “Qualifying Purchase”),
     (iii) if
     (A) the acquisition of Common Stock is in response to a bona fide offer by a stockholder to sell its Common Stock to the Standstill Equityholder in a private sale that would otherwise be prohibited by Section 3.7(a),
     (B) both
     (I) a Simple Majority of the Board (excluding the Equityholder Designees of the applicable Standstill Equityholder), and
     (II) each of Sprint, Intel and the Strategic Investor Representative (on behalf of the Strategic Investor Group)
have agreed to release the applicable Standstill Equityholder from its obligations under Section 3.7(a) with respect to such acquisition, and
     (C) each other Equityholder that then has preemptive rights under Section 3.5 has been offered the opportunity to participate in such transaction on a pro rata basis in accordance with its Percentage Interest (relative to the Percentage Interests of those Equityholders that elect to participate in such transaction), or
     (iv) as provided in Section 3.7(c).
     (c) If the Company issues Non-Preemptive Rights Securities (as defined below), the following will apply:

     (i) Notwithstanding the provisions of Section 3.7(a), each of the Standstill Equityholders will have the right to acquire, in the open market, the number of shares of Common Stock necessary to cause the Percentage Interest of that Standstill Equityholder to equal (to the nearest whole share) what it would be if the Non-Preemptive Rights Securities had not been issued (as adjusted for Recapitalization Events). Any acquisition or Transfer of Equity Securities by a Standstill Equityholder after the date of the applicable issuance of Non-Preemptive Rights Securities (other than in connection with a Recapitalization Event), whether under this Agreement or otherwise, will not affect the number of shares of Common Stock that a Standstill Equityholder is permitted to acquire in accordance with this Section 3.7(c).
     (ii) On each March 31st, June 30th, September 30th and December 31st during the term of this Agreement, the Company will notify the Standstill Equityholders in writing of any issuances of Non-Preemptive Rights Securities that have occurred since the date of the most recently delivered notice under this Section 3.7(c)(ii).
     (iii) If the Company issues Non-Preemptive Rights Securities, a Standstill Equityholder will be deemed to have a Percentage Interest for all purposes under this Agreement, for a period of 30 days after such Standstill Equityholder has received notice from the Company of such issuance, equal to its Percentage Interest immediately prior to the issuance of such Non-Preemptive Rights Securities. At the end of such 30-day period, the Percentage Interest of such Standstill Equityholder will convert to its actual Percentage Interest.
     (iv) For purposes of this Agreement, “Non-Preemptive Rights Securities” means and includes any Equity Securities, including Equity Securities issued in respect of options, warrants, convertible securities or other rights to purchase or acquire Equity Securities, in each case, that are excluded from the definition of New Securities under Section 3.5(f) (other than those excluded under clauses (i), (iii), (v) and (vi) thereof).
     (d) For purposes of this Section 3.7,
     (i) “Standstill Period” means, with respect to any Equityholder, the period from the Effective Date until the later to occur of
     (A) the fifth anniversary of the Effective Date, and

     (B) with respect to the restrictions on the Strategic Investors, the earliest date on which
     (I) Sprint ceases to own a number of shares of Common Stock equal to at least 50% of the Sprint Original Shares or Sprint has a Percentage Interest of less than 5%, and
     (II) Intel ceases to own a number of shares of Common Stock equal to at least 50% of the Intel Original Shares or Intel has a Percentage Interest of less than 5%;
     (C) with respect to the restrictions on Intel, the earliest date on which
     (I) Sprint ceases to own a number of shares of Common Stock equal to at least 50% of the Sprint Original Shares or Sprint has a Percentage Interest of less than 5%, and
     (II) the Strategic Investor Group ceases to own a number of shares of Common Stock equal to at least 50% of the Strategic Investor Original Shares or the Strategic Investor Group has, collectively, a Percentage Interest of less than 5%; and
     (D) with respect to the restrictions on Sprint, the date on which
     (I) the Strategic Investor Group ceases to own a number of shares of Common Stock equal to at least 50% of the Strategic Investor Original Shares or the Strategic Investor Group has, collectively, a Percentage Interest of less than 5%, and
     (II) Intel ceases to own a number of shares of Common Stock equal to at least 50% of the Intel Original Shares or Intel has a Percentage Interest of less than 5%.
     (ii) “Standstill Equityholders” means
     (A) Sprint and its Controlled Affiliates,

     (B) each Strategic Investor and its Controlled Affiliates, and
     (C) Intel and its Controlled Affiliates.
     3.8 Joint Purchase Rights.
     (a) If Sprint, Intel or any member of the Strategic Investor Group (the “Initiating Equityholder”) desires, at any time when the Standstill Period is still in effect with respect to the applicable Initiating Equityholder, to purchase outstanding shares of Common Stock, in one transaction or a series of related transactions, whether directly or indirectly, in a Qualifying Purchase, the Initiating Equityholder will promptly notify (i) if Sprint is the Initiating Equityholder, the Strategic Investor Group and Intel, (ii) if Intel is the Initiating Equityholder, Sprint and the Strategic Investor Group or (iii) if a member of the Strategic Investor Group is the Initiating Equityholder, Intel, Sprint and the remaining members of the Strategic Investor Group (in each case, for purposes of this Section 3.8, the “Non-Initiating Equityholders”) in writing at least 30 days before commencing the process required under this Agreement to engage in a Qualifying Purchase (a “Qualifying Purchase Notice”) setting forth the nature of the proposed Qualifying Purchase, the aggregate consideration (in cash) to be paid for the outstanding shares of Common Stock proposed to be purchased (the “Qualifying Purchase Securities”), the proposed commencement and closing date of the proposed Qualifying Purchase and any other material information regarding the terms of the proposed Qualifying Purchase.
     (b) With respect to a Qualifying Purchase, the Non-Initiating Equityholders will have the right, exercisable on delivery of written notice to the Initiating Equityholder within 30 days after receipt of the Qualifying Purchase Notice, to elect irrevocably to participate with the Initiating Equityholder in the Qualifying Purchase. If any Non-Initiating Equityholder elects to participate, such Non-Initiating Equityholder will have the right to acquire a portion of the Qualifying Purchase Securities, on the same terms and conditions as set forth in the Qualifying Purchase Notice, in accordance with the relative Percentage Interests of the Initiating Equityholder and the Non-Initiating Equityholders that elect to participate in such Qualifying Purchase. If any of the Non-Initiating Equityholders declines to exercise its participation right under this Section 3.8(b), each of the other participating Non-Initiating Equityholders and the Initiating Equityholder will be entitled to acquire a portion of the Qualifying Purchase Securities in accordance with the relative Percentage Interests of the Initiating Equityholder and the participating Non-Initiating Equityholders.

All calculations under this subsection (b) will be made on an as-converted to Class A Common Stock basis (i.e., each share of Class B Common Stock, plus one Unit, will equal one share of Class A Common Stock in such calculations).
     (c) If none of the Non-Initiating Equityholders makes a timely election to purchase the Qualifying Purchase Securities as provided in Section 3.8(b), the Initiating Equityholder may purchase the Qualifying Purchase Securities on arm’s-length terms at a price not lower, and on terms and conditions no more favorable, in the aggregate, to the Initiating Equityholder than the terms and conditions set forth in the Qualifying Purchase Notice; provided that
     (i) any material change in the terms and conditions contained in the Qualifying Purchase Notice (that is more favorable to the Initiating Equityholder) will constitute a new proposal for a Qualifying Purchase for purposes of Section 3.8(a); and
     (ii) definitive documents for a Qualifying Purchase must be executed on or prior to the 90th day following receipt of the Qualifying Purchase Notice and consummated on or prior to the 210th day following receipt of the Qualifying Purchase Notice, or, if the applicable regulatory approvals have not been received by the 210th day, within five Business Days of the receipt of any applicable regulatory approvals (but in no event more than 270 days following the receipt of the Qualifying Purchase Notice), and if not, the proposed Qualifying Purchase will again become subject to the rights and obligations under this Section 3.8.
     (d) The following will apply to any Qualifying Purchase:
     (i) the purchase by the Initiating Equityholder and the Non-Initiating Equityholders, if applicable, will be subject to the other terms and restrictions of this Agreement, and
     (ii) any future proposed Qualifying Purchase will remain subject to the terms and conditions of this Agreement, including this Article 3.
     (e) If both the Initiating Equityholder and one or more Non-Initiating Equityholders elect to participate in a Qualifying Purchase in accordance with this Section 3.8, and if the Qualifying Purchase is consummated,
     (i) subject to Section 2.1(a)(x), the number of Directors that may be nominated by each of Sprint, Intel and the Strategic Investor Group will be adjusted, either upward or downward as appropriate, so that the right of each of Sprint, Intel and the Strategic Investor Group, respectively, to nominate Directors will equal the product (rounded to the nearest whole number) obtained by multiplying 13 by a fraction, the numerator of which is the Percentage Interest then held by Sprint, Intel or the Strategic Investor Group, as the case may be, and the denominator of which is the sum of the Percentage Interests of Sprint, Intel and the Strategic Investor Group,

     (ii) this Agreement will be deemed to be amended, and the Company and the Equityholders will take whatever action is necessary to effect such amendment as necessary or appropriate to reflect the Qualifying Purchase, including the following, in each case, to be effective as of the closing of the Qualifying Purchase:
Section 2.6(b) will be amended to add the following new clauses:
     (I) “(vi) the issuance of any Equity Securities to any Person other than an Equityholder or its Permitted Designee, or the admission of any new member to the LLC; and”; and
     (II) “(vii) any material change from WiMAX to another technology standard for the Company’s business, or any other significant technology decisions.”
     3.9 Permitted Designee.
     (a) Subject to Section 3.1, any right of an Equityholder under this Agreement to acquire additional Equity Securities may be exercised, at the option of the Equityholder, by a Permitted Designee of such Equityholder. If an Equityholder desires for a Permitted Designee to acquire Equity Securities in lieu of the Equityholder, the Equityholder will notify the Company in writing. As a condition to such acquisition, the Equityholder will cause the Permitted Designee to execute and deliver to the Company and each other Equityholder an Assignment and Assumption Agreement in the form attached as Exhibit H, and upon consummation of the acquisition of Common Stock, the Permitted Designee will be an Equityholder and will be subject to all rights and obligations of an Equityholder owning the acquired Equity Securities under this Agreement.
     (b) Except as provided in Section 3.12, before any Permitted Designee ceases to qualify as a Permitted Designee of the relevant Equityholder, it will Transfer full legal and beneficial ownership of its Equity Securities and Units (if any) to the relevant Equityholder or, subject to this Section 3.9, another Permitted Designee of the Equityholder. If such a Transfer is not made in accordance with the immediately preceding sentence, then, in addition to all other remedies available at law or in equity, any shares of Class B Common Stock held by such non-qualified Permitted Designee will be immediately redeemed by the Company for their Par Value per share in accordance with the terms of this Agreement and the Charter.
     3.10 Void Transfers. Any Transfer or attempted Transfer of Equity Securities in violation of any provision of this Agreement will be void, ab initio.
     3.11 Limitations Prior to the Adjustment Date. Notwithstanding anything in this Article 3 to the contrary, prior to the Adjustment Date:
     (a) the Equityholders (other than Eagle River) will not, and will cause their Controlled Affiliates not to, in any manner, directly or indirectly (through an agent, representative, or otherwise), Transfer, or enter into any Hedging Transactions with respect to, any Equity Securities (or Units that correspond to Equity Securities) or convert any shares of Class B Common Stock and Class B Common Units into shares of Class A Common Stock;
     (b) none of the Equityholders will, or will permit any of its Affiliates to, in any manner, directly or indirectly (whether through an agent, representative or otherwise), acquire, publicly announce an intention to acquire, offer to acquire, or agree to acquire, by purchase, gift or otherwise, any Equity Securities (or Units that correspond to Equity Securities) or any direct or indirect interest in any Equity Securities (including any arrangement to provide the economic performance of all or any portion of such Equity Securities (including by means of any option, swap, forward or other contract or arrangement the value of which is linked in whole or in part to the value of such Equity Securities));
     (c) the Company shall not take, authorize, commit or agree to take, any of the following actions (or publicly announce any intention to do so):
     (i) issue, deliver, grant or sell, or authorize or propose the issuance, delivery, grant or sale of, any Equity Securities (or Units that correspond to Equity Securities) other than any issuance of securities described in clause (ii), (iii) or (v) of Section 3.5(f);
     (ii) repurchase, redeem or otherwise acquire any shares of any Equity Securities (or Units that correspond to Equity Securities), except for any repurchase or redemption deemed to occur upon any “cashless exercise” in connection with the issuance of any securities described in clause (ii) or (v) of Section 3.5(f); or

     (iii) declare, set aside for payment or pay any dividends on or make other distributions (whether in cash, stock or property) in respect of any Equity Securities (or Units that correspond to Equity Securities).
     3.12 Holding Company Transfers. Notwithstanding anything to the contrary in this Agreement:
     (a) Any Transfer that is permitted under this Article 3 (other than a Holding Company Exchange under Section 7.9(h) of the Operating Agreement) may, at the option of an Equityholder that is a Securities Holding Company, be effected as a transfer by the holder of 100% of the securities of such Securities Holding Company (a “Securities Holding Company Stockholder”) of all of its securities in such Securities Holding Company (a “Holding Company Transfer”).
     (b) For the avoidance of doubt, (i) prior to effecting any Holding Company Transfer, the transferor must comply, mutatis mutandis, with the provisions of (x) Section 3.3 by offering to the Non-Selling Equityholders the opportunity to purchase directly the Equity Securities held by the Securities Holding Company that is the subject of the proposed Holding Company Transfer (as opposed to the equity securities of the Securities Holding Company) and (y) Section 3.4, and (ii) any Tag-Along Equityholder may propose that a Transfer of its Equity Securities pursuant to Section 3.4 be effected as a Holding Company Transfer of the Securities Holding Company holding such Tag-Along Equityholder’s Equity Securities, but such proposal will not be binding upon the transferee, in which case such Tag-Along Equityholder may Transfer its Equity Securities in the Tag-Along Sale. Notwithstanding Section 3.3(c)(ii), the price paid for securities of the Securities Holding Company in a transfer to a transferee (other than a Non-Selling Equityholder) will be not lower than the product of (x) the transfer price proposed to the Non-Selling Equityholders in the Interest Notice (assuming that 100% of the Securities Holding Company is being transferred) and (y) the number of shares of Subject Stock held by the Securities Holding Company. The purchase price to be received by any Tag-Along Equityholder pursuant to Section 3.4 in a Holding Company Transfer will equal the quotient of (x) the aggregate consideration received for the equity securities of the Securities Holding Company being transferred (assuming that 100% of the Securities Holding Company is being transferred) divided by (y) the number of Equity Securities held by the Securities Holding Company.
     (c) If a Holding Company Transfer is effected pursuant to this Section 3.12 in connection with a Transfer pursuant to Section 3.3(b)(i) or Section 3.4, the Securities Holding Company Stockholder and its Affiliates will be responsible for, and will indemnify and hold the transferee and each of its Affiliates harmless against, (i) Tax of a Securities Holding Company incurred in such Holding Company

Transfer and (ii) all liabilities of the Securities Holding Company and its Affiliates (including liabilities for Taxes not described in clause (i)) to the extent such liabilities are attributable to periods through and including the date of the Holding Company Transfer (except to the extent attributable to the period after the closing of the Holding Company Transfer), including any liability of the Securities Holding Company arising by reason of being a member of an affiliated, combined, consolidated or other Tax group on or prior to the Holding Company Transfer.
ARTICLE 4
MISCELLANEOUS
     4.1 Parent Guaranty. On the Effective Date, each Parent has executed and delivered the Guaranty to the Company and the other Equityholders.
     4.2 Termination. Subject to the early termination of any provision (a) as a result of an amendment to this Agreement agreed to by the Company and the Equityholders as provided under Section 4.3 or (b) as provided in accordance with its terms, this Agreement will terminate with respect to each Equityholder when that Equityholder no longer owns any Equity Securities of the Company; except that Sections 3.10, 4.5, 4.7, 4.9, 4.10, 4.13, 4.15, and 4.17 through 4.20 of this Agreement will not terminate and will survive any termination of this Agreement. No such termination will relieve any party from any liability for the breach of any of the agreements set forth in this Agreement.
     4.3 Amendments and Waivers. Except as otherwise provided in this Agreement, no modification, amendment or waiver of any provision of this Agreement will be effective without the written approval of the Company, the Strategic Investor Representative (on behalf of the Strategic Investor Group) and each other Equityholder, except that any Equityholder may waive (in writing) the benefit of any provision of this Agreement with respect to itself for any purpose. No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified in this Agreement) will operate as a waiver of that right, power or privilege, nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise of the right, power or privilege, or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement will be cumulative and not exclusive of any rights or remedies provided by Law.
     4.4 Successors, Assigns and Transferees; Groups and Thresholds.
     (a) This Agreement will bind and inure to the benefit of and be enforceable by the parties to this Agreement and their respective successors (whether by merger, operation of law or otherwise) and permitted assigns.

     (b) Whether or not so stated in the relevant provisions of this Agreement, (i) references to Sprint, Eagle River, Intel or any Strategic Investor shall be deemed to include their respective Permitted Transferees and Permitted Designees, (ii) all amounts, thresholds or similar metrics applicable to Sprint, Eagle River, Intel, any Strategic Investor or the Strategic Investor Group shall be determined or measured (x) without duplication, by reference to the relevant Person and its Permitted Transferees (excluding, in the case of a Strategic Investor, any Permitted Transferee of the kind described in clause (ii) of the definition thereof) and Permitted Designees as a group and (y) taking into account the effect of any Recapitalization Events and (iii) references to a Person or group owning a number of shares of Common Stock equal to at least a specified percentage of such Person’s or group’s Original Shares shall be deemed to refer to ownership of a number of shares of Common Stock without regard to class.
     4.5 Legend.
     (a) All certificates or book entries, as the case may be, representing the Equity Securities held by each Equityholder will bear a legend substantially in the following form:
The securities represented by this [certificate][book entry] are subject to an Equityholders’ Agreement dated as of [___], 2008 (a copy of which is on file with the Secretary of the Company). No transfer, sale, assignment, pledge, hypothecation or other disposition of the securities represented by this [certificate][book entry] may be made except in accordance with the provisions of the Equityholders’ Agreement and (a) under a registration statement effective under the Securities Act of 1933, as amended, or (b) under an exemption from registration thereunder. The holder of the securities represented by this [certificate][book entry], by acceptance of the securities, agrees to be bound by all of the provisions of the Equityholders’ Agreement.
     (b) (i) On the sale of any Equity Securities to a person other than a Permitted Transferee under an effective registration statement under the Securities Act or under Rule 144 under the Securities Act or (ii) on and after the termination of this Agreement, the certificates or book entries representing those Equity Securities will be replaced, at the expense of the Company, with certificates or book entries not bearing the applicable legends required by this Section 4.5, except that the Company may condition the replacement of certificates or book entries under clause (i) on the receipt of an opinion of securities counsel reasonably satisfactory to the Company.

     4.6 Notices.
     (a) All notices and other communications required or permitted under this Agreement will be in writing and will be deemed effectively given:
     (i) when personally delivered to the party to be notified;
     (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient or, if not, then on the next Business Day, as long as a copy of the notice is also sent via nationally recognized overnight courier, specifying next day delivery, with written verification of receipt;
     (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or
     (iv) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.
     (b) Any notice or other communication that is to be sent by or delivered to the Strategic Investor Group under this Agreement will be sent by or delivered to the Strategic Investor Representative. In addition, in order to facilitate the administration of this Agreement, if any of Eagle River, Sprint or Intel Transfers any of its Equity Securities to a Permitted Transferee, or causes any Equity Securities to be issued to a Permitted Designee, such Equityholder will, by notice to the Company and the other Equityholders, designate a single entity (which must be one of its Controlled Affiliates) to send and receive all notices and other communications under this Agreement that are to be sent to or delivered by such Equityholder, and to exercise all of such Equityholder’s rights hereunder.
     (c) All communications will be sent to the party’s address as set forth below or at another address that the party has furnished to each other party in writing in accordance with this provision:
If to the Company:
Clearwire Corporation
4400 Carillon Point
Kirkland, Washington 98033
Attention: Vice-President Corporate Development
Facsimile No.: (425) 216-7766

with copies (which will not constitute notice) to:
Clearwire Corporation
4400 Carillon Point
Kirkland, Washington 98033
Attention: General Counsel
Facsimile No.: (425) 216-7766
Kirkland & Ellis LLP
Citigroup Center
153 East 53rd Street
New York, New York 10022
Attention: Joshua N. Korff
Facsimile No.: (212) 446-6460
Davis Wright Tremaine LLP
1201 Third Avenue, Suite 2200
Seattle, Washington 98101
Attention: Sarah English Tune
Facsimile No.: (206) 757-7161
If to Sprint or Sprint Nextel:
Sprint Nextel Corporation
2001 Edmund Halley Drive
Reston, Virginia 20191
Attention: Senior Vice President Corporate Development and Spectrum
Facsimile No.: (703) 433-4406
with copies to (which will not constitute notice) to:
Sprint Nextel Corporation
6200 Sprint Parkway
Overland Park, Kansas 66251
Attention: Corporate Secretary
Facsimile No.: (913) 523-9797
King & Spalding LLP
1180 Peachtree Street, N.E.
Atlanta, Georgia 30309
Attention: Michael J. Egan
Facsimile No.: (404) 572-5100

If to Eagle River:
Eagle River
2300 Carillon Point
Kirkland, WA 98033
Attention: Chief Executive Officer
Facsimile No: (425) 828-8061
If to the Strategic Investors:
To the Strategic Investor Representative c/o the relevant party at such party’s address as listed below.
If to Comcast:
Comcast Corporation
One Comcast Center
1701 John F. Kennedy Boulevard
Philadelphia, Pennsylvania 19103
Attention: Chief Financial Officer
Facsimile No.: (215) 286-1240
with copies (which will not constitute notice) to:
Comcast Corporation
One Comcast Center
1701 John F. Kennedy Boulevard
Philadelphia, Pennsylvania 19103
Attention: General Counsel
Facsimile No.: (215) 286-7794
Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
Attention: David L. Caplan
Facsimile No.: (212) 450-3800

If to Google:
Google Inc.
1600 Amphitheatre Parkway
Mountain View, CA 94043
Attn: General Counsel
Facsimile No.: (650) 887-2421
with a copy to (which shall not constitute notice):
Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, CA 94304
Attn: David J. Segre
Facsimile No.: (650) 493-6811
If to TWC:
c/o Time Warner Cable Inc.
One Time Warner Center
North Tower
New York, NY 10019
Attn: General Counsel
Facsimile No.: (704) 973-6201
with a copy to (which shall not constitute notice):
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attn: Matthew W. Abbott
         Robert B. Schumer
Facsimile No.: (212) 757-3990
If to BHN:
c/o Bright House Networks, LLC
c/o Advance/Newhouse Partnership
5000 Campuswood Drive
East Syracuse, NY 13057
Attn: Leo Cloutier
Facsimile No.: (315) 438-4643

with a copy to (which shall not constitute notice):
Sabin, Bermant & Gould LLP
Four Times Square
New York, NY 10036
Attn: Arthur J. Steinhauer, Esq.
Facsimile No.: (212) 381-7218
If to Intel:
Intel Corporation
2200 Mission College Blvd., MS RN6-65
Santa Clara, California 95054-1549
Attention: President, Intel Capital
Facsimile No.: (408) 765-8871
Intel Corporation
2200 Mission College Blvd., MS RN6-59
Santa Clara, California 95054-1549
Attention: Intel Capital Portfolio Manager
Facsimile No.: (408) 653-6796
Intel Corporation
2200 Mission College Blvd., MS RN4-151
Santa Clara, California 95054-1549
Attention: Intel Capital Group General Counsel
Facsimile No.: (408) 653-9098
Intel Corporation
2200 Mission College Blvd., MS RN5-125
Santa Clara, California 95054-1549
Attention: Director, U.S. Tax and Trade
Facsimile No.: (408) 765-1733
with copies (which will not constitute notice) to:
Gibson, Dunn & Crutcher LLP
1881 Page Mill Road
Palo Alto, California 94304
Attention: Gregory T. Davidson
Facsimile No.: (650) 849-5050

Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, California 90071-3197
Attention: Paul S. Issler
Facsimile No.: (213) 229-6763
     4.7 Confidentiality.
     (a) Each Equityholder agrees that Confidential Information has been and may in the future be made available in connection with such Equityholder’s investment in the Company. Each Equityholder acknowledges and agrees that it shall not disclose any Confidential Information to any Person or use any Confidential Information, except that Confidential Information (x) may be used solely in connection with the Equityholder’s investment in the Company and the LLC and not in connection with any of its other business operations and (y) may be disclosed:
     (i) to such Equityholder’s Representatives in the normal course of the performance of their duties,
     (ii) to the extent required by Law, rule or regulation (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which an Equityholder is subject, provided that such Equityholder agrees to give the Company prompt notice of such request(s), to the extent practicable, so that the Company may seek an appropriate protective order or similar relief (and the Equityholder shall cooperate with such efforts by the Company, and shall in any event make only the minimum disclosure required by such Law, rule or regulation)),
     (iii) to any Person with whom such Equityholder is contemplating a financing transaction or to whom such Equityholder is contemplating a Transfer of its Equity Securities, provided that such Transfer would not be in violation of the provisions of this Agreement and such potential transferee is advised of the confidential nature of such information and agrees to be bound by a confidentiality agreement consistent with the provisions hereof,
     (iv) to any regulatory authority or rating agency to which such Equityholder or any of its Affiliates is subject or with which it has regular dealings, as long as such authority or agency is advised of the confidential nature of such information,

     (v) to the extent related to the tax treatment and tax structure of the transactions contemplated by this Agreement (including all materials of any kind, such as opinions or other tax analyses that the Company, its Affiliates or its Representatives have provided to such Equityholder relating to such tax treatment and tax structure), provided that the foregoing does not constitute an authorization to disclose the identity of any existing or future party to the transactions contemplated by this Agreement or their Affiliates or Representatives, or, except to the extent relating to such tax structure or tax treatment, any specific pricing terms or commercial or financial information,
     (vi) in the case of the Strategic Investor Representative or any member of the Strategic Investor Group, to any other member of the Strategic Investor Group, or
     (vii) if the prior written consent of the Board shall have been obtained.
     (b) Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order) of Confidential Information in connection with the assertion or defense of any claim by or against the Company or any of its Subsidiaries or any Equityholder.
     (c) “Confidential Information” means any information concerning the Company or any Persons that are or become its Subsidiaries or the financial condition, business, operations or prospects of the Company or any such Persons in the possession of or furnished to any Equityholder under this Agreement, provided that the term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by an Equityholder or its affiliates, directors, officers, employees, stockholders, members, partners, agents, counsel, auditors, investment advisers or other representatives (all such persons being collectively referred to as “Representatives”) in violation of this Agreement, (ii) was available to such Equityholder on a non-confidential basis prior to its disclosure to such Equityholder or its Representatives by the Company, (iii) becomes available to such Equityholder on a non-confidential basis from a source other than the Company after the disclosure of such information to such Equityholder or its Representatives by the Company, which source is (at the time of receipt of the relevant information) not, to the best of such Equityholder’s knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the Company or another Person, (iv) is independently developed by such Equityholder without violating any confidentiality agreement with, or other obligation of secrecy to, the Company or (v) is received by an Equityholder under or in connection with other commercial contracts, agreements or arrangements with the Company (which information shall be governed by the terms of those contracts, agreements or arrangements).

     4.8 Accounting Policies. If Sprint is required at any point to consolidate with the Company and the LLC for accounting purposes, subject to Law and the fiduciary duties of the Board, the accounting policies of the Company and the LLC will be consistent with the accounting policies of Sprint as long as the policies comply with GAAP in the reasonable opinion of the Company.
     4.9 Strategic Investor Representative; Strategic Investor Agreement.
     (a) Each Strategic Investor hereby acknowledges that the Strategic Investor Representative is authorized to take all actions that are designated herein to be performed by the Strategic Investor Group, as a group, and to do or refrain from doing all further acts and things, and to execute all documents, as the Strategic Investor Representative deems necessary or appropriate in furtherance of any of the foregoing, including:
     (i) to receive and deliver all notices, communications and deliveries on behalf of the Strategic Investor Group under this Agreement;
     (ii) to provide consent, on behalf of the Strategic Investor Group, for any matter that requires the consent of the Strategic Investor Group under this Agreement; and
     (iii) to exercise any right or election on behalf of the Strategic Investor Group under this Agreement.
     (b) The Company and each Equityholder (other than the Strategic Investors) may conclusively and absolutely rely, without inquiry, on any actions of the Strategic Investor Representative authorized under this Agreement as the acts of the Strategic Investor Group in all matters referred to in this Agreement.
     (c) Each of the Strategic Investors hereby expressly acknowledges and agrees that the Strategic Investor Representative is authorized to act on behalf of the Strategic Investor Group notwithstanding any dispute or disagreement among the Strategic Investors, and that the Company and any Equityholder (other than the Strategic Investors) is entitled to rely on any and all action by the Strategic Investor Representative specifically authorized under this Agreement without liability to, or obligation to inquire of, any of the Strategic Investors. The Strategic Investor Representative may, at any time upon notice to the Company and the other Equityholders (upon which notice the Company and the other Equityholders will be entitled to rely), appoint a substitute or replacement Strategic Investor Representative.

     (d) Without in any way limiting the rights of the Company and the Equityholders (other than the Strategic Investors), under this Section 4.9 or otherwise, to rely on any and all action by the Strategic Investor Representative pursuant to this Agreement, each Strategic Investor expressly acknowledges and agrees that the appointment of the Strategic Investor Representative pursuant to Section 4.9(a) above, and all of the rights, obligations, power and authority of the Strategic Investor under this Agreement, are subject in all respects to the Strategic Investor Agreement.
     (e) The Strategic Investor Representative will deliver to each other party hereto a copy of any amendment to the Strategic Investor Agreement with reasonable promptness following the execution of any such amendment.
     4.10 No Joint and Several Liability of the Equityholders. The Company and each Equityholder acknowledge and agree that under no circumstances will any Equityholder be held jointly or severally liable for the breach of any provision of this Agreement by any other Equityholder or the Strategic Investor Representative (it being understood that this Section 4.10 shall not otherwise limit the liability of any Equityholder for its own breaches of this Agreement); provided that, in the event of any breach of this Agreement by the Strategic Investor Representative (acting in its capacity as such), each Strategic Investor shall be severally liable for a portion of any liability, loss, cost, damage or expense (including attorneys’ fees) arising from or in connection with such breach that is equal to such Strategic Investor’s Percentage Interest divided by the aggregate Percentage Interest of the Strategic Investor Group.
     4.11 Further Assurances. At any time or from time to time after the Effective Date, the parties will cooperate with each other as may be reasonably requested, and at the request of any other party, will execute and deliver any further instruments or documents and, to the fullest extent permitted by Law, will take all further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated by this Agreement and to otherwise carry out the agreements and the intent of the parties under this Agreement.
     4.12 Entire Agreement. Except as otherwise expressly set forth in this Agreement, this Agreement, together with the other Transaction Documents (and, as among the Strategic Investors only, the Strategic Investor Agreement), embodies the complete agreement and understanding among the parties to this Agreement with respect to the subject matter of this Agreement and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter of this Agreement in any way.
     4.13 Enabling Clause. The Company will cause the Charter, the Bylaws and the Operating Agreement to give effect to the terms and provisions contained in this Agreement to the extent permitted by Law. Each of the parties will vote its Voting Securities and take any other action reasonably requested by the Company or any Equityholder to amend the Charter, the Bylaws and the Operating Agreement so as to give full effect to and to avoid any conflict with the provisions of this Agreement, all to the extent permitted by Law.

     4.14 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, will impair any right, power or remedy of any non-breaching and non-defaulting party, nor will it be construed to be a waiver of any breach, default or noncompliance, or any acquiescence in it, or of or in any similar breach, default or noncompliance later occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party to this Agreement of any breach, default or noncompliance under this Agreement or any waiver on that party’s part of any provisions or conditions of this Agreement, must be in writing and will be effective only to the extent specifically set forth in that writing and to the extent permitted under this Agreement. No waiver of any default with respect to any provision, condition or requirement of this Agreement will be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof. All remedies, either under this Agreement, by Law, or otherwise afforded to any party, will be cumulative and not alternative.
     4.15 Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement will be governed in all respects by the laws of the State of Delaware. No suit, action or proceeding with respect to this Agreement may be brought in any court or before any similar authority other than in a court of competent jurisdiction in the State of Delaware, and the parties to this Agreement submit to the exclusive jurisdiction of those courts for the purpose of a suit, proceeding or judgment. Each party to this Agreement irrevocably waives any right it may have had to bring an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. Each of the parties to this Agreement irrevocably and unconditionally waives trial by jury in any legal action or proceeding (including any counterclaim) in relation to this Agreement.
     4.16 Severability. When possible, each provision of this Agreement will be interpreted so as to be effective and valid under Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any Law in any jurisdiction, that invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in that jurisdiction as if the invalid, illegal or unenforceable provision had never been contained in this Agreement and the parties to this Agreement will use their Reasonable Best Efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by that provision.
     4.17 Enforcement. Each party to this Agreement acknowledges that money damages would not be an adequate remedy if any of the covenants or agreements in this Agreement, including Sections 2.13 and 2.14, are not performed in accordance with its terms. If a party seeks an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction to enjoin an alleged breach and enforce specifically the terms and provisions of this Agreement, including Sections 2.13 and 2.14, the other parties will not raise the defense of an adequate remedy at law.

     4.18 No Recourse. Except as provided in any Guaranty, neither the Company nor any Equityholder will whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any Law, seek to hold liable under this Agreement or any documents or instruments delivered in connection with this Agreement, any current or future stockholder, director, officer, employee, general or limited partner or member of any Equityholder or of any Affiliate or assignee thereof. No current or future officer, agent or employee of any Equityholder or any current or future member of any Equityholder or any current or future stockholder, director, officer, employee, partner or member of any Equityholder or of any Affiliate or assignee thereof, will have any personal liability whatsoever for any obligation of any Equityholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of those obligations or their creation.
     4.19 No Third Party Beneficiaries. This Agreement is entered into solely for the benefit of the Equityholders, their respective Permitted Transferees, Permitted Designees and successors (whether by merger, operation of law or otherwise) and permitted assigns, and except that any current or former director or officer of the Company may enforce Section 2.1(j), no other Person may exercise any right or enforce any obligation under this Agreement.
     4.20 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which will be an original, but all of which together will constitute one instrument. This Agreement may be executed by facsimile or pdf signature(s).
     4.21 Interpretation. Unless the context of this Agreement otherwise clearly requires,
     (a) references to the plural include the singular, and references to the singular include the plural,
     (b) the words “include,” “includes” and “including” do not limit the preceding terms or words and will be deemed to be followed by the words “without limitation,”
     (c) the terms “day” and “days” mean and refer to calendar day(s), and
     (d) the terms “year” and “years” mean and refer to calendar year(s).
Unless otherwise set forth in this Agreement, references in this Agreement to
     (i) any document, instrument or agreement (including this Agreement)
     (A) includes and incorporates all Schedules and Exhibits,

     (B) includes all documents, instruments or agreements issued or executed in replacement of those documents, instruments or agreements, and
     (C) means the document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time, and
     (D) all Article, Section and Exhibit references in this Agreement are to Articles, Sections and Exhibits of this Agreement, unless otherwise specified. This Agreement will not be construed as if prepared by one of the parties, but rather according to its fair meaning as a whole, as if all parties had prepared it.
[Rest of page intentionally left blank]

EXECUTION COPY
     IN WITNESS WHEREOF, the parties to this Agreement have executed this Equityholders’ Agreement as of the date set forth in the first paragraph hereof.

CLEARWIRE CORPORATION
By:	/s/ Hope Cochran
	Name:	Hope Cochran
	Title:	Vice President, Finance and Treasurer

[Signature Page to the Equityholders’ Agreement by and among Clearwire Corporation, Sprint Holdco, LLC, Eagle River Holdings, LLC, Intel Capital Wireless Investment Corporation 2008A, Intel Capital Wireless Investment Corporation 2008B, Intel Capital Wireless Investment Corporation 2008C, Intel Capital Corporation, Intel Capital (Cayman) Corporation, Middlefield Ventures, Inc., Comcast Wireless Investment I, Inc., Comcast Wireless Investment II, Inc., Comcast Wireless Investment III, Inc., Comcast Wireless Investment IV, Inc., Comcast Wireless Investment V, Inc., Google Inc., TWC Wireless Holdings I LLC, TWC Wireless Holdings II LLC, TWC Wireless Holdings III LLC, and BHN Spectrum Investments, LLC]

SPRINT HOLDCO, LLC
By:	/s/ Keith O. Cowan
	Name:	Keith O. Cowan
	Title:	Vice President

For the limited purpose of Sections 2.13, 2.14 and 2.15 and Article 4: SPRINT NEXTEL CORPORATION
By:	/s/ Keith O. Cowan
	Name:	Keith O. Cowan
	Title:	President of Strategic Planning and Corporate Initiatives

[Signature Page to the Equityholders’ Agreement by and among Clearwire Corporation, Sprint Holdco, LLC, Eagle River Holdings, LLC, Intel Capital Wireless Investment Corporation 2008A, Intel Capital Wireless Investment Corporation 2008B, Intel Capital Wireless Investment Corporation 2008C, Intel Capital Corporation, Intel Capital (Cayman) Corporation, Middlefield Ventures, Inc., Comcast Wireless Investment I, Inc., Comcast Wireless Investment II, Inc., Comcast Wireless Investment III, Inc., Comcast Wireless Investment IV, Inc., Comcast Wireless Investment V, Inc., Google Inc., TWC Wireless Holdings I LLC, TWC Wireless Holdings II LLC, TWC Wireless Holdings III LLC, and BHN Spectrum Investments, LLC]

EAGLE RIVER HOLDINGS, LLC By: Eagle River Inc., its Manager

By:	/s/ Amit Mehta
	Name:	Amit Mehta
	Title:	Vice President

[Signature Page to the Equityholders’ Agreement by and among Clearwire Corporation, Sprint Holdco, LLC, Eagle River Holdings, LLC, Intel Capital Wireless Investment Corporation 2008A, Intel Capital Wireless Investment Corporation 2008B, Intel Capital Wireless Investment Corporation 2008C, Intel Capital Corporation, Intel Capital (Cayman) Corporation, Middlefield Ventures, Inc., Comcast Wireless Investment I, Inc., Comcast Wireless Investment II, Inc., Comcast Wireless Investment III, Inc., Comcast Wireless Investment IV, Inc., Comcast Wireless Investment V, Inc., Google Inc., TWC Wireless Holdings I LLC, TWC Wireless Holdings II LLC, TWC Wireless Holdings III LLC, and BHN Spectrum Investments, LLC]

INTEL CAPITAL WIRELESS INVESTMENT CORPORATION 2008A	INTEL CAPITAL CORPORATION

/s/ Arvind Sodhani	/s/ Arvind Sodhani

Name: Arvind Sodhani	Name: Arvind Sodhani
Title: President	Title: President

INTEL CAPITAL WIRELESS INVESTMENT CORPORATION 2008B	INTEL CAPITAL (CAYMAN) CORPORATION

/s/ Arvind Sodhani	/s/ Arvind Sodhani

Name: Arvind Sodhani	Name: Arvind Sodhani
Title: President	Title: President

INTEL CAPITAL WIRELESS INVESTMENT CORPORATION 2008C	MIDDLEFIELD VENTURES, INC.

/s/ Arvind Sodhani	/s/ Arvind Sodhani

Name: Arvind Sodhani Title: President	Name: Arvind Sodhani Title: President

CLEARWIRE CORPORATION

/s/ Hope Cochran
Name: Hope Cochran
Title: Vice President, Finance and Treasurer
[Signature Page to the Equityholders’ Agreement by and among Clearwire Corporation, Sprint Holdco, LLC, Eagle River Holdings, LLC, Intel Capital Wireless Investment Corporation 2008A, Intel Capital Wireless Investment Corporation 2008B, Intel Capital Wireless Investment Corporation 2008C, Intel Capital Corporation, Intel Capital (Cayman) Corporation, Middlefield Ventures, Inc., Comcast Wireless Investment I, Inc., Comcast Wireless Investment II, Inc., Comcast Wireless Investment III, Inc., Comcast Wireless Investment IV, Inc., Comcast Wireless Investment V, Inc., Google Inc., TWC Wireless Holdings I LLC, TWC Wireless Holdings II LLC, TWC Wireless Holdings III LLC, and BHN Spectrum Investments, LLC]

COMCAST WIRELESS INVESTMENT I, INC.		COMCAST WIRELESS INVESTMENT II, INC.

By:	/s/ Robert S. Pick	By:	/s/ Robert S. Pick

	Name: Robert S. Pick		Name: Robert S. Pick
	Title: Senior Vice President		Title: Senior Vice President

COMCAST WIRELESS INVESTMENT III, INC.		COMCAST WIRELESS INVESTMENT IV, INC.

By:	/s/ Robert S. Pick	By:	/s/ Robert S. Pick

	Name: Robert S. Pick		Name: Robert S. Pick
	Title: Senior Vice President		Title: Senior Vice President

COMCAST WIRELESS INVESTMENT V, INC.

By:	/s/ Robert S. Pick

Name: Robert S. Pick
Title: Senior Vice President
[Signature Page to the Equityholders’ Agreement by and among Clearwire Corporation, Sprint Holdco, LLC, Eagle River Holdings, LLC, Intel Capital Wireless Investment Corporation 2008A, Intel Capital Wireless Investment Corporation 2008B, Intel Capital Wireless Investment Corporation 2008C, Intel Capital Corporation, Intel Capital (Cayman) Corporation, Middlefield Ventures, Inc., Comcast Wireless Investment I, Inc., Comcast Wireless Investment II, Inc., Comcast Wireless Investment III, Inc., Comcast Wireless Investment IV, Inc., Comcast Wireless Investment V, Inc., Google Inc., TWC Wireless Holdings I LLC, TWC Wireless Holdings II LLC, TWC Wireless Holdings III LLC, and BHN Spectrum Investments, LLC]

GOOGLE INC.
By:	/s/ Kent Walker
	Name:	Kent Walker
	Title:	Vice President and General Counsel

[Signature Page to the Equityholders’ Agreement by and among Clearwire Corporation, Sprint Holdco, LLC, Eagle River Holdings, LLC, Intel Capital Wireless Investment Corporation 2008A, Intel Capital Wireless Investment Corporation 2008B, Intel Capital Wireless Investment Corporation 2008C, Intel Capital Corporation, Intel Capital (Cayman) Corporation, Middlefield Ventures, Inc., Comcast Wireless Investment I, Inc., Comcast Wireless Investment II, Inc., Comcast Wireless Investment III, Inc., Comcast Wireless Investment IV, Inc., Comcast Wireless Investment V, Inc., Google Inc., TWC Wireless Holdings I LLC, TWC Wireless Holdings II LLC, TWC Wireless Holdings III LLC, and BHN Spectrum Investments, LLC]

TWC WIRELESS HOLDINGS I LLC
By:	/s/ Satish Adige
	Name:	Satish Adige
	Title:	Senior Vice President, Investments

TWC WIRELESS HOLDINGS II LLC
By:	/s/ Satish Adige
	Name:	Satish Adige
	Title:	Senior Vice President, Investments

TWC WIRELESS HOLDINGS III LLC
By:	/s/ Satish Adige
	Name:	Satish Adige
	Title:	Senior Vice President, Investments

[Signature Page to the Equityholders’ Agreement by and among Clearwire Corporation, Sprint Holdco, LLC, Eagle River Holdings, LLC, Intel Capital Wireless Investment Corporation 2008A, Intel Capital Wireless Investment Corporation 2008B, Intel Capital Wireless Investment Corporation 2008C, Intel Capital Corporation, Intel Capital (Cayman) Corporation, Middlefield Ventures, Inc., Comcast Wireless Investment I, Inc., Comcast Wireless Investment II, Inc., Comcast Wireless Investment III, Inc., Comcast Wireless Investment IV, Inc., Comcast Wireless Investment V, Inc., Google Inc., TWC Wireless Holdings I LLC, TWC Wireless Holdings II LLC, TWC Wireless Holdings III LLC, and BHN Spectrum Investments, LLC]

BHN SPECTRUM INVESTMENTS, LLC
By:	/s/ Leo Cloutier
	Name:	Leo Cloutier
	Title:	Senior Vice President, Strategy & Development

[Signature Page to the Equityholders’ Agreement by and among Clearwire Corporation, Sprint Holdco, LLC, Eagle River Holdings, LLC, Intel Capital Wireless Investment Corporation 2008A, Intel Capital Wireless Investment Corporation 2008B, Intel Capital Wireless Investment Corporation 2008C, Intel Capital Corporation, Intel Capital (Cayman) Corporation, Middlefield Ventures, Inc., Comcast Wireless Investment I, Inc., Comcast Wireless Investment II, Inc., Comcast Wireless Investment III, Inc., Comcast Wireless Investment IV, Inc., Comcast Wireless Investment V, Inc., Google Inc., TWC Wireless Holdings I LLC, TWC Wireless Holdings II LLC, TWC Wireless Holdings III LLC, and BHN Spectrum Investments, LLC]

COMCAST CORPORATION, as the Strategic Investor Representative
By:	/s/ Robert S. Pick
	Name:	Robert S. Pick
	Title:	Senior Vice President

[Signature Page to the Equityholders’ Agreement by and among Clearwire Corporation, Sprint Holdco, LLC, Eagle River Holdings, LLC, Intel Capital Wireless Investment Corporation 2008A, Intel Capital Wireless Investment Corporation 2008B, Intel Capital Wireless Investment Corporation 2008C, Intel Capital Corporation, Intel Capital (Cayman) Corporation, Middlefield Ventures, Inc., Comcast Wireless Investment I, Inc., Comcast Wireless Investment II, Inc., Comcast Wireless Investment III, Inc., Comcast Wireless Investment IV, Inc., Comcast Wireless Investment V, Inc., Google Inc., TWC Wireless Holdings I LLC, TWC Wireless Holdings II LLC, TWC Wireless Holdings III LLC, and BHN Spectrum Investments, LLC]

EXECUTION COPY
Exhibit A
Definitions
     As used in this Agreement, the following terms have the following meanings:
     “2.5 GHz Spectrum” means any spectrum in the 2495-2690 MHz band authorized by the FCC under licenses for BRS or EBS.
     “25% Transferee” is defined in Section 2.1(a)(vii).
     “Adjustment Date” has the meaning set forth in the Transaction Agreement.
     “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with that Person; provided that neither the Company nor any of its Subsidiaries shall be deemed to be an Affiliate of any Equityholder.
     “Alternative New Securities” is defined in Section 3.5(c)(ii).
     “Alternative Units” is defined in Section 3.5(c)(ii)
     “Alternative Voting Securities” is defined in Section 3.5(c)(i).
     “Ancillary Agreements” has the meaning set forth in the Transaction Agreement.
     “Antitrust Guidelines” has the meaning set forth in Section 2.16(a).
     “Approval Equityholder” is defined in Section 2.7(e).
     “Audit Committee” is defined in Section 2.3(a).
     “Available Seats” means, at any time, (i) 13 less (ii) the number of Independent Designees at such time less (iii) one, if there is then an Eagle River Designee, less (iv) the number of Equityholder Designees (excluding the Eagle River Designee), if any, that were nominated by Equityholders other than the Equityholders whose Board nomination rights are being adjusted pursuant to Section 2.1 or Section 3.8 at such time.
     “Bankruptcy” means, with respect to any Person,
     (i) to apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for that Person or any property of that Person, or make a general assignment for the benefit of creditors;
 B-1

     (ii) in the absence of an application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for that Person or for a substantial part of the property of that Person;
     (iii) to permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of that Person; or
     (iv) take any corporate or company action authorizing, or in furtherance of, any of the foregoing.
     “beneficial owner” or “beneficially own” has the meaning given in Rule 13d-3 under the Exchange Act and a Person’s beneficial ownership of securities of any Person will be calculated in accordance with the provisions of that Rule, except that for purposes of determining beneficial ownership, no Person will be deemed to beneficially own any security solely as a result of that Person’s execution of this Agreement or the Operating Agreement.
     “BHN” is defined in the preamble.
     “BHN Observer” is defined in Section 2.1(a)(iv)(C).
     “BHN Original Shares” means the number of shares of Common Stock acquired by BHN on the Effective Date pursuant to Section 4.1 of the Transaction Agreement, subject to adjustment (i) as set forth in Section 4.3 of the Transaction Agreement and (ii) for Recapitalization Events.
     “Board” means the Board of Directors of the Company.
     “BRS” means Broadband Radio Service, a radio service licensed by the FCC under Part 27 of Title 47 of the Code of Federal Regulations, as amended and interpreted by the FCC, which can be used to provide fixed and mobile wireless services.
     “Business Day” means any day that is not a Saturday, a Sunday or other day that banks are required or authorized by Law to be closed in New York City.
     “Business Purpose of the Company” means
     (i) holding a membership interest in the LLC,
     (ii) serving as Managing Member of the LLC under the LLC Agreement,
     (iii) in its capacity as Managing Member of the LLC, causing the LLC to

     (A) develop, own and operate a Wireless Broadband Network utilizing 2.5 GHz Spectrum, and other spectrum that is used in an ancillary manner to such 2.5 GHz Spectrum, primarily within the United States,
     (B) develop, own and operate comparable networks using wireless broadband technology outside the United States as necessary to maintain the assets and operations outside the United States in existence as of the date hereof, and
     (C) market, promote and sell all types and categories of wireless communications services and associated products (whether now existing or developed and implemented in the future), including services and products that are (x) designed as products and services to be offered as the products and services of the Wireless Broadband Network or (y) bundled with or complementary to the products and services of the Wireless Broadband Network,
     (iv) engaging in such other business activities as may be approved by the Board from time to time, and
     (v) conducting activities incidental to the activities described in clauses (i) through (iv) above.
     “Bylaws” means the Bylaws of the Company as in effect on the Effective Date, as they may be amended, supplemented or otherwise modified from time to time in accordance with their terms, the terms of the Charter and the terms of this Agreement.
     “Change of Control” means, with respect to any Person, any of the following events:
     (i) the sale of more than a majority (or in the case of the Company or the LLC, the Specified Percentage) of the consolidated assets of that Person and its Subsidiaries;
     (ii) any merger, consolidation, share exchange, recapitalization, sale, issuance, disposition, transfer of capital stock or other transaction, in each case in which any Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (other than, in the case of the Company or the LLC, Sprint, Intel, the Strategic Investors and their respective Permitted Transferees and Permitted Designees, singly or in a group) acquires beneficial ownership of more than a majority (or, in the case of the Company or the LLC, the Specified Percentage) of either
     (A) the then-outstanding shares of that Person’s common stock or equivalent securities (determined on an as-converted basis), or
     (B) the combined voting power of the then-outstanding voting securities of that Person entitled to vote generally in the election of directors; or

     (iii) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (A) who were members of that board or equivalent governing body on the first day of such period, (B) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (C) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (A) and (B) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; provided, however, that, in the case of the Company, a member of the Board who differs from the individual who was a member of the Board on the first day of the applicable period will be deemed to have been a member on the first day of the applicable period if such member was nominated or otherwise designated by the same Equityholder as appointed the original member in accordance with Section 2.1.
     “Charter” means the Restated Certificate of Incorporation of the Company, as in effect on the Effective Date and as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms and the terms of this Agreement.
     “Class A Common Stock” means Class A common stock, par value $0.0001 per share, of the Company, which is entitled to the voting and other rights described in the Charter.
     “Class B Common Stock” means Class B common stock, par value $0.0001 per share, of the Company, which is entitled to the voting and other rights described in the Charter.
     “Clayton Act” means The Clayton Act, 15 U.S.C. §§ 12-27.
     “Clearwire Sub LLC” is defined in the recitals.
     “Closing” has the meaning set forth in the Transaction Agreement.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     “Comcast” is defined in the preamble.
     “Common Stock” means any and all classes of the Company’s common stock as authorized pursuant to the Charter, including the Class A Common Stock and the Class B Common Stock.
     “Company” is defined in the preamble.
     “Compensation Committee” is defined in Section 2.3(c).
     “Compliance Certificate” is defined in Section 2.13(b).

     “Compliance Notice” is defined in Section 2.13(a).
     “Confidential Information” is defined in Section 4.7(c).
     “Consenting Equityholder” is defined in Section 2.7(c).
     “Control” (including the correlative terms “Controlling”, “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
     “Controlled Affiliate” of an Equityholder means
     (i) each direct or indirect Subsidiary of that Equityholder and of that Equityholder’s Parent,
     (ii) any Affiliate of the Equityholder that the Equityholder (or its Parent) can directly or indirectly unilaterally cause to take or refrain from taking any of the actions required, prohibited or otherwise restricted by this Agreement; and
     (iii) such Equityholder’s Parent.
provided that neither the Company nor any of it Subsidiaries will be deemed to be a Controlled Affiliate of any Equityholder.
     “Director” means any member of the Board.
     “Eagle River” is defined in the preamble.
     “Eagle River Designee” is defined in Section 2.1(a)(ii).
     “Eagle River Observer” is defined in Section 2.1(a)(ii)(B).
     “Eagle River Original Shares” means 38,557,957 shares of Common Stock, as adjusted for Recapitalization Events.
     “EBS” means Educational Broadband Service, a fixed or mobile service, the licensees of which are educational institutions or non-profit educational organizations, and intended primarily for video, data, or voice transmissions of instructional, cultural, and other types of educational material licensed by the FCC under Part 27 of Title 47 of the Code of Federal Regulations, as amended and interpreted by the FCC.
     “Effective Date” is defined in the preamble.
     “Equity Securities” means any and all shares of common stock of the Company and any securities issued in respect thereof, including

     (i) Common Stock,
     (ii) securities of the Company convertible into, or exchangeable for, shares of Common Stock, and options, warrants or other rights to acquire shares of Common Stock; and
     (iii) any securities issued in substitution for the securities described in clauses (i) and (ii) above in connection with any Recapitalization Event.
     “Equityholder” has the meaning set forth in the recitals; provided that, for purposes of Sections 2.1(b), 2.1(g), 2.1(h) and 2.3(d) only, the term “Equityholder”, when used in reference to a Strategic Investor, will be deemed to refer to the Strategic Investor Group.
     “Equityholder Designees” means, collectively, the Director(s), including the Investor Independent Designee, that each Equityholder is entitled to nominate pursuant to Section 2.1(a).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Excluded Transfer” is defined in Section 3.3(g).
     “Existing Intel Shares” means the shares of Class A Common Stock issued to Intel in the Merger and the shares of Class A Common Stock issuable upon the exercise of the warrant to purchase 93,333 shares of Class A Common Stock held by Intel immediately following the Effective Time of the Merger (and any securities issued with respect to such shares in all subsequent Recapitalization Events).
     “Family Member” is defined in Exhibit F.
     “GAAP” means generally accepted accounting principles, as in effect in the United States of America from time to time.
     “Google” is defined in the preamble.
     “Governmental Authority” means any (i) nation, state, county, city, town, village, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, or other government; (iii) governmental or quasi-governmental authority of any nature; or (iv) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing power or authority of any nature.
     “Guaranty” means the Parent Agreement attached to this Agreement as Exhibit I.
     “Hedging Transactions” means engaging in short sales, zero cost collars, equity swaps, prepaid variable forward contracts, or the purchase and sale of puts and calls or other derivative securities, so long as (i) the applicable Equityholder retains beneficial ownership of the Equity Securities underlying such Hedging Transactions within the meaning of Rule 13d-3 of the Exchange Act and (ii) such Hedging Transactions are not permitted to be settled in securities, and are settled solely in cash.

     “Holding Company Transfer” is defined in Section 3.12.
     “Incentive Plan” means any equity incentive or similar plan or agreement under which the Company may issue shares of Class A Common Stock or other Equity Securities to existing and former directors, officers, employees and other Persons providing services to the Company and its Subsidiaries from time to time.
     “Indebtedness” of the Company or any of its Subsidiaries means, without duplication, (a) all obligations for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person), (b) all obligations evidenced by bonds, debentures, notes or similar instruments, (c) all obligations under conditional sale or other title retention agreements relating to property acquired by the Company or any of its Subsidiaries, (d) all obligations in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien on property owned or acquired by the Company or any of its Subsidiaries, whether or not the Indebtedness secured thereby has been assumed, (f) all guarantees by the Company or any Subsidiary of Indebtedness of others, (g) all capital lease obligations, (h) all obligations, contingent or otherwise, as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, in respect of bankers’ acceptances and (j) any other obligation, the incurrence of which is subject to restriction under any Sprint Senior Debt Agreement. However, Indebtedness does not include a draw-down on a revolving line of credit that has been the subject of a Revolver Quarterly Notice unless the Company intends to draw an amount on such line of credit in excess of the amount set forth in such Revolver Quarterly Notice.
     “Independence Standards” is defined in Section 2.16(b)(i).
     “Independent Designee” is defined in Section 2.1(a).
     “Independent Director” means an “independent director” as that term is used in the listing rules or requirements of NASDAQ or any other listing rules or requirements, if applicable, and any rules or requirements under Law.
     “Initial Independent Designee” is defined in Section 2.1(a).
     “Initiating Equityholder” is defined in Section 3.8(a).
     “Intel” is defined in the preamble.
     “Intel Agreement” has the meaning set forth in the Transaction Agreement.

     “Intel Designee” is defined in Section 2.1(a).
     “Intel Observer” is defined in Section 2.1(a)(iii)(C).
     “Intel Original Shares” means the number of shares of Common Stock acquired by Intel on the Effective Date pursuant to Section 4.1 of the Transaction Agreement, subject to adjustment (i) as set forth in Section 4.3 of the Transaction Agreement and (ii) for Recapitalization Events.
     “Intel Restricted Entity” means any of the following (including any Controlled Affiliate of the following and any successor (whether by merger, operation of law or otherwise) to any of the following or any of their respective Controlled Affiliates): Vodafone Group, NTT DoCoMo, Inc., AT&T Inc., Verizon Communications Inc. and Verizon Wireless.
     “Interest Notice” is defined in Section 3.3(a).
     “Investor Independent Designee” is defined in Section 2.1(a)(v).
     “Investor Securities Holding Company” means any entity (other than the Company or any of its Subsidiaries) that (i) is taxable as a corporation for U.S. federal income tax purposes, (ii) holds no material assets other than an equal number of Units and shares of Class B Common Stock, (iii) at all times since its existence has held no material assets other than assets transferred to or from the LLC (and earnings thereon) and an equal number of (A) Units and (B) either (1) shares of Class B Common Stock or (2) Voting Units (as defined in the Operating Agreement), and (iv) has conducted no business or other activities other than those related to its ownership of such Units and Class B Common Stock.
     “Law” means any applicable foreign or domestic, federal, state or local, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or requirement of any Governmental Authority or any arbitration tribunal.
     “LLC” is defined in the recitals.
     “Merger” is defined in the recitals.
     “NASDAQ” means The NASDAQ Stock Market, LLC or other stock exchange or securities market on which the Common Stock is at any time listed or quoted.
     “New Securities” is defined in Section 3.5(f).
     “New Securities Notice Period” is defined in Section 3.5(b).
     “Nominating Equityholder” is defined in Section 2.1(a)(x).
     “Non-Equityholder Transferee” is defined in Section 3.1(a).

     “Non-Initiating Equityholder” is defined in Section 3.8(a).
     “Non-Preemptive Rights Securities” is defined in Section 3.7(c)(iv).
     “Non-Qualifying Equityholder” is defined in Section 2.9(c).
     “Non-Selling Equityholder” is defined in Section 3.3(a).
     “Notice of Issuance” is defined in Section 3.5(b).
     “Observer” is defined in Section 2.1(a)(iv)(D).
     “Observer Restrictions” is defined in Section 2.1(a)(xii).
     “Observer Rights” is defined in Section 2.1(a)(xii).
     “Old Clearwire” is defined in the recitals.
     “Open Market Transfer” means a Transfer that is made in accordance with Rule 144 under the Act or in a public offering registered under the Securities Act.
     “Operating Agreement” means the Amended and Restated Operating Agreement of the LLC, dated as of the date hereof, as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms and the terms of this Agreement.
     “Original Operating Agreement” means the Operating Agreement of the LLC, dated as of May 14, 2008, 2008.
     “Original Shares” means, as applicable, any or all of the Sprint Original Shares, the Strategic Investor Original Shares, the Intel Original Shares, the Eagle River Original Shares or the BHN Original Shares.
     “Other Business Activities” means business activities of the Company that are (a) approved by the Board in accordance with Section 2.6(b)(iii) and (b) not conducted by or through the LLC or its Subsidiaries.
     “Other Sprint Debt Agreement” is defined in Section 2.13(i).
     “Par Value” means, with respect to shares of Class A Common Stock and Class B Common Stock, $0.0001 per share, as adjusted for Recapitalization Events.
     “Parent” means, with respect to Sprint, Sprint Nextel Corporation; with respect to Intel, Intel Corporation; with respect to Comcast, Comcast Corporation; with respect to Google, Google; with respect to TWC, Time Warner Cable Inc.; and with respect to BHN, Advance/Newhouse Partnership or, Bright House Networks, LLC (except that for purposes of the Guaranty to be issued pursuant to Section 4.1 hereof, it means Bright House Networks, LLC); and, in each case, any successor (whether by merger, operation of law or otherwise) thereto; provided that if any Equityholder effects a Spin-Off Transaction, following such Spin-Off Transaction the Parent of the Person owning the Equity Securities and Units that have been spun off will be deemed to be the Spin-Off Entity.

     “Percentage Interest” means, at the time of determination with respect to any Person, the voting power represented by the Voting Securities then collectively held by that Person and its Permitted Transferees and Permitted Designees (or, in the case of a Person that is not an Equityholder, its Affiliates) as a percentage of the voting power attributable to all Voting Securities then outstanding; provided that the Percentage Interest of Intel will be calculated as though Intel did not hold any Existing Intel Shares (i.e., the Existing Intel Shares will be counted in the denominator, but not in the numerator, in any calculation of Intel’s Percentage Interest); and provided, further, that any Equity Securities issued by Clearwire under Section 10.1(b)(iv)(E), (F), (H) or (I) of the Transaction Agreement or in connection with the transactions described in Items 2, 3, 4 and 8 of Section 6.13(c)(ii) or Item 4 of Section 10.1(b)(iv) of the Clearwire Disclosure Schedules (as defined in the Transaction Agreement), including those issued upon exercise, conversion or exchange of such Equity Securities will be deemed not to be outstanding for the purpose of calculating an Equityholder’s Percentage Interest.
     “Permitted Designee” means, with respect to any Equityholder, any direct or indirect wholly-owned Subsidiary of the Parent of such Equityholder.
     “Permitted Transferee” means, (i) with respect to any Equityholder, the Parent of such Equityholder or a direct or indirect wholly-owned Subsidiary of the Parent of such Equityholder, (ii) in the case of any Equityholder that is a member of the Strategic Investor Group, another member of the Strategic Investor Group and (iii) in the case of Eagle River, any of the members of Eagle River. Notwithstanding the foregoing, a Permitted Transferee of the Spinning Entity or any of its direct or indirect wholly-owned Subsidiaries will not cease to qualify as a Permitted Transferee as a result of a Spin-Off Transaction for so long as such Permitted Transferee remains a direct or indirect wholly-owned Subsidiary of the Spin-Off Entity.
     “Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization, government or any agency or political subdivisions thereof.
     “Preemptive Right Pro Rata Share” is defined in Section 3.5(a).
     “Principal Equityholder” means, at any given time, whichever of Sprint, the Strategic Investor Group or Intel holds the largest Percentage Interest; provided that in no event shall any Equityholder be deemed the Principal Equityholder if it (together with its Permitted Transferees and Permitted Designees) holds a Percentage Interest of less than 26%.
     “Prohibited Designees” is defined in Section 2.16(e)(i)(A).
     “Proposed Equityholder Designee” is defined in Section 2.16(b)(i).

     “Proposed Transferee” is defined in Section 3.4(a).
     “Public Offering” means an underwritten public offering of securities of the Company under an effective registration statement under the Securities Act or the sale of securities of the Company on a bought-deal basis to a broker-dealer who intends to distribute the acquired securities.
     “Public Offering Notice” is defined in Section 3.5(d)(i).
     “Qualifying Purchase” is defined in Section 3.7(b)(ii).
     “Qualifying Purchase Notice” is defined in Section 3.8(a).
     “Qualifying Purchase Securities” is defined in Section 3.8(a).
     “Reasonable Best Efforts” means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to achieve that result as expeditiously and as reasonably as possible.
     “Recapitalization Event” means a stock split, reverse stock split, combination, reclassification, recapitalization, stock dividend or similar transaction.
     “Registered” means a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of that registration statement.
     “Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, among the Company and each of the Equityholders, as amended from time to time.
     “Related Party Transaction” means any transaction between the Company or any of its Controlled Affiliates, on the one hand, and any Equityholder, any Affiliate of an Equityholder, or any director, officer, employee or “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of the Company, an Equityholder or any Affiliate of an Equityholder, on the other hand.
     “Representative” is defined in Section 4.7(c).
     “Response Notice” is defined in Section 3.3(b).
     “Restricted Aggregated Information” is defined in Exhibit E.
     “Restricted Entity” means, collectively, the Intel Restricted Entities, the Strategic Investor Restricted Entities and the Sprint Restricted Entities.
     “Restricted Market Information” is defined in Exhibit E.

     “Revolver” is defined in Section 2.13(a).
     “Revolver Quarterly Notice” is define in Section 2.13(a).
     “Sale Securities” is defined in Section 3.4(a).
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “Securities Holding Company” means any Investor Securities Holding Company or a Sprint Securities Holding Company.
     “Securities Holding Company Stockholder” is defined in Section 3.12(a).
     “Selling Equityholder” is defined in Section 3.3(a).
     “Sherman Act” means The Sherman Act, 15 U.S.C. §§ 1-7.
     “Simple Majority” means a majority of the Directors (or relevant group of Directors) (i) present at a meeting that has been duly called and at which a quorum was present at the time any matter is being voted on or (ii) to the extent permissible under applicable Law, acting by written consent.
     “Specified Percentage” means a percentage equal to 50% of the Percentage Interest of Sprint as of the Adjustment Date.
     “Spinning Entity” is defined in the definition of “Spin-Off Transaction.”
     “Spin-Off Entity” is defined in the definition of “Spin-Off Transaction.”
     “Spin-Off Transaction” means any pro rata transfer by a Parent (such Parent, a “Spinning Entity”) to its stockholders in a spin-off or similar transaction of all of the capital stock of a Permitted Transferee of such Spinning Entity owning directly or indirectly all of the Equity Securities and Units beneficially owned by such Spinning Entity and its Affiliates (the “Spin-Off Entity”) that qualifies as a tax-free spin-off under Section 355(c) of the Code; provided that in order to be treated as a Spin-Off Transaction the Spin-Off Entity must,
(a) if the Parent of Sprint is the Spinning Entity, also own directly or indirectly all or substantially all of the wireless, voice and data services business conducted by Sprint and its Controlled Affiliates using CDMA technology over 1.9 GHz PCS spectrum (or successor operational or functional equivalent),
(b) if the Parent of Comcast, TWC or BHN is the Spinning Entity, also own directly or indirectly all or substantially all of its and its Controlled Affiliates’ cable division or business (or successor or operational or functional equivalent),

(c) if the Parent of Intel is the Spinning Entity, also own directly or indirectly all or substantially all of the business comprising the mobility group of Intel and its Controlled Affiliates as of the date of the Transaction Agreement (or successor or operational or functional equivalent), or
(d) if the Parent of Google is the Spinning Entity, also own directly or indirectly all or substantially all of its and its Controlled Affiliates’ search division or business (or successor or operational or functional equivalent).
     “Sprint” is defined in the preamble.
     “Sprint Adverse Change of Control” means (i) the acquisition of or beneficial ownership by a Restricted Entity, in each case on or after the date of the Transaction Agreement, of securities representing 50% or more of the votes entitled to be cast in the election of directors of Sprint or (ii) at any time prior to the later of (x) two years following the date on which Sprint files a petition for reorganization under the Bankruptcy Code and (y) the date upon which (1) an order is entered in any bankruptcy reorganization case of Sprint that confirms a plan or reorganization or liquidation or (2) Sprint files a Chapter 7 liquidation case under the Bankruptcy Code, a majority of the Sprint Designees cease to be individuals who (A) were Sprint Designees prior to such Bankruptcy, (B) are then current or former employees of Sprint or any of its Controlled Affiliates or (C) were directors of Sprint or any of its Controlled Affiliates immediately prior to the Bankruptcy.
     “Sprint Affiliate Management Agreement” means an agreement entered into between Sprint Nextel or its Affiliates and another Person for the purpose of engaging the other Person to both (i) manage portions of a CDMA mobile wireless communications network using the Person’s own network equipment and (ii) sell mobile wireless communications services as the agent of Sprint Nextel under the Sprint Nextel designated brand.
     “Sprint Contribution” is defined in the recitals.
     “Sprint Designee” is defined in Section 2.1(a).
     “Sprint Nextel” is defined in the recitals.
     “Sprint Original Shares” means the number of shares of Common Stock acquired by Sprint on the Effective Date in connection with the transactions contemplated by the Transaction Agreement, as adjusted for Recapitalization Events.
     “Sprint Restricted Entity” means any of the following (including any Controlled Affiliate of the following and any successor (whether by merger, operation of law or otherwise) to any of the following or any of their Controlled Affiliates): AT&T Inc., Verizon Communications Inc., and Verizon Wireless.

     “Sprint Securities Holding Company” means any entity (other than the Company or any of its Subsidiaries) that (i) is taxable as a corporation for U.S. federal income tax purposes, (ii) holds no material assets other than an equal number of Units and shares of Class B Common Stock, (iii) at all times since its existence has held no material assets other than interests in Sprint, assets transferred to or from the LLC (and earnings thereon), and an equal number of Units and shares of Class B Common Stock and (iv) has conducted no business or other activities other than those related to its ownership of such Units and shares of Class B Common Stock and interests in Sprint.
     “Sprint Senior Debt Agreements” means, collectively, (i) the Credit Agreement dated as of December 19, 2005, as amended, among Sprint Nextel Corporation, Nextel Communications, Inc., Sprint Capital Corporation, the banks and other financial institutions and lenders that are parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (or any successor agreement), (ii) the Indenture dated as of October 1, 1998 among Sprint Capital Corporation, Sprint Corporation and Bank One, NA, as trustee, together with all supplements thereto (or any successor agreement), (iii) the Credit Agreement dated as of March 23, 2007 between Sprint Nextel Corporation and Export Development Canada (or any successor agreement) and (iv) any other similar instrument (or series of related instruments) evidencing or governing indebtedness for money borrowed or guarantees of Sprint Nextel or any of its Subsidiaries in an amount equal to or greater than $100,000,000 (or any successor instrument); provided that (x) any indebtedness borrowed or issued pursuant to a “base” indenture or credit agreement with multiple facilities, series or tranches shall be aggregated for purposes of this calculation, and (y) the amount of indebtedness for purposes of this calculation under any revolving facility shall be the maximum amount available to be borrowed under such facility.
     “Sprint Sub LLC” is defined in the recitals.
     “Standstill Equityholders” is defined in Section 3.7(d)(ii).
     “Standstill Period” is defined in Section 3.7(d)(i).
     “Strategic Investor” is defined in the preamble.
     “Strategic Investor Agreement” means that certain Strategic Investor Agreement entered into among the Strategic Investors as of the date hereof, as amended from time to time.
     “Strategic Investor Designee” is defined in Section 2.1(a).
     “Strategic Investor Group” means, collectively, (i) each Strategic Investor and (ii) each Permitted Transferee and Permitted Designee of a Strategic Investor.
     “Strategic Investor Observer” is defined in Section 2.1(a)(iv)(D).
     “Strategic Investor Original Shares” means the number of shares of Common Stock acquired by the Strategic Investor Group on the Effective Date in connection with the transactions contemplated by the Transaction Agreement, subject to adjustment (i) as set forth in Section 4.3 of the Transaction Agreement, and (ii) for Recapitalization Events.

     “Strategic Investor Representative” means the representative of the Strategic Investor Group that is appointed in accordance with the terms of the Strategic Investor Agreement to take all actions designated herein to be performed by the Strategic Investor Group, as a group, in accordance with the terms set forth in the Strategic Investor Agreement. The initial Strategic Investor Representative shall be Comcast Corporation unless and until Comcast Corporation is removed or resigns in accordance with the terms of the Strategic Investor Agreement.
     “Strategic Investor Restricted Entity” means any of the following (including any Controlled Affiliate of the following and any successor (whether by merger, operation of law or otherwise) to any of the following or any of their Controlled Affiliates): AT&T Inc., Verizon Communications Inc., Verizon Wireless, DirectTV, Inc., Echostar Communications Corporation and Microsoft Corporation.
     “Subject Stock” is defined in Section 3.3(a).
     “Subject Equityholder” is defined in Section 2.16(b).
     “Subsidiary” means, with respect to any entity,
     (i) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by such entity, either directly or indirectly, and
     (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which such entity is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner or managing member.
     “Tag-Along Equityholder” is defined in Section 3.4(a).
     “Tag-Along Notice” is defined in Section 3.4(a).
     “Tax” or “Taxes” means any federal, state, local, or foreign taxes, assessment, duties, fees, levies, imposts, deductions, or withholdings, including income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth, franchise taxes, estimated, withholding, employment, social security, workers compensation, environmental, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer, gains, or other tax or governmental charge of any nature whatsoever, imposed by any taxing authority of any country, and any liabilities with respect thereto, including any penalties, additions to tax, fines or interest thereon and includes any liability for Taxes of another person by contract, as a transferee or successor, under Regulation Section 1.1502-6 or analogous state, local or foreign Law provision or otherwise.
     “Transaction Agreement” is defined in the recitals.

     “Transaction Documents” means this Agreement, the Transaction Agreement, the Operating Agreement, the Registration Rights Agreement, the Guaranty and the Ancillary Agreements.
     “Transactions Committee” is defined in Section 2.3(d).
     “Transfer” (including the terms “Transferring” and “Transferred”) means, directly or indirectly, in one transaction or a series of related transactions, to sell, transfer, assign, or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, or similar disposition of, any Equity Securities beneficially owned by a Person or any interest in any Equity Securities beneficially owned by a Person (including any arrangement to provide another Person the economic performance of all or any portion of such Equity Securities (including by means of any option, swap, forward or other contract or arrangement the value of which is linked in whole or in part to the value of such Equity Securities)); provided that a Transfer will not include (i) any Hedging Transaction or (ii) any pledge, encumbrance or hypothecation of any Equity Securities incurred or effected in connection with a financing transaction unless and until such Equity Securities are Transferred as a result of a foreclosure or similar action, so long as the following conditions are satisfied: (x) in connection with any such pledge, encumbrance or hypothecation, the applicable Equityholder will cause the pledgee or other lienor with respect to such Equity Securities to hold such Equity Securities subject to this Agreement (including, without limitation, Section 3.3 and Section 3.4) and (y) without limiting the generality of the foregoing, in the event of a foreclosure or similar action the pledgee or other lienor will be required to comply, and will comply, in all respects with this Agreement (including, without limitation, by giving the notices and taking the other actions required of a “Selling Equityholder” under Sections 3.3 and 3.4 prior to any Transfer of such Equity Securities). For the avoidance of doubt, each party hereto agrees that a Change of Control of a Parent, or sale or transfer of other securities of a Parent, will not be deemed a Transfer of Equity Securities hereunder.
     “Transfer Entities” is defined in the recitals.
     “Transferee” means any Person to whom any Equity Securities are Transferred.
     “Transferor” means any Person that Transfers Equity Securities.
     “TWC” is defined in the preamble.
     “Unfilled Director Seat” is defined in Section 2.1(a)(x).
     “Unit” means a limited liability company unit in the LLC.
     “Voting Securities” means, at any time, any class of Equity Securities of the Company that are then entitled to vote generally in the election of Directors.
     “WiMAX” means the IEEE 802.16e-2005 Wave 2 conforming technology standard, including future evolution thereof (as defined by the WiMAX Forum).

     “WiMAX Forum” means the industry-led, non-profit corporation formed to promote and certify compatibility and interoperability of broadband wireless products using industry standard IEEE 802.16e-2005, including future evolutions thereof.
     “Wireless Broadband Network” is defined in the recitals.
     “Wireless Broadband Products and Services” means all types and categories of wireless communications services and associated products (whether now existing or developed and implemented in the future) that are designed as products and services to be offered as the products and services of the Wireless Broadband Network.

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Exhibit B
Initial Directors and Officers of the Company

Initial Officers

Benjamin G. Wolff:	Chief Executive Officer

Barry West:	President and Chief Architect

[TBD]:	Chief Financial Officer

Perry S. Satterlee:	SVP — Chief Operating Officer

Atish Gude	SVP — Chief Marketing Officer

Broady Hodder	SVP — General Counsel

John Saw	SVP — Chief Technology Officer

Scott Richardson	SVP — Chief Strategy Officer

Initial Directors[1]

Name	Designee

Craig O. McCaw, Chairman	Eagle River Designee
Dan Hesse	Sprint Designee
Keith Cowan	Sprint Designee
John Stanton	Sprint Designee
Frank Ianna	Sprint Designee
Jose Collazo	Sprint Designee
Sean Maloney	Intel Designee
Dennis S. Hersch	Strategic Investor Designee

[1]	Notwithstanding Section 2.1(a)(viii), Section 2.1(b) or any other provisions of this Agreement to the extent contrary or inconsistent herewith, the Parties agree that: (a) Sprint will have until January 14, 2009 to identify and nominating the remaining initial Sprint Designees to the Board; and (b) TWC (in accordance with the Strategic Investor Agreement by and among the Strategic Investors dated of even date herewith) will have until February 27, 2009 to identify and nominate the remaining initial Strategic Investor Designee to the Board and will use its Reasonable Best Efforts to identify and nominate such person prior to January 14, 2009. Each of the Parties agrees to take any actions required by Section 2.1 to cause the election to the Board of the individuals nominated pursuant to the preceding sentence.

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Exhibit C
Terms of D&O Insurance
     The Company will maintain a minimum amount of total directors and officers liability insurance of $150 million. These limits will have a minimum of $50 million dedicated to Side A personal asset protection with drop down features. Coverage terms will be no less broad than what is currently contained in the existing Clearwire directors and officers liability insurance program. Carrier credit rating should be rated at A- or better. The securities retention should be no more than $2 million.

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Exhibit D
Form of Compliance Certificate
     Pursuant to Section 2.13(b) of the Equityholders’ Agreement, dated as of                     , 2008 (the “Equityholders’ Agreement”), by and among                                         , the undersigned hereby certifies as follows:
     1. The proposed Indebtedness or other action to be taken by the Company and its Subsidiaries as set forth in the [Compliance Notice/Revolver Quarterly Notice] attached to this Certificate as Exhibit A will not violate, cause a default or event of default under, or result in the imposition of a lien on any assets or property of the Company or any of its Subsidiaries under, any of the covenants under the Sprint Senior Debt Agreements (a correct and complete list of which is attached to this Certificate as Exhibit B).
     2. All capitalized terms used in this certificate “Certificate” and not defined in this Certificate will have the meanings assigned to those terms in the Equityholders’ Agreement.
Dated                     , 20__

SPRINT NEXTEL CORPORATION
By:
Name:
	Title:	Chief Executive/Financial Officer

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Exhibit E
ANTITRUST COMPLIANCE GUIDELINES —
CLEARWIRE CORPORATION AND INVESTORS
A.	Introduction:
1.	The Strategic Investors, Intel and Eagle River (collectively, the “Investors”) and Clearwire Corporation (formerly known as New Clearwire Corporation, the “Company” and, together with the Investors, the “Parties”) have agreed to collaborate to develop and build a new 4G wireless network.[2] This collaboration includes: (i) substantial investments of assets and cash by Clearwire and the Investors to facilitate the construction of this network by the Company; and (ii) entry into certain MVNO Agreements pursuant to which certain Investors will resell the Company’s service to consumers. The Parties believe that this collaboration will enhance competition and consumer choice.

2.	The Parties recognize that the Company may compete at the retail level with certain of the Investors. Under these circumstances, in order to ensure compliance with applicable antitrust laws, the Parties adopt these compliance guidelines.

3.	All references to Clearwire, the Investors, or the Parties include the officers, directors, and employees of these entities and their affiliates (other than the Company).
B.	Competitive Independence and Information Exchange:
1.	General Principles: In connection with the Company, each Party shall operate any business that is competitive with that of the Company or the Investors in an independent and separate fashion. In particular, neither the Company nor the Investors shall share or use non-public information in a manner prohibited by the antitrust Laws, including communications with any other Party in a manner designed to facilitate or effect the coordination of competitive decision-making (such as pricing, promotional, or marketing decisions) between the two Parties in any business where the two Parties compete with each other.

[2]	All capitalized terms in these guidelines shall have the meaning specified in the Equityholders’ Agreement dated as of November 28, 2008, as amended from time to time, to which these guidelines are attached, except that “Investors” shall have the meaning set forth in Section A.1.

The Parties will take all reasonable and appropriate steps necessary to ensure compliance with these basic principles. The specific guidelines set forth below in Sections B.2-4 are not meant to be exclusive or comprehensive. Where reasonable and appropriate, the Parties may take additional steps on a case-by-case basis to ensure compliance.

Nothing herein shall prohibit the cable company Investors from marketing wireless or other services jointly with each other in areas where they do not compete.

2.	Clearwire Information:
a.	The Company (including Directors and Observers) shall not share any non-public market-specific information (“Restricted Market Information”) with any Investor that is involved in a competitive business (including any Director or Observer employed by or affiliated with such Investor). Restricted Market Information shall include but not be limited to any non-public: (i) market-specific retail pricing information, (ii) market-specific revenue, sales, and subscriber information, and (iii) market-specific marketing or sales plans or strategies, promotional plans or strategies. Nothing herein shall restrict an Investor from receiving Restricted Market Information pertaining to a geographic market where Clearwire and that Investor do not have overlapping operations, provided that such information shall be subject to the non-disclosure agreements of the Parties. In order to ensure compliance with this provision, the general counsel of the Company or his/her designee shall review all materials distributed to the Investors, including Board books and presentations in advance of distribution to Directors or Observers, and make redactions where appropriate.

b.	None of the Company, any Director, Observer or any Investor shall share any non-public competitively-sensitive information aggregated on a regional or national level concerning the Company’s retail business (“Restricted Aggregated Information”), with any officers or employees of any Investor who are directly responsible for the day-to-day operations of such Investor that are competitive with the business of the Company. Restricted Aggregated Information can otherwise be shared with the officers and employees of any such Investor that has a need to know the information in relation to the investment in the Company. Restricted Aggregated Information shall include but not be limited to non-public: (i) aggregated retail pricing information, (ii) aggregated revenue, sales, and subscriber information, and (iii) marketing or sales plans or strategies, promotional plans or strategies on a regional or national level.

c.	No Investor shall nominate to the Board, or designate as an Observer, any officer or employee who is directly responsible for the day-to-day operations of such Investor that are competitive with the business of the Company.

d.	For purposes of clarity and avoidance of doubt, nothing in this Section B shall prohibit the Company from disclosing to or discussing with the Investors: (i) subjects that relate to the Investors’ role as the Company’s MVNO service providers, including appropriate information relating to technological and logistical matters concerning the development and construction of the Company network, network launch or roll out plans, product or network features and functionality, billing and other back office systems and historical pricing information contemplated by Schedule 7.1 and Schedule 7.2 (or any future pricing schedule) to that certain 4G MVNO Agreement among the Company and certain of the Investors; or (ii) efforts to raise additional capital by the Company.
3.	Investor Information: In connection with the Company, no Investor shall disclose to another Party to this agreement any non-public competitively sensitive information concerning any business areas where the Investor and the other Party compete (including non-public retail pricing information, marketing or sales plans or strategies, promotional plans or strategies, or other similar non-public retail, commercial information) where doing so would violate the antitrust laws. By way of example, where an Investor and another Party to this agreement do not compete to any material degree, this prohibition on Investor Information does not preclude disclosures or discussions related to jointly marketing the WiMAX services of the Company.

4.	Application to Intel, Google and Eagle River: It is understood that Intel Corporation, Google and Eagle River do not currently offer products or services that may compete with services that the Company plans to offer. In the future, Intel Corporation, Google and Eagle River may offer a service that is competitive with services offered by the Company. These guidelines will not limit the ability of Intel Corporation, Google and Eagle River to receive information concerning the Company until such time that Intel Corporation, Google and Eagle River offer for sale a service that is competitive with services offered by the Company.

5.	Application to Sprint: On the earlier to occur of (a) a final and non-appealable determination by a Governmental Authority and (b) a determination by Sprint in its sole discretion, in either case, to the effect that Sprint and the Company are separate entities capable of conspiring with each other for purposes of Section 1 of the Sherman Act, Sprint shall be deemed to be an “Investor” for purposes of these guidelines and shall comply with the provisions of these guidelines applicable to the Investors.

6.	Notwithstanding the foregoing, if, in the future, a Party and the Company are not separate entities capable of conspiring with each other for purposes of Section 1 of the Sherman Act, such Party shall not be deemed to be an “Investor” for purposes of these guidelines and shall not be required to comply with the provisions of these guidelines applicable to the Investors.
C.	Clayton Act:
1.	Consistent with § 2.16(a) of the Equityholders’ Agreement, no Investor shall permit a Person to serve as its Equityholder Designee if the participation of that Person would violate any Law, including any antitrust Law.

2.	Each Investor shall monitor its own compliance with the provisions of Clayton Act § 8 and shall inform the other Parties if and when, based upon such Investor’s reasonable analysis, it exceeds the statutory de minimis exception and when service on the Board by an officer, director, or employee of that Investor is not compliant with Clayton Act § 8.

3.	In particular, no later than 15 days after an Investor’s financial statements for the prior fiscal year become publicly available, each Investor that has nominated an officer, Director, or employee to the Board shall certify that the officer’s, Director’s or employee’s service on the Board (as applicable) is consistent with the provision of Clayton Act § 8.
D.	Compliance:
1.	A copy of these guidelines shall be distributed to (i) all Directors, (ii) all Section 16 officers of the Company and the general counsels of each of the Investors, (iii) all employees of the Company with responsibilities requiring them to interact with the Investors, and (iv) all employees of the Investors with responsibilities for interacting with the Company. Each recipient shall certify annually in writing that he or she has reviewed these guidelines and will comply with them. It shall be the responsibility of the Company and the Investors to maintain records of these certifications with respect to their respective directors, officers and employees.

2.	No less than one time each year, legal counsel for the Company shall review these guidelines with the Board.

3.	The general counsel of the Company or his/her designee shall attend all meetings of the Board to ensure compliance with the antitrust laws and the terms of the parties’ agreements and these guidelines. In furtherance of these duties, the general counsel of the Company or his/her designee shall ensure that Directors and Observers are excused from those portions of Board meetings that involve the review or discussion of information that may not be shared with such Director or Observer under the antitrust laws, the terms of the Parties’ agreements or these guidelines. This guideline is not intended to limit the Board’s authority to meet in executive session, without attendance by executives of the Company.

4.	Except as specifically provided herein, nothing in these guidelines shall limit any other rights of an Investor, whether arising under the Company’s governing documents, separate agreements between the Company and that Investor, or otherwise. In the case of a conflict between these guidelines and such documents or agreements, these guidelines shall control.

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Exhibit F
Independence Standards3
               The following persons shall not be considered independent of an Equityholder4:
(A)	an individual who is, or at any time during the past three years was, employed by or a director of the Equityholder;

(B)	an individual who accepted or who has a Family Member who accepted any compensation from the Equityholder in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:
(i)	compensation paid to a Family Member who is an employee (other than an executive officer) of the Equityholder; or

(ii)	benefits under a tax-qualified retirement plan, or non-discretionary compensation.
(C)	an individual who is a Family Member of an individual who is, or at any time during the past three years was, employed by the Equityholder as an executive officer;

(D)	an individual who is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Equityholder made, or from which the Equityholder received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:
(i)	payments arising solely from investments in the Equityholder’s securities; or

(ii)	payments under non-discretionary charitable contribution matching programs.
(E)	an individual who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Equityholder serve on the compensation committee of such other entity;

[3]	All capitalized terms in these independence standards shall have the meaning specified in the Equityholders’ Agreement dated as of November 28, 2008, as amended from to time, to which these independence standards are attached. The independence standards may be updated upon mutual agreement of all Parties to conform to changes in the independence standards set forth in the NASDAQ rules.

[4]	The reference to an “Equityholder” includes any parent or subsidiary of the Equityholder. The term “parent or subsidiary” is intended to cover entities the issuer controls and consolidates with the issuer’s financial statements as filed with the Securities and Exchange Commission (but not if the issuer reflects such entity solely as an investment in its financial statements). The reference to executive officer means those officers covered in Rule 16a-1(f) under the Exchange Act. In the context of the definition of Family Member, the reference to marriage is intended to capture relationships specified in the Rule (parents, children and siblings) that arise as a result of marriage, such as “in-law” relationships.

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(F)	an individual who is, or has a Family Member who is, a current partner of the Equityholder’s outside auditor, or was a partner or employee of the Equityholder’s outside auditor who worked on the Equityholder’s audit at any time during any of the past three years; or

(G)	an individual who has a professional or personal relationship with the Equityholder or its affiliates which, in the opinion of the Nominating Committee, may interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
For purposes of this Exhibit F, “Family Member” means a person’s spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person’s home.

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Exhibit G
Form of Non-Equityholder Transferee Agreement
     Under the Equityholders’ Agreement, dated as of                      , 2008 (the “Equityholders’ Agreement”), by and among                       , the undersigned agrees that, having acquired Equity Securities from                        (the “Transferor”) as permitted by the terms of the Equityholders’ Agreement, the undersigned will comply with, and assumes the obligations of the Transferor under, Section 3.1 of the Equityholders’ Agreement with respect to the Transferred Equity Securities. Capitalized terms used but not defined in this Agreement have the meanings assigned to them in the Equityholders’ Agreement.
Listed below is information regarding the Equity Securities:
Number and Class of Equity Securities
     IN WITNESS WHEREOF, the undersigned has executed this Assumption Agreement as of                           , 20___.

[NAME OF TRANSFEREE]
By:
Name:
Title:

Acknowledged by:

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Exhibit H
Assignment and Assumption Agreement
     Under the Equityholders’ Agreement, dated as of                     , 2008 (the “Equityholders’ Agreement”), by and among                                         ,                      (the “Transferor”) assigns to the undersigned the rights that may be assigned under the Equityholders’ Agreement with respect to the Equity Securities being Transferred, and the undersigned agrees that, having acquired Equity Securities as permitted by the terms of the Equityholders’ Agreement, the undersigned assumes the obligations of the Transferor under the Equityholders’ Agreement with respect to the Transferred Equity Securities. Capitalized terms used but not defined in this Agreement have the meanings assigned to them in the Equityholders’ Agreement.
Listed below is information regarding the Equity Securities:
Number and Class of Equity Securities
     IN WITNESS WHEREOF, the undersigned has executed this Assumption Agreement as of                                          , 20___.

[NAME OF TRANSFEREE]
By:
Name:
Title:

Acknowledged by:

By:
Name:
Title:

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EXHIBIT I
FORM OF PARENT AGREEMENT
     This AGREEMENT, dated as of                                          ___, 2008 (this “Agreement”), is made by [Parent Corporation], a                                          corporation (“Guarantor”), for the benefit of [NewCo Corporation], a Delaware corporation (“NewCo”), [NewCo LLC], a Delaware limited liability company (“NewCo LLC”), [Sprint], a                                          (“Sprint”), [Eagle River Holdings, LLC], a Washington limited liability company (“Eagle River”), [Intel], a                                          (“Intel”), [Comcast], a                                          (“Comcast”), [Time Warner Cable] a                                          (“TWC”), [Google Inc.], a Delaware corporation (“Google”), and [BHN Spectrum Investments, LLC] a Delaware limited liability company (“BHN”) (together with their respective Permitted Transferees and Permitted Designees, collectively, the “Beneficiaries”).5
RECITALS
     [WHEREAS,                                         , [a                                            limited liability company] [a                                          corporation] and a [direct][indirect] wholly owned subsidiary of Guarantor (together with its Permitted Transferees and Permitted Designees, the “Guaranteed Party”, provided that no Securities Holding Company (as defined in the Equityholders’ Agreement) shall be a Guaranteed Party from and after the consummation of a Holding Company Transfer (as defined in the Equityholders’ Agreement) pursuant to Section 3.12 of the Equityholders’ Agreement), has entered into that certain Equityholders’ Agreement, dated as of                                          ___, 2008, by and among NewCo Corporation, [Sprint], [Eagle River Holdings, LLC], [Intel], [Comcast], [Google Inc.], [Time Warner Cable], and [BHN Spectrum Investments, LLC]6 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Equityholders’ Agreement”) and that certain Amended and Restated Operating Agreement of NewCo LLC, dated as of                                          ___, 2008, by and among NewCo LLC, NewCo Corporation, [Sprint], [Intel], [Comcast], [Time Warner Cable] and [Bright House]7 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Operating Agreement”, and together with the Equityholders’ Agreement, the “Guaranteed Agreements”).]8 Capitalized terms used but not otherwise defined herein will have the meanings given them in the Guaranteed Agreements.

[5]	The name of the Guaranteed Party should be removed from this list.

[6]	The name of the Guaranteed Party should be removed from this list.

[7]	The name of the Guaranteed Party should be removed from this list.

[8]	This is the appropriate recital for all parties other than Google. For Google, use the following:

[WHEREAS, Guarantor has entered into that certain Equityholders’ Agreement, dated as of ___, 2008, by and among NewCo Corporation, [Sprint], [Intel], [Comcast], [Time Warner Cable], [BHN Spectrum Investments, LLC] and Guarantor (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Equityholders’ Agreement” or the “Guaranteed Agreement”).] In addition, “Guaranteed Agreements” should be made singular throughout.

  NOW THEREFORE, in consideration of the premises in this Agreement and in the Guaranteed Agreements, Guarantor agrees as follows:
A G R E E M E N T
     1. Guarantee. Guarantor irrevocably and unconditionally guaranties the prompt and complete performance of any and all obligations of [the Guaranteed Party]9 under the Guaranteed Agreements (the “Guaranteed Obligations”). Guarantor further agrees to pay each Beneficiary for any and all out-of-pocket expenses reasonably incurred by the Beneficiary in enforcing its rights against the Guaranteed Party under this Agreement, including any and all reasonable attorneys’ costs and expenses incurred in connection therewith. To the extent that the Guaranteed Party fails to perform any of the Guaranteed Obligations on a timely basis pursuant to the terms and conditions of the Guaranteed Agreements, Guarantor will promptly cause the Guaranteed Party to perform such Guaranteed Obligations or will perform such Guaranteed Obligations.
     2. Guarantee Absolute. The guarantee under this Agreement is and will be an absolute, irrevocable and continuing guarantee of performance (and not merely of collection) of the Guaranteed Obligations, when and as such Guaranteed Obligations are to be performed, and Guarantor’s obligations and liabilities under this Agreement will not be released, reduced or discharged except by the complete performance of all Guaranteed Obligations. Guarantor further agrees that this Agreement will continue to be effective or be reinstated (if a release or discharge has occurred), as the case may be, if at any time the Guaranteed Obligations or any portion thereof will be rescinded or avoided (whether as a result of any bankruptcy or otherwise), and any prior release or discharge of this Agreement will be without effect. Guarantor hereby agrees to defer the exercise of any claims it has or may acquire against the Guaranteed Party in respect of the Guaranteed Obligations, including rights of exoneration, reimbursement and subrogation, until the Guaranteed Obligations have been completely performed.
     3. Waiver. The Guarantor expressly waives each and every defense that would otherwise operate to eliminate, impair, condition or restrict the liabilities and obligations of a guarantor or surety with respect to the Guaranteed Obligations, other than any defense that Guarantor would be entitled to raise if Guarantor were the sole primary obligor of the Guaranteed Obligations (it being understood and agreed that nothing set forth herein will be deemed to preclude the Guaranteed Party from asserting any defense that it might have with respect to the Guaranteed Obligations). Without limiting the foregoing, Guarantor hereby waives presentment, demand and protest; notice of acceptance of this Agreement; notice of the creation of any Guaranteed Obligations, of any default and of protest, dishonor, or other action taken in reliance hereon; all demands and notices of any kind in connection with this guarantee of the Guaranteed Obligations; and all diligence in collection or protection of or realization upon any of the Guaranteed Obligations. In furtherance, and not in limitation, of the foregoing, each of the Guarantor and the Guaranteed Party acknowledges and agrees that the Beneficiaries may partially or fully release the Guaranteed Party or any one or more other guarantors from liability with respect to the Guaranteed Obligations and that no action will impair, restrict, cancel or otherwise limit any of Guarantor’s liabilities and obligations under this Agreement or the rights of the Beneficiaries for performance of the Guaranteed Obligations by Guarantor.

[9]	In the agreement entered into by Google replace bracketed text with: [Guarantor’s Permitted Transferees and Permitted Designees (collectively, the “Guaranteed Party”, provided that no Securities Holding Company shall be a Guaranteed Party from and after the consummation of a Holding Company Transfer pursuant to Section 3.12 of the Equityholders’ Agreement)]

     4. Acknowledgment. Guarantor is entering into this Agreement with the understanding that this Agreement is a material condition to the Beneficiaries entering into the Guaranteed Agreements.
     5. Duration; Termination. This Agreement will take effect upon the date first above written and will continue in full force and effect and be binding in accordance with its terms with respect to a Guarantor until the date on which no Guaranteed Party of such Guarantor has a continuing obligation under the Guaranteed Agreements. This Agreement is irrevocable.
     6. Miscellaneous.
     a. Controlling Law; Amendments. This Agreement will be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without reference to its choice of law rules. This Agreement may not be amended, modified or supplemented except by written agreement of the parties.
     b. Assignment; Successors in Interest. This Agreement may not be assigned by the Guarantor without the prior written consent of each Beneficiary, which consent may be given or withheld by any Beneficiary in its sole discretion; provided that Guarantor may assign this Agreement (i) to the Spin-Off Entity of the Guaranteed Party in connection with a Spin-Off Transaction and (ii) to any Person that has acquired beneficial ownership of more than 50% of the outstanding voting securities of a Guarantor in a single transaction or a series of related transactions, as long as, immediately following such assignment, the Guaranteed Party continues to be a direct or indirect wholly owned Subsidiary of the Guarantor (or its successor). This Agreement will be binding on and will inure to the benefit of the parties and their successors and permitted assigns, and any reference to a party will also be a reference to the successors (whether by merger, operation of law or otherwise) or permitted assigns of that party. This Agreement is entered into solely for the benefit of the Beneficiaries and their respective successors and permitted assigns, and no other Person may exercise any right or enforce any obligation under this Agreement.
     c. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to the jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any prohibition or unenforceability in one jurisdiction will not invalidate or render unenforceable the provision in any other jurisdiction. If permitted by law, each party waives any provision of law that renders any provision prohibited or unenforceable in any respect.

     d. Addresses for Notices. All notices, communications and deliveries under this Agreement will be provided as specified in Section 11.5 of the Operating Agreement.10
     e. Jurisdiction. No suit, action or proceeding with respect to this Agreement may be brought in any court or before any similar authority other than in a court of competent jurisdiction in the State of Delaware, and the parties to this Agreement submit to the exclusive jurisdiction of those courts for the purpose of a suit, proceeding or judgment. Each party to this Agreement irrevocably waives any right it may have had to bring an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. Each of the parties to this Agreement irrevocably and unconditionally waives trial by jury in any legal action or proceeding (including any counterclaim) in relation to this Agreement.
[Signature Page Follows]

[10]	In the agreement entered into by Google this provision must be amended because Google is not a party to the Operating Agreement.

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

[GUARANTOR]
By:
Name:
Title:

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